Exhibit 10.1

Execution Version

$160,000,000

THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

among

MAPCO EXPRESS, INC.,
together with each other Person who becomes a borrower
hereunder by execution of a joinder, as Borrowers,

the Several Lenders
from Time to Time Parties Hereto,

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION,
as Joint Lead Arranger and Sole Bookrunner,

BMO CAPITAL MARKETS,
as Co-Syndication Agent and as Joint Lead Arranger,

REGIONS BUSINESS CAPITAL, A DIVISION OF REGIONS BANK,
as Co- Syndication Agent and as Joint Lead Arranger,

BANK OF AMERICA, N.A.,
as Co-Syndication Agent,

and

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION,
as Administrative Agent

Dated as of May 6, 2014

i

10.15	Release of Collateral and Guarantee Obligations	102
10.16	Accounting Changes	103
10.17	Intentionally Omitted	103
10.18	WAIVERS OF JURY TRIAL	103
10.19	Joint and Several Liability	103
10.20	Effect of Amendment and Restatement of the Existing Credit Agreement	104
10.21	Dodd-Frank.	104

ANNEXES:
A    Existing Letters of Credit

SCHEDULES:
1.1A-1    Exempt Properties
1.1A-2    Mortgage Amendments
1.1C    Commitments
2.4    Revolving Credit Commitments under the Existing Credit Agreement
4.1(b)    Guarantee Obligations
4.4    Consents
4.8(a)    Real Property of the Loan Parties
4.8(b)    Ownership of Properties
4.15    Subsidiaries
6.13    Post-Closing Requirements
7.2    Existing Capital Lease Obligations and Purchase Money Indebtedness
7.3(f)    Permitted Liens
7.9    Affiliate Transactions

EXHIBITS:
A    Form of Joinder to Third Amended and Restated Credit Agreement
B    Form of Compliance Certificate
C    Form of Closing Certificate
D    Form of Mortgage
E    Form of Assignment and Acceptance
F    Intentionally Omitted
G-1    Form of Revolving Credit Note
G-2    Form of Swing Line Note
H    Form of Exemption Certificate
I    Form of Borrowing Notice
J    Form of New Lender Supplement
K    Form of Commitment Increase Supplement

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 6, 2014, among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express” together with each other Person who becomes a borrower hereunder by execution of a joinder in the form of Exhibit A attached hereto, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), FIFTH THIRD BANK, an Ohio banking corporation (in its individual capacity, "Fifth Third"), as joint lead arranger and sole bookrunner (in such capacity, the “Fifth Third Joint Arranger”), BMO CAPITAL MARKETS, as co-syndication agent (in such capacity, the “BMO Co-Syndication Agent”), and as joint lead arranger (the "BMO Joint Arranger"), BANK OF AMERICA, N.A., as co-syndication agent (the “BofA Co-Syndication Agent”), REGIONS BUSINESS CAPITAL, A DIVISION OF REGIONS BANK, as co-syndication agent (in such capacity, the “Regions Co-Syndication Agent”; the Regions Co-Syndication Agent, the BofA Co-Syndication Agent and the BMO Co-Syndication Agent are referred to herein each individually as a "Co-Syndication Agent" and the as the "Co-Syndication Agents"), and as joint lead arranger (the "Regions Joint Arranger"; the Fifth Third Joint Arranger, the BMO Joint Arranger and the Regions Joint Arranger are referred to herein each individually as an "Arranger" and collectively as the "Arrangers"), and Fifth Third, as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, MAPCO Express, the Lenders, the Administrative Agent and certain other Persons are parties to that certain Second Amended and Restated Credit Agreement, dated as of the Second Restatement Effective Date (as amended pursuant to that certain (x) First Amendment to Second Amended and Restated Credit Agreement dated as of December 23, 2010, and (y) Second Amendment to Second Amended and Restated Credit Agreement dated as of the Second Amendment Effective Date, and as otherwise amended, restated, supplemented or modified prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Borrowers, the Administrative Agent and the Lenders desire to amend and restate in its entirety the Existing Credit Agreement, without constituting a novation, all on the terms and subject to the conditions contained herein; and
WHEREAS, it is the intention of the Borrowers, each other Loan Party and the Administrative Agent that all of the Obligations under the amendment and restatement of the Existing Credit Agreement shall continue (without break in continuity) to be secured by, to the extent set forth in the Existing Credit Agreement and herein, a security interest in and lien upon substantially all of the personal and real property of the Borrowers and each other Loan Party.
NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that on the Third Restatement Effective Date, as provided in Section 10.20, the Existing Credit Agreement shall be amended and restated in its entirety as follows:

SECTION 1.	DEFINITIONS.
1.1    Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“Accounts”: “accounts”, as defined in Article 9 of the UCC.
“Adjustment Date”: as defined in the Pricing Grid.
“Administrative Agent”: as defined in the preamble hereto.
“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Agents”: the collective reference to the Co-Syndication Agents and the Administrative Agent.
“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.
“Agreement”: this Credit Agreement, as amended, supplemented or otherwise modified from time to time.
“Applicable Margin”: for each Type of Loan under the Facility, the rate per annum set forth opposite the Facility under the relevant column heading below:

	Base Rate Loans	Eurodollar Loans
Revolving Credit Facility (including Swing Line Loans)	2.25%	3.25%

provided, that on and after the first Adjustment Date occurring after the completion of the fiscal quarter of the Borrowers ending June 30, 2014, the Applicable Margin will be determined pursuant to the Pricing Grid.

“Application”: an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.
“Arrangers”: as defined in the preamble hereto.
“Assignment and Acceptance”: as defined in Section 10.6(c).
“Assignee”: as defined in Section 10.6(c).
“Assignor”: as defined in Section 10.6(c).
“Attributable Debt”: as to any sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Available Revolving Credit Commitment”: with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Credit Commitment pursuant to Section 2.7(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.
“Base Rate”: for any day, the greatest of: (i) the rate of interest announced by the Administrative Agent from time to time as its “prime rate” as in effect on such day, with any change in the Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate (it being acknowledged that such rate may not be the Administrative Agent’s best or lowest rate), (ii) the sum of (x) the Federal Funds Effective Rate, plus (y) 1/2 of 1% and (iii) the sum of (x) the Eurodollar Rate that would be applicable to a Eurodollar Loan with a one (1) month Interest Period advanced on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus (y) 1.00%. Any change in the Base Rate due to a change in the prime rate, the Eurodollar Rate for an interest period of one (1) month or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the prime rate, the Eurodollar Rate or the Federal Funds Effective Rate, respectively. In the event that the Eurodollar Base Rate used to determine the Eurodollar Rate described in clause (iii) above does not appear on Reuters Screen LIBOR01 Page screen (or otherwise on such screen), the “Eurodollar Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.
“Base Rate Loans”: Loans for which the applicable rate of interest is based upon the Base Rate.
“Benefited Lender”: as defined in Section 10.7.

“BMO Co-Syndication Agent”: as defined in the preamble hereto.
“BMO Joint Arranger”: as defined in the preamble hereto.
“BofA Co-Syndication Agent”: as defined in the preamble hereto.
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrowers”: as defined in the preamble hereto.
“Borrowing Date”: any Business Day specified by a Borrower as a date on which such Borrower requests the Lenders to make Loans hereunder.
“Borrowing Notice”: with respect to any request for borrowing of Loans hereunder, a notice from any Borrower, substantially in the form of, and containing the information prescribed by, Exhibit I, delivered to the Administrative Agent.
"Build to Suit Leased Location": the fee or leasehold real Property acquired by a developer and all buildings, fixtures and other improvements thereon to be built (or otherwise provided) by a developer pursuant to a Build to Suit Project, which such Property and improvements are leased from the developer by a Borrower or a Wholly Owned Subsidiary of a Borrower.
"Build to Suit Project": an arrangement whereby a Borrower or a Wholly Owned Subsidiary of a Borrower shall enter into an agreement with a developer, pursuant to which such developer shall acquire a fee or leasehold interest in real Property and shall build on such Property a convenience store (which may include improvements and assets for customary ancillary uses in Borrower’s line of business, such as a car wash) in accordance with the specifications provided by a Borrower and lease the to be newly built convenience store (together with any such ancillary improvements and assets) to such Borrower or Wholly Owned Subsidiary. In connection with a Build to Suit Project, it is agreed and acknowledged that the developer may develop improvements in addition to such convenience store (together with any such ancillary improvements and assets), which additional improvements shall not be subject to such lease.
“Business Day”: (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.
“Business Unit”: as defined in the definition of “Consolidated EBITDA.”
“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition, development or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.
“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Services (“S&P”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)‑5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of Holdings; (b) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; (c) (i) prior to the consummation of a Qualified Initial

Public Offering, Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of MAPCO Express (other than Capital Stock issued or transferred in connection with a Management Stock Issuance to the extent not exceeding 7.5% of the outstanding Capital Stock of MAPCO Express) free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement) and (ii) following the consummation of a Qualified Initial Public Offering, Holdings shall at any time cease to own of record and beneficially, directly, more than fifty percent (50%) of each class of outstanding Capital Stock of MAPCO Express or, in any event, capital stock representing voting control of MAPCO Express free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement) and (d) MAPCO Express shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of each of its Subsidiaries (other than Joint Ventures to the extent permitted to exist pursuant to the terms of this Agreement) free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement).
“Co-Syndication Agents”: as defined in the preamble hereto.
“Code”: the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document and, in the case of Holdings, all of the issued and outstanding Capital Stock of MAPCO Express.
“Commitment”: with respect to any Lender, the Revolving Credit Commitment of such Lender.
“Commitment Fee”: as defined in Section 2.7.
“Commitment Fee Rate”: means 0.35% per annum; provided, that, on and after the first Adjustment Date occurring after the completion of the fiscal quarter of the Borrowers ending June 30, 2014, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes a Borrower and that is treated as a single employer under Section 414 of the Code.
“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.
“Concentration Account”: as defined in the Guarantee and Collateral Agreement.
“Consolidated Adjusted Debt”: on any date, the sum of (a) Funded Debt of the Borrowers and their Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP, plus (b) the product of Consolidated Lease Expense for the period of four consecutive fiscal quarters most recently ended on or prior to such date multiplied by 6.

“Consolidated Adjusted Leverage Ratio”: as at the last day of any period of four consecutive fiscal quarters of the Borrowers, the ratio of (a) Consolidated Adjusted Debt on such day to (b) Consolidated EBITDAR of the Borrowers and their Subsidiaries for such period.
“Consolidated EBITDA”: of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period (other than (w) gains or losses from the sale, exchange, transfer or other Disposition of Property or assets not in the ordinary course of business of the Borrowers and their Subsidiaries, and related tax effects in accordance with GAAP, (x) gains or losses from the sale, exchange, transfer or other Disposition of Surplus Growth Capital Expenditures, and related tax effects in accordance with GAAP, (y) any other extraordinary gains or losses of a Borrower or its Subsidiaries, and related tax effects, in each case, in accordance with GAAP and (z) unusual or non-recurring gains or income (or losses or expenses), and related tax effects in accordance with GAAP, all of which shall be excluded), plus, in each case, without duplication and to the extent deducted in the calculation of Consolidated Net Income for such period, all as determined on a consolidated basis, the sum of (a) income tax expense, (b) interest expense (less interest income), amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, and (e) all non-cash losses or expenses (or minus non-cash income or gain) included or deducted in calculating Consolidated Net Income for such period, but excluding any non-cash loss or expense (x) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (y) relating to a write-down, write off or reserve with respect to accounts and inventory, provided, that, for purposes of calculating Consolidated EBITDA of the Borrowers and their Subsidiaries for any period :
(i)    the Consolidated EBITDA of any Person (or business unit or asset group of any Person (a “Business Unit”)) acquired by the Borrowers or their Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries or of such Business Unit as at the end of the period preceding the acquisition of such Person or of such Business Unit and the related consolidated statements of income and stockholders’ equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent;
(ii)    the Consolidated EBITDA of any Person or Business Unit (which shall exclude, for purposes of clarification, the MAPCO Trucking Operations) Disposed of by the Borrowers or their Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period); and
(iii)    solely in the event the MAPCO Trucking Operations are Disposed of by the Borrowers or their Subsidiaries, the Consolidated EBITDA of the MAPCO Trucking Operations that is generated from business conducted with non-affiliated third parties (and not from business among the Loan Parties), during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).
“Consolidated EBITDAR”: of any Person for any period, the Consolidated EBITDA of such Person for such period, plus Consolidated Lease Expense of such Person for such period.
“Consolidated Fixed Charge Coverage Ratio”: for any period, the ratio of (a) (x) Consolidated EBITDA of the Borrowers and their Subsidiaries for such period minus (y) the aggregate amount actually paid by the Borrowers and their Subsidiaries in cash during such period on account of Maintenance Capital Expenditures, to (b) Consolidated Fixed Charges for such period.
“Consolidated Fixed Charges”: for any period, (x) the sum (without duplication) of (a) Consolidated Interest Expense of the Borrowers and their Subsidiaries for such period, (b) payments for cash income taxes made or required to be made by the Borrowers or any of their Subsidiaries on a consolidated basis in respect of such period, provided however in the event there is a tax rebate or refund such amount must represent actual cash payments to MAPCO Express, (c) scheduled payments (other than principal payments of Revolving Credit Loans) made or required to be made during such period on account of principal of Indebtedness of the Borrowers or any of their Subsidiaries (including, without limitation, the amount of principal that is attributable to any Capital Lease Obligation, but excluding the effect of any reclassification of Indebtedness as required under GAAP upon commencement of retail operations at a Delek Financed Build to Suit Project), and (d) the aggregate amount, without duplication, of all Restricted Payments made by the Borrowers pursuant to Sections 7.6(c) and 7.6(e) during such period (whether or not made in compliance with such Sections 7.6(c) and 7.6(e)) minus (y) any Holdings' Equity Contribution made during such period (other than Holdings’ Equity Contributions the proceeds of which are designated to be used to purchase Delek Funded FF&E); provided, that, the aggregate amount permitted to be deducted from Consolidated Fixed Charges pursuant to this clause (y) shall not exceed an amount equal to $10,000,000 plus the amount of all Restricted Payments made by MAPCO Express during such period to Holdings in accordance with Sections 7.6(c) and 7.6(e).
“Consolidated Interest Expense”: of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP). For purposes of calculating Consolidated Interest Expense as of any date of measurement ending prior to March 31, 2015, Consolidated Interest

Expense (a) for the measurement period ending on June 30, 2014, shall equal Consolidated Interest Expense during the period commencing on April 1, 2014 through June 30, 2014 multiplied by 4, (b) for the measurement period ending on September 30, 2014, shall equal Consolidated Interest Expense during the period commencing on April 1, 2014 through September 30, 2014 multiplied by 2, and (c) for the measurement period ending on December 31, 2014, shall equal Consolidated Interest Expense during the period commencing on April 1, 2014 through December 31, 2014 multiplied by 4/3.
“Consolidated Lease Expense”: for any period, the aggregate amount of fixed and contingent rentals payable by the Borrowers and their Subsidiaries for such period with respect to leases of real Property, determined on a consolidated basis in accordance with GAAP, including, without limitation, all Delek Build to Suit Operating Lease Payments; provided, that neither (a) any such rentals or costs and any lease expense pertaining to any leased retail stores for which the underlying lease agreements shall have been terminated by the Borrowers during such period nor (b) payments in respect of Capital Lease Obligations shall constitute Consolidated Lease Expense.
“Consolidated Leverage Ratio”: as at the last day of any period of four consecutive fiscal quarters of the Borrowers, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrowers and their Subsidiaries for such period.
“Consolidated Net Income”: of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrowers and their Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of a Borrower or is merged into or consolidated with a Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of a Borrower) in which a Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of a Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
“Consolidated Total Debt”: at any date, without duplication, the aggregate principal amount of all Indebtedness of the Borrowers and their Subsidiaries (excluding all obligations of such Persons, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, except in the case of letters of credit, to the extent such letters of credit have been drawn and the issuer thereunder has not been reimbursed whether by the making of a Revolving Credit Loan (in the case of Letters of Credit issued hereunder) or otherwise) at such date, determined on a consolidated basis in accordance with GAAP, other than Delek Build to Suit Borrower Indebtedness.
“Continuing Directors”: the directors of Holdings on the Third Restatement Effective Date and each other director of Holdings, if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by at least 60% of the then Continuing

Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of Holdings.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
“Control Agreement”: a tri-party deposit account, securities account or commodities account control agreement by and among the applicable Loan Party, Administrative Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance reasonably satisfactory in all respects to the Administrative Agent and in any event providing to Administrative Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC.
“Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Default”: any of the events specified in SECTION 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Defaulting Lender”: any Lender that (a) has failed to fund any amounts required to be funded by it under this Agreement or any other Loan Document within two (2) days after the date that it is required to do so under this Agreement or the other Loan Documents, (b) notified any Borrower, the Administrative Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this Agreement or any other Loan Document, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, the other Loan Documents or under other agreements generally (as reasonably determined by the Administrative Agent) under which it has committed to extend credit, (d) failed, within one (1) Business Day after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement or any other Loan Document relating to its obligations to fund any amounts required to be funded by it under this Agreement and the other Loan Documents, (e) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement or any other Loan Document on the date that it is required to do so under this Agreement or the applicable other Loan Document, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent (in either such case in this clause (f)(i), as determined by applicable law) or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment and, in the case of this clause (f), the

Administrative Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under this Agreement or any other Loan Document.
“Delek Build to Suit Borrower Indebtedness”: (a) Indebtedness incurred by Holdings, NTI, a Delek Build to Suit Subsidiary or a Delek Joint Venture in connection with the Delek Financed Build to Suit Leased Locations, which such Indebtedness is non-recourse to the Borrowers and their Subsidiaries, but is required in accordance with GAAP to be recorded as a liability on MAPCO Express’s balance sheet and, as a result thereof, constitutes “Indebtedness” of MAPCO Express solely as a result of such GAAP accounting, which such Indebtedness is secured solely by (x) assets that are not legally owned by MAPCO Express or a Subsidiary of MAPCO Express and (y) Delek Funded FF&E, or (b) Indebtedness of the Borrowers arising (i) solely as a result of the lease by a Borrower of any buildings, land, fixtures and other improvements in connection with Delek Financed Build to Suit Project being categorized under GAAP as Capital Lease Obligations or (ii) in connection with a Delek Financed Build to Suit Project categorized as Indebtedness under GAAP prior to the commencement of retail operations at such Delek Financed Build to Suit Project.
“Delek Build to Suit Financing”: secured Indebtedness incurred by Holdings, NTI, a Delek Build to Suit Subsidiary or the Delek Joint Venture, as applicable, to finance the purchase by such Person of a Delek Financed Build to Suit Leased Location.
“Delek Build to Suit Lease”: a lease by any of the Borrowers or a Wholly Owned Subsidiary of the Borrowers of buildings, land, certain fixtures and other improvements from Holdings, NTI, a Delek Build to Suit Subsidiary or a Delek Joint Venture, in each case in connection with a Delek Financed Build to Suit Project.
“Delek Build to Suit Operating Lease Payments”: any and all payments made in respect of a Delek Build to Suit Lease that are deemed rental payments for the land being leased and are required under GAAP to be categorized as payments in respect of an operating lease.
“Delek Build to Suit Subsidiary”: a Wholly Owned Subsidiary of Holdings or NTI that is not a Loan Party or a Subsidiary of a Loan Party (and is not required to become a Loan Party pursuant to the terms hereof) that is formed by Holdings or NTI solely for the purpose of consummating Delek Financed Build to Suit Projects.
"Delek Financed Build to Suit Leased Location": the fee or leasehold interest in real Property acquired by a Holdings, NTI, a Delek Build to Suit Subsidiary or the Delek Joint Venture, as applicable, and certain buildings, fixtures and other improvements thereon to be built (or otherwise provided) by a developer pursuant to a Delek Financed Build to Suit Project, which such Property and improvements are leased from Holdings, NTI, a Delek Build to Suit Subsidiary or the Delek Joint Venture, as the case may be, to a Borrower or a Wholly Owned Subsidiary of a Borrower pursuant to a Delek Build to Suit Lease.
"Delek Financed Build to Suit Project": an arrangement whereby any one of Holdings, NTI, a Delek Build to Suit Subsidiary or a Delek Joint Venture, shall acquire a fee or leasehold interest in real Property and shall build on such Property improvements, including a convenience store (which may include improvements and assets for customary ancillary uses in Borrowers’ line of business, such as a car wash), in accordance with the specifications provided by a Borrower and lease the to-be-newly-built convenience store (together with any such ancillary improvements and assets) to such Borrower or Wholly Owned Subsidiary.
“Delek Funded FF&E”: in connection with any Delek Financed Build to Suit Project, furniture, fixtures and equipment owned by a Borrower or a Subsidiary of a Borrower, which such furniture, fixtures and equipment was acquired by a Borrower or a Subsidiary of a Borrower and paid for solely with the cash proceeds of a so designated Holdings’ Equity Contribution received by MAPCO Express (or paid for by a Borrower or a Subsidiary of a Borrower and promptly reimbursed by Holdings with the cash proceeds of a so designated Holdings Equity Contribution).
“Delek Joint Venture”: any joint venture that is entered into by Holdings, a Delek Build to Suit Subsidiary or NTI with a non-Affiliated third party developer on an arm’s length basis to engage in the joint undertaking of a business, which such business shall consist of Delek Financed Build to Suit Projects; provided, that, no Borrower and no Subsidiary of a Borrower shall assume liability for any liabilities of the Delek Joint Venture (whether by operation of law or by contract) without the prior consent of the Required Lenders.
“Deposit Accounts”: as defined in the Guarantee and Collateral Agreement.
“Derivatives Counterparty”: as defined in Section 7.6.
“Disposition”: with respect to any Property, any sale, lease (as lessor), sale and leaseback, assignment, conveyance, transfer, lease termination (but not lease expiration) or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.
“Dollars” and “$”: dollars in lawful currency of the United States of America.
“Domestic Subsidiary”: any Subsidiary of a Borrower organized under the laws of the United States, or any state thereof or the District of Columbia.
“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.
“Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations pursuant to or required under any applicable Environmental Law.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Eurocurrency Reserve Requirements”: for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day

(including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
“Eurodollar Base Rate”: with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time), two Business Days prior to the beginning of such Interest Period. In the event that such rate described in clause (a) above does not appear on Reuters Screen LIBOR01 Page screen (or otherwise on such screen), the “Eurodollar Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.
“Eurodollar Loans”: Loans for which the applicable rate of interest is based upon the Eurodollar Rate.
“Eurodollar Rate”: with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
___________        Eurodollar Base Rate___
1.00 ‑ Eurocurrency Reserve Requirements
“Eurodollar Tranche”: the collective reference to Eurodollar Loans under the Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Event of Default”: any of the events specified in SECTION 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Excluded Foreign Subsidiary”: any Foreign Subsidiary that is a “controlled foreign corporation” for U.S. federal tax purposes, in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of a Borrower, result in adverse tax consequences to such Borrower.
“Excluded Swap Obligation”: with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (after giving effect to any applicable keepwell or other similar provisions) at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.
“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.22) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with paragraphs (d) through (g) of Section 2.18, and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Exempt Properties”: the real properties listed on Schedule 1.1A-1.
“Existing Credit Agreement”: as defined in the recitals hereto.
“Existing Letters of Credit”: the letters of credit described in Annex A.
“Existing Mortgages”: the collective reference to each existing deed of trust and mortgage, as amended, delivered pursuant to the Existing Credit Agreement in respect of the Mortgaged Properties.
“Existing Revolving Credit Loans”: as defined in Section 2.4.
“Facility”: the Revolving Credit Commitments and the extensions of credit made thereunder (the “Revolving Credit Facility”).
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code, and any applicable intergovernmental agreements with respect to the implementation of the foregoing.
“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Fifth Third Joint Arranger”: as defined in the preamble hereto.
“First Amendment Effective Date”: December 23, 2010.
“Foreign Subsidiary”: any Subsidiary of a Borrower that is not a Domestic Subsidiary.
“FQ1”, “FQ2 “, “FQ3”, and “FQ4”: when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrowers (e.g., FQ1 2014 means the first fiscal quarter of the Borrowers’ 2014 fiscal year, which ends December 31, 2014).
“Funded Debt”: with respect to any Person, (i) all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of “Indebtedness” in this Section 1.1, other than Delek Build to Suit Borrower Indebtedness, and (ii) all obligations of such Person arising under letters of credit, solely to the extent such letters of credit have been drawn and the issuer thereunder has not been reimbursed whether by the making of a Revolving Credit Loan (in the case of Letters of Credit issued hereunder) or otherwise.
“Funding Office”: the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrowers and the Lenders.
“Funds Transfer and Deposit Account Liability”: the liability of a Loan Party or any Subsidiary of any Loan Party owing to any of the Lenders or any Affiliates of such Lenders, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of a Loan Party and/or any Subsidiary of a Loan Party now or hereafter maintained with any of the Lenders or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and (c) any other deposit, disbursement, and cash management services afforded to any Loan Party or any Subsidiary of any Loan Party by any of such Lenders or their Affiliates.
“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
"Growth Capital Expenditures": all Capital Expenditures made (a) for the reimaging, expanding and remodeling of existing convenience stores owned or leased by the Borrowers, (b) for the acquisition of fee or leasehold real estate used for convenience store locations that are new to Borrowers or their Subsidiaries, (c) for the acquisition of fee interests in existing leased convenience store locations, (d) for the construction of, and purchase of personal Property for, convenience store locations that are new to the Borrower or their Subsidiaries and (e) to reimage, remodel or upgrade any personal Property used by the Borrowers and their Subsidiaries in connection with any convenience store location. For purposes of clarification, if any Borrower or any Subsidiary of a Borrower makes an acquisition of any Person (or any business unit or asset group of any Person) (such Person, business unit or asset group is referred to herein as an "Acquisition Target") and such Borrower or such Subsidiary intends to operate such Acquisition Target as a going concern and does not intend at the time of such acquisition to upgrade, reimage, expand or remodel such Acquisition Target (or the assets acquired in connection with the acquisition of a Person), except for such reimaging and rebranding, if any, as the Borrowers determine is reasonably appropriate in connection with such acquisition, to conform an Acquisition Target to standard images then utilized by the Borrowers or their Subsidiaries (such reimaging and rebranding is referred to herein as "Acquisition Target Reimaging"), then (x) the purchase price paid in connection with such acquisition shall not constitute Growth Capital Expenditures and shall be treated as an Investment and shall count against the permitted Investment basket contained in Section 7.8(g) and (y) the costs and expenses incurred to consummate the Acquisition Target Reimaging, if any, shall be treated as an Investment and shall count against the permitted Investment basket contained in Section 7.8(g).
“Guarantee and Collateral Agreement”: the Second Amended and Restated Guarantee and Collateral Agreement executed and delivered by Holdings, the Borrowers and each Subsidiary Guarantor to the Administrative Agent on the date hereof, as the same has been and may further be amended, restated, supplemented or otherwise modified from time to time.
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount of the primary obligation guaranteed by such guaranteeing person pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.
“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrowers or their Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.
“Holdings”: Delek US Holdings, Inc., a Delaware corporation.
“Holdings’ Equity Contribution”: any cash equity contribution to MAPCO Express made by Holdings.
“Holdings Guaranty”: that certain Guaranty dated of even date herewith executed and delivered by Holdings to the Administrative Agent on the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of SECTION 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee”: as defined in Section 10.5.
“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvent”: pertaining to a condition of Insolvency.
“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Interest Payment Date”: (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan, the last day of such Interest Period and (c) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.
“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two or three months thereafter, as selected by a Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter, as selected by such Borrower by irrevocable notice to the Administrative Agent not later than 12:00 P.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(1)
if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(2)	any Interest Period for any Revolving Credit Loan that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

(3)	any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.
“Investments”: as defined in Section 7.8.
“IRS”: the U.S. Internal Revenue Service, or any successor agency.
“Issuing Lender”: Fifth Third, Bank of Montreal and any Revolving Credit Lender from time to time designated by the Borrowers as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent (which such consent of the Administrative Agent not to be unreasonably withheld); provided, that, in no event shall there be more than two (2) Revolving Credit Lenders (in addition to Fifth Third and Bank of Montreal) designated as an “Issuing Lender” hereunder as of any date of determination.
“Joint Venture”: any joint venture that is (a) structured as a corporation, a limited liability company or other legal entity that is reasonably acceptable to the Required Lenders and is, in any such case, in form and substance (and governed by organizational documents) reasonably acceptable to the Required Lenders, (b) entered into by a Borrower or one of its Wholly Owned Subsidiaries with a non-Affiliated third party land developer who is reasonably acceptable to the Required Lenders, and (c) entered into by such Borrower or such Subsidiary on an arm’s length basis to engage in the joint undertaking of a business, which such business shall consist solely of Build to Suit Projects; provided, that, in addition to the forgoing, any and all agreements by a Borrower or a Subsidiary of a Borrower to assume liability for any liabilities of the Joint Venture (whether by operation of law or by contract) shall be consented to by the Required Lenders.
“L/C Commitment”: $40,000,000; provided, that at the option of the Borrowers, exercisable by written notice delivered to the Administrative Agent in connection with the delivery of a Revolving Commitment Increase Notice (as defined in Section 2.26), the L/C Commitment may, at the option of the Borrowers, be increased proportionately by the percentage increase in the Total Revolving Credit Commitment resulting from the consummation of the transaction described in such Revolving Commitment Increase Notice.
“L/C Fee Payment Date”: the last Business Day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.
“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.
“L/C Participants”: with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such letter of Credit.
“Lenders”: as defined in the preamble hereto.
“Letters of Credit”: as defined in Section 3.1(a).
“Letter of Credit Fees”: as defined in Section 3.3.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Loan”: any loan made by any Lender pursuant to this Agreement.
“Loan Documents”: this Agreement, the Holdings Guaranty, the Security Documents, the Applications and the Notes.
“Loan Parties”: the Borrowers and each Subsidiary of a Borrower that is a party to a Loan Document (including, without limitation, any Subsidiary Guarantor). For purposes of clarification, in no event shall Holdings be deemed a Loan Party.
"Maintenance Capital Expenditures": all Capital Expenditures other than Growth Capital Expenditures.
"Management Stock Issuance": the issuance or transfer by MAPCO Express of common Capital Stock of MAPCO Express to officers and employees of MAPCO Express in connection with Management Stock Plans, provided, that the aggregate amount of all issuances or other transfers by MAPCO Express from and after the First Amendment Effective Date shall not exceed, at any time, more than seven and one half percent (7.5%) of the total issued and outstanding Capital Stock of MAPCO Express, after giving effect to such issuance or transfer.
"Management Stock Plans" mean any equity incentive or other plan, arrangement or contract approved by the Board of Directors of Holdings or MAPCO Express pursuant to which MAPCO Express issues or grants (i) shares of capital stock of MAPCO Express, (ii) options or other rights to acquire capital stock of MAPCO Express, (iii) stock appreciation rights, (iv) restricted stock units or awards, (v) performance stock or tax bonus awards or (vi) any awards or rights similar to each of the foregoing to employees, advisors, officers, and directors of, and consultants to, MAPCO Express and its Subsidiaries.
“MAPCO Express”: as defined in the preamble hereto.
“MAPCO Trucking Operations”: bulk logistics assets and services conducted by the Borrowers and their Subsidiaries.
“Material Adverse Effect”: a material adverse effect on (a) the business, assets, property, operations or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.
“Material Environmental Aggregate Amount”: an amount or amounts payable by the Borrowers and/or any of their Subsidiaries, in the aggregate of $10,000,000 or more, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any

Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.
“Material Environmental Amount”: an amount or amounts payable by the Borrowers and/or any of their Subsidiaries, in the aggregate in excess of $3,000,000, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.
“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or materials of any kind, whether or not any such substance or material is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.
“Mortgage Amendment”: each of the amendments to the Existing Mortgage described on Schedule 1.1A-2 executed and delivered by any Loan Party on the Third Restatement Effective Date.
“Mortgaged Properties”: the fee owned and leased real Property set forth on Schedule 4.8(a) (other than (x) Exempt Properties, (y) properties Disposed of in accordance with Section 7.5(e) and Section 7.5(h) and (z) Properties where the Mortgages have been released by the Administrative Agent in accordance with the provisions of Section 10.15(a)), and any real Property as to which a Mortgage is granted pursuant to Section 6.10 of this Agreement, in each case, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to one or more Mortgages.
“Mortgages”: each of the Existing Mortgages and each of the other mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.
“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds”: (a) in connection with any Disposition of Property, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Disposition, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted to be senior to the Lien of the Administrative Agent hereunder on any asset which is the subject of such Disposition (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
“New Lender Supplement”: as defined in Section 2.18(b).
“New Revolving Credit Lender”: as defined in Section 2.18(b).
“Non-U.S. Lender”: as defined in Section 2.18(d).
“Note”: any promissory note evidencing any Loan.
“NTI”: NTI Investments, LLC, a Delaware limited liability company and a Wholly Owned Subsidiary of Holdings that, for purposes of clarification, is not a Loan Party.
“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations, any Funds Transfer and Deposit Account Liability and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender, any Affiliate of a Lender (in the case of any Funds Transfer and Deposit Account Liability), or any Qualified Counterparty (other than, in each instance, Excluded Swap Obligations), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement (other than Excluded Swap Obligations), any document governing Funds Transfer and Deposit Account Liability or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise (other than Excluded Swap Obligations); provided, that (i) obligations of the Borrowers or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that (and shall exclude, in any event Excluded Swap Obligations), and for so long as, the other Obligations are so secured and guaranteed (and shall exclude, in any event Excluded Swap Obligations) and (ii) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.
“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes”: any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes, or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.
“Participant”: as defined in Section 10.6(b).
“Participant Register”: as defined in Section 10.6(b).
“Payment Office”: the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrowers and the Lenders.
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Permitted Investors”: the collective reference to Delek Group and its Control Investment Affiliates.
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which a Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Pricing Grid”: the table set forth below.

Consolidated Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurodollar Loans	Commitment Fee Rate
> 3.50 to 1.00	2.25%	3.25%	0.35%
≤ 3.50 to 1.00 and > 3.00 to 1.00	1.75%	2.75%	0.35%
≤ 3.00 to 1.00 and > 2.50 to 1.00	1.50%	2.50%	0.35%
≤ 2.50 to 1.00 and > 2.00 to 1.00	1.25%	2.25%	0.30%
≤ 2.00 to 1.00	1.00%	2.00%	0.25%

For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on each date (each, an “Adjustment Date”) that is the third (3rd) Business Day after the Business Day on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the applicable table of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the applicable table of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the applicable table of the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.
In the event that any financial statement or Compliance Certificate delivered pursuant to Sections 6.1(a), 6.1(b) or 6.2(b), respectively, is inaccurate, and such inaccuracy, if corrected, would have led to the imposition of a higher Applicable Margin for any period than the Applicable Margin applied for that period, then (i) the Borrowers shall immediately deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for that period, (ii) the Applicable Margin shall be determined based on the corrected Compliance Certificate for that period, and (iii) the Borrowers shall immediately pay to the Administrative Agent (for the account of the Lenders that hold the Commitments and Loans at the time such payment is received, regardless of whether those Lenders held the Commitments and Loans during the relevant period) the accrued additional interest owing as a result of such increased Applicable Margin for that period. This paragraph shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 2.13(c) and Section 8 hereof, and shall survive the termination of this Agreement until the payment in full in cash of the aggregate outstanding principal balance of the Loans.
“Projections”: as defined in Section 6.2(c).
“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
“Qualified Counterparty”: with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.
“Qualified Initial Public Offering”: an underwritten initial public offering of equity securities of MAPCO Express pursuant to an effective registration statement under the Securities Act of 1933 in which the gross proceeds received by MAPCO Express are $25,000,000 or more.
“Recipient”: means (a) the Administrative Agent, (b) any Lender, and (c) any Issuing Lender, as applicable.
“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of a Borrower or any of its Subsidiaries.
“Refunded Swing Line Loans”: as defined in Section 2.24(b).
“Regions Co-Syndication Agent”: as defined in the preamble hereto.

“Regions Joint Arranger”: as defined in the preamble hereto.
“Register”: as defined in Section 10.6(c).
“Regulation H”: Regulation H of the Board as in effect from time to time.
“Regulation U”: Regulation U of the Board as in effect from time to time.
“Reimbursement Obligation”: the obligation of the Borrowers to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.
“Related Fund”: with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.
“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
“Replacement Lender”: as defined in Section 2.22(a).
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.
“Required Lenders”: at any time the Lenders holding more than fifty percent (50%) of the Total Revolving Credit Commitments (or, if the Revolving Credit Commitments shall have been terminated or for any other reason are no longer in effect, the Total Revolving Extensions of Credit then outstanding); provided, however, (x) that in each of the foregoing instances, “Required Lenders” shall in no event be less than two (2) unaffiliated Lenders in the event there are two (2) or more unaffiliated Lenders, and (y) "Required Lenders" shall be determined without any consideration of any Revolving Credit Commitments or Revolving Extensions of Credit of any Defaulting Lenders, with any such Lender being deemed not to be a "Lender" hereunder for purposes of calculating Required Lenders and all Defaulting Lenders' Revolving Credit Commitments and Revolving Extensions of Credit shall be deemed to be zero ($0), whether or not funded in whole or in part.
“Requirement of Law”: as to any Person, the Certificate of Incorporation and By‑Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Responsible Officer”: with respect to any Borrower, the chief executive officer, president, chief financial officer, chief accounting officer, any executive vice president, any vice president or the treasurer of such Borrower, but in any event, with respect to financial reporting and covenant compliance, the chief financial officer, the chief accounting officer or the treasurer of such Borrower.

“Restricted Payments”: as defined in Section 7.6.
“Revolving Commitment Increase Notice”: as defined in Section 2.26(a).
“Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit and Swing Line Loans, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1.1(C) hereto or New Lender Supplement delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Total Revolving Credit Commitments as of the Third Restatement Effective Date is $160,000,000.
“Revolving Credit Commitment Period”: the period from and including the Third Restatement Effective Date to the Revolving Credit Termination Date.
“Revolving Credit Facility”: as defined in the definition of “Facility” in this Section 1.1.
“Revolving Credit Increase Effective Date”: as defined in Section 2.26(f).
“Revolving Credit Lender”: each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.
“Revolving Credit Loans”: as defined in Section 2.4.
“Revolving Credit Note”: as defined in Section 2.6(e).
“Revolving Credit Percentage”: as to any Revolving Credit Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).
“Revolving Credit Termination Date”: May 6, 2019.
“Revolving Extensions of Credit”: as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.
“Revolving Offered Increase Amount”: as defined in Section 2.26(a).
“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Second Amendment”: that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of the Second Amendment Effective Date by and among the Borrowers, each other Loan Party, the Administrative Agent and certain of the Lenders party thereto.
“Second Amendment Effective Date” is March 30, 2012.
"Second Restatement Effective Date": December 10, 2009
“Secured Parties”: as defined in the Guarantee and Collateral Agreement.
“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Holdings Guaranty, the Mortgages, the Control Agreements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.
“Significant Event of Default” shall mean an Event of Default of the types described in clauses (f) of Section 8, clause (c) of Section 8, solely as a result Borrower’s failure to comply with Section 7.1 and/or clause (d) of Section 8, solely as a result Borrower’s failure to comply with Section 6.1 and/or Section 6.2(b)(ii).
“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
“Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
“Specified Hedge Agreement”: any Hedge Agreement entered into by a Borrower or any Subsidiary Guarantor and any Qualified Counterparty.
“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrowers.
“Subsidiary Guarantor”: each Subsidiary of the Borrowers that is a party to the Guarantee and Collateral Agreement.
“Supermajority Lenders”: at any time the Lenders holding at least sixty six and two-thirds percent (66 2/3%) of the Total Revolving Credit Commitments (or, if the Revolving Credit Commitments shall have been terminated or for any other reason are no longer in effect, the Total Revolving Extensions of Credit then outstanding); provided, however, (x) that in each of the foregoing instances, “Supermajority Lenders” shall in no event be less than two (2) unaffiliated Lenders in the event there are two (2) or more unaffiliated Lenders, and (y) "Supermajority Lenders" shall be determined without any consideration of any Revolving Credit Commitments or Revolving Extensions of Credit of any Defaulting Lenders, with any such Lender being deemed not to be a "Lender" hereunder for purposes of calculating Supermajority Lenders and all Defaulting Lenders' Revolving Credit Commitments and Revolving Extensions of Credit shall be deemed to be zero ($0), whether or not funded in whole or in part.
“Surplus Growth Capital Expenditures”: as defined in Section 7.7.
“Swap Obligation”: any Hedge Agreement that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.
“Swing Line Commitment”: the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.23 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000; provided, that (a) at the option of the Borrowers, exercisable by written notice delivered to the Administrative Agent and the Swing Line Lender in connection with the delivery of a Revolving Commitment Increase Notice, the Swing Line Commitment may, at the option of the Borrowers, be increased proportionately by the percentage increase in the Total Revolving Credit Commitment resulting from the consummation of the transaction described in such Revolving Commitment Increase Notice and (b) upon the reduction of the Total Revolving Credit Commitments pursuant to Section 2.8, the Swing Line Commitment shall be decreased proportionately by the percentage decrease in the Total Revolving Credit Commitment resulting from the consummation of such reduction.
“Swing Line Lender”: Fifth Third, acting in its capacity as the lender of Swing Line Loans.
“Swing Line Loans”: as defined in Section 2.23(a).
“Swing Line Note”: as defined in Section 2.6(e).
“Swing Line Participation Amount”: as defined in Section 2.24(c).

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Third Restatement Effective Date”: May 6, 2014.
“Third Restatement Effective Date Dividend”: one or more cash dividends made by MAPCO Express to Holdings on the Third Restatement Effective Date (or within thirty days following the Third Restatement Effective Date) in an amount not to exceed $50,000,000 in the aggregate with respect to all such cash dividends.
“Total Consideration”: the aggregate Net Cash Proceeds received by the Borrowers or their Subsidiaries in connection with a Disposition of any fee owned or leased real property interest of the Borrowers or any of their Subsidiaries.
“Total Revolving Credit Commitments”: at any time, the aggregate amount of the Revolving Credit Commitments then in effect.
“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.
“Transferee”: as defined in Section 10.14.
“Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.
“U.S. Person”: a “United States person” as defined in Section 7701(a)(30) of the Code
“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of a Borrower.
“Withholding Agent”: a Borrower and the Administrative Agent, as applicable.
1.2    Other Definitional Provisions. (a). Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrowers and their Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. Notwithstanding any other provision contained herein (including, without limitation, Section 10.16), all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Section 7.1 shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary of any Borrower at “fair value.” A breach of a financial covenant contained in Section 7.1 shall be deemed to have occurred as of any date of determination by Administrative Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to the Administrative Agent. In addition, it is agreed and understood that if any change in GAAP shall result in the requirement that existing or future obligations under operating leases from time to time entered into by the Borrowers or their Subsidiaries (as determined in accordance with GAAP as in effect on the Third Restatement Effective Date) be treated as Indebtedness or Capital Lease Obligations, such operating leases shall not be treated as Indebtedness or Capital Lease Obligations hereunder, including, without limitation, for purposes of calculating covenants hereunder and shall be treated as operating leases.
(c)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)    All calculations of financial ratios set forth in Section 7.1 and the calculation of the Consolidated Leverage Ratio for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

SECTION 2.	AMOUNT AND TERMS OF COMMITMENTS
2.1    Intentionally Omitted.
2.2    Intentionally Omitted.
2.3    Intentionally Omitted.
2.4    Revolving Credit Commitments. (a). Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans (“Revolving Credit Loans”) to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender’s Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender’s Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11; provided, that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.
(b)    Borrowers acknowledge and agree that (i) as of the Third Restatement Effective Date (immediately prior to giving effect to any Borrowings made on the Third Restatement Effective Date), the outstanding principal amount of the “Revolving Credit Loans” under the Existing Credit Agreement is $63,000,000 (the “Existing Revolving Credit Loans”), all of which Existing Revolving Credit Loans shall, on the Third Restatement Effective Date, be and become outstanding Revolving Credit Loans hereunder in like amount without constituting a novation and (ii) immediately prior to giving effect to this Agreement, the “Total Revolving Credit Commitments” (under and as defined in the Existing Credit Agreement) of all “Revolving Credit Lenders” (under and as defined in the Existing Credit Agreement) is $200,000,000 and the “Revolving Credit Commitments” (under and as defined in the Existing Credit Agreement) of each Lender under the Existing Credit Agreement, immediately prior to the effectiveness of this Agreement are set forth on Schedule 2.4.
(c)    The parties hereto desire to reduce the aggregate Total Revolving Credit Commitment from $200,000,000 to $160,000,000. Each Revolving Credit Lender, severally and not jointly, hereby agrees that each Revolving Credit Lender’s Revolving Credit Commitment, as of the Third Restatement Effective Date, shall be as set forth on Schedules 1.1C attached hereto. To the extent necessary to give effect to the provisions of the preceding sentence, each Person who is a Revolving Credit Lender hereunder and a “Revolving Credit Lender” under and as defined in the Existing Credit Agreement (each an “Existing Lender”), severally and not jointly, hereby agrees on the date hereof to sell and to assign to (x) each Revolving Credit Lender hereunder that was not a “Revolving Credit Lender” under the Existing Credit Agreement (each, a “New Lender”) and/or (y) each Existing Lender whose Revolving Credit Commitment shall be increased as a result of the amendment and restatement contemplated hereby (each, an "Increasing Existing Lender"), without recourse, representation or warranty (except as set forth below), and each New Lender and Increasing Existing Lender, severally and not jointly, hereby purchases and assumes from the Existing Lenders, a percentage interest in the Total Revolving Credit Commitment in amounts required to give effect to the pro rata shares set forth on Schedule 1.1C hereto. The Revolving Credit Lenders, severally and not jointly, hereby agree, on the Third Restatement Effective Date, to effect such inter-Lender transfers in accordance with such Schedule 1.1C. As a result of such assignments and acceptances, increases and/or reductions, as the case may be, each Existing Lender is absolutely released from any of such obligations, covenants and agreements, to the extent of its assigned or reduced shares of the Total Revolving Credit Commitment, if any.
(d)    The Borrowers expressly acknowledge that the Existing Revolving Credit Loans constitute Revolving Credit Loans hereunder from and after the Third Restatement Effective Date and that such Revolving Credit Loans are not subject to any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrowers or any other Person against Administrative Agent or any Lender (each of which defenses, set-off and counterclaim are hereby waived).

2.5    Procedure for Revolving Credit Borrowing. Each Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that such Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the requested Borrowing Date, in the case of Base Rate Loans). Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrowers, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to Section 2.24. Upon receipt of any such Borrowing Notice from a Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of such Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by such Borrower (or, solely in the case of same day Borrowings of Base Rate Loans, prior to 2:00 p.m., New York City time, on such Borrowing Date) in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the relevant Borrower by the Administrative Agent in like funds as received by the Administrative Agent.
2.6    Repayment of Loans; Evidence of Debt. (a). Each Borrower hereby unconditionally jointly and severally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to SECTION 8), and (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8). Each Borrower hereby further jointly and severally agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.
(b)    Each Lender shall maintain an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 10.6(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(d)    The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement.
(e)    The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will promptly execute and deliver to such Lender a new or substitute and amended, as applicable, promissory note of the Borrowers evidencing any Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1 or G-2, respectively (a “Revolving Credit Note”, or “Swing Line Note”, respectively), with appropriate insertions as to date and principal amount.
2.7    Commitment Fees, etc. (a). The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Third Restatement Effective Date to the last day of the Revolving Credit Commitment Period applicable to each such Revolving Credit Lender, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof (fees paid pursuant to this Section 2.7 are referred to herein as "Commitment Fees"). The Borrowers hereby agree that accrued and unpaid “commitment fees” in an amount equal to $99,524.04 due and owing to the Revolving Credit Lenders under the Existing Credit Agreement as of the Third Restatement Effective Date shall be paid in cash to the Administrative Agent for the benefit of the Revolving Credit Lenders under the Existing Credit Agreement on the date hereof.
(b)    The Borrowers jointly and severally agree to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrowers and the Administrative Agent.
2.8    Termination or Reduction of Revolving Credit Commitments. The Borrowers shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that (a) no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments and (b) in no event shall the Borrowers be permitted to reduce the Total Revolving Credit Commitments to an amount less than $100,000,000. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect, whereupon the Revolving Credit Commitments of each

Revolving Credit Lender shall automatically and permanently be reduced by an amount equal to such Lender’s pro rata share of such reduction.
2.9    Optional Prepayments. The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent no later than 12:00 noon, New York City time, three Business Days prior thereto in the case of Eurodollar Loans and no later than 12:00 noon, New York City time, one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.19, and (ii) no prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.
2.10    Mandatory Prepayments. (a). Unless the Required Lenders shall otherwise agree, if any Indebtedness shall be incurred by the Borrowers or any of their Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2), then on the date of such incurrence, the Revolving Credit Loans (without a corresponding reduction of the Revolving Credit Commitments) shall be prepaid and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to the amount of the Net Cash Proceeds of such issuance or incurrence, as set forth in Section 2.10(e). The provisions of this Section do not constitute a consent to the incurrence of any Indebtedness by the Borrowers or any of their Subsidiaries.
(b)    Unless the Required Lenders shall otherwise agree, if any Capital Stock shall be issued by MAPCO Express or any of its Subsidiaries (other than in connection with a capital contribution by Holdings to the Capital Stock of the Borrowers or any of their respective Subsidiaries), and such issuance results in a Change of Control and, in connection therewith, Holdings no longer controls and manages the direction of the business and the operations of MAPCO Express, then on the date of such issuance, the Revolving Credit Loans (without a corresponding reduction of the Revolving Credit Commitments) shall be prepaid, and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to one hundred percent (100%) of the amount of the Net Cash Proceeds of such issuance, as set forth in Section 2.10(e). The provisions of this Section do not constitute a consent to the issuance of any Capital Stock by any entity whose Capital Stock is pledged pursuant to the Guarantee and Collateral Agreement.
(c)    Unless the Required Lenders shall otherwise agree, upon the consummation of a Qualified Initial Public Offering, then on the date of the Qualified Initial Public Offering, the Revolving Credit Loans (without a corresponding reduction of the Revolving Credit Commitments) shall be prepaid, and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to one hundred percent (100%) of the amount of the Net Cash Proceeds of such Qualified Initial Public Offering, as set forth in Section 2.10(e).
(d)    Intentionally Omitted.
(e)    Amounts to be applied in connection with prepayments made pursuant to this Section shall be applied, first, to the prepayment of the Revolving Credit Loans and, second, to collateralize outstanding Letters of Credit in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent.
2.11    Conversion and Continuation Options. (a). The Borrowers may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under the Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of the Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.
(b)    The Borrowers may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Loan under the Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of the Facility, and provided, further, that if a Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.
2.12    Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than five Eurodollar Tranches shall be outstanding at any one time.

2.13    Interest Rates and Payment Dates. (a). Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.
(b)    Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.
(c)    (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the Facility plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non‑payment until such amount is paid in full (after as well as before judgment) and (iii) if any Significant Event of Default has occurred and is continuing, then at the election of the Administrative Agent or the Required Lenders, all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, from the date of such Significant Event of Default occurs until such time the applicable Significant Event of Default has been waived in writing by the necessary Lenders, as required pursuant to the terms of this Agreement.
(d)    Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.
(e)    Each Borrower hereby agrees that accrued and unpaid interest in an amount equal to $104,625.46 due and owing to the Revolving Credit Lenders under the Existing Credit Agreement as of the Third Restatement Effective Date shall be deemed accrued and continued hereunder and shall be paid in cash by the Borrowers to the Administrative Agent, for the benefit of such Revolving Credit Lenders under the Existing Credit Agreement on the date hereof.
2.14    Computation of Interest and Fees. (a). Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of the effective date and the amount of each such change in interest rate.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers in the absence of manifest error. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Lender, unless such Lender notifies the Administrative Agent in writing to the contrary within thirty (30) days after such determination is made by the Administrative Agent. The Administrative Agent shall, at the request of a Borrower, deliver to the Borrowers a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).
2.15    Inability to Determine Interest Rate. If prior to the first day of any Interest Period:
(a)    the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or
(b)    the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the Facility shall be made or continued as such, nor shall any Borrower have the right to convert Loans under the Facility to Eurodollar Loans.
2.16    Pro Rata Treatment and Payments. (a). Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Revolving Credit Percentages of the Lenders. Each payment of interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.
(b)    Intentionally Omitted.

(c)    Except as set forth in Section 2.22, each payment (including each prepayment) by a Borrower on account of principal of the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit.
(d)    The application of any payment of Loans under the Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under the Facility and, second, to Eurodollar Loans under the Facility. Each payment of the Loans (except in the case of Swing Line Loans and Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.
(e)    All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrowers after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been on the next following Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(f)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing made available by the Administrative Agent to the relevant Borrower is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the Facility, on demand, from the Borrowers.
(g)    Unless the Administrative Agent shall have been notified in writing by the Borrowers prior to the date of any payment due to be made by the Borrowers hereunder that the Borrowers will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrowers are making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrowers within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrowers.
(h)    Upon receipt by the Administrative Agent of payments on behalf of Lenders, the Administrative Agent shall promptly distribute such payments to the Lender or Lenders entitled thereto, in like funds as received by the Administrative Agent.
2.17    Requirements of Law. (a). If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(i)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or
(ii)    shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost (other than an increased cost that is an Indemnified Tax, Excluded Tax or Other Tax) to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
(b)    If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental

Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
(c)    A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.18    Taxes. (a). All payments made by or on account of any obligation of the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.18) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. For purposes of this Section 2.18, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.
(b)    In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or to the Agent, if applicable.
(c)    Whenever any Indemnified Taxes or Other Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for the account of the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt, or such other evidence of payment, received by such Borrower showing payment thereof. If a Borrower fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agents and the Lenders for any incremental Taxes that may become payable by any Agent or any Lender as a result of any such failure; provided that the Borrowers shall not be required to indemnify any Agent or Lender with respect to Indemnified Taxes or Other Taxes that accrued on or after the day which is 180 days prior to the date on which such Agent or such Lender first made demand therefor; provided further that if the event giving rise to such Indemnified Taxes or Other Taxes has retroactive effect, such 180-

day period shall be extended to include the period of retroactive effect. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(d)    Each Lender (or Transferee) that is not a U.S. Person (a “Non-U.S. Lender”) shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either IRS Form W-8BEN claiming eligibility of such Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party, if any, or IRS Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, along with two copies of IRS Form W-8BEN, or any subsequent versions thereof or successors to such forms, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, if any, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the material change, obsolescence or invalidity of any form or certification previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form or certificate to the Borrowers and the Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.18(d), a Non-U.S. Lender shall not be required to deliver any form or certification pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.
(e)    Each Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent two copies of IRS Form W-9 (or applicable successor form) certifying that such Lender is not subject to U.S. backup withholding Taxes.
(f)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine the amount to deduct and withhold from such payment pursuant to FATCA, if any. Solely for purposes of this paragraph (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)    A Lender (or Transferee) that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrowers, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender (or Transferee) is legally entitled to complete, execute and deliver such documentation and in such Lender’s (or Transferee’s) reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender (or Transferee).
(h)    If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.18, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.18 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) by the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.18 shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.
2.19    Indemnity. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by a Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by a Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrowers by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.20    Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.
2.21    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17, 2.18(a) or 2.20 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(a) or 2.20.
2.22    Replacement of Lenders under Certain Circumstances; Defaulting Lenders.
(a)    Replacement of Lenders. The Borrowers shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.17 or 2.18 or gives a notice of illegality pursuant to Section 2.20 or (ii) is a Defaulting Lender; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default shall have occurred and be continuing at the time of such replacement, (C) prior to any such replacement pursuant to clause (i) of this Section 2.22(a), such Lender shall have taken no action under Section 2.21 to effectively eliminate the continued need for payment of amounts owing pursuant to Section 2.17 or 2.18 or to effectively eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.20, (D) the replacement financial institution (the "Replacement Lender") shall purchase, at par, all Loans and Commitments and other amounts owing to such replaced Lender on or prior to the date of replacement, (E) the Borrowers shall be liable to such replaced Lender under Section 2.19 (as though Section 2.19 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (F) the Replacement Lender, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (G) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (H) the Borrowers shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.18, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (I) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender. In connection with the arrangement of such a Replacement Lender, the Lender being replaced shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the Replacement Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so within three (3) Business Days following request therefor) subject only to being repaid its share of the outstanding Obligations; provided, however, that any such assumption of the Commitment of a Defaulting Lender shall not be deemed to constitute a waiver of any of the Agent's, the Lenders' or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to the conditions causing it to be classified as a Defaulting Lender. In addition to the foregoing, with respect to any Defaulting Lender who has failed to deliver the Assignment and Acceptance referred to above in connection with a proposed assignment to a Replacement Lender, the Administrative Agent may, but shall not be obligated to, execute an Assignment and Acceptance on behalf of such Defaulting Lender at any time with three (3) Business Days’ prior notice to such Defaulting Lender and cause such Defaulted Lender’s Loans and Commitments to be sold and assigned to such Replacement Lender, in whole or in part, at par.
(b)    Payments to Defaulting Lenders. (i)    The Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by a Borrower or any of its Subsidiaries to the Administrative Agent for the Defaulting Lender’s benefit or proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any fees or lender expense reimbursements) and, in the absence of such transfer to the Defaulting Lender, the Administrative Agent shall transfer any such payments (A) first, to Swing Line Lender to the extent of any Swing Line Loans that were made by Swing Line Lender and that were required to be, but were not, funded or otherwise reimbursed by the Defaulting Lender, (B) second, to the Issuing Lender, to the extent of the portion of a Letter of Credit disbursement that was required to be, but was not, repaid by the Defaulting Lender, (C) third, to a non-interest bearing suspense account maintained by Agent, the proceeds of which shall be retained by the Administrative Agent and may be made available by the Administrative Agent to repay amounts owing to the Swing Line Lender in connection with future Swing Line Loans that are subsequently borrowed by the Borrowers and not funded or otherwise reimbursed by the Defaulting Lender in accordance with the terms hereof and to the Issuing Lender to repay amounts owing to the Issuing Lender in connection with subsequent Letter of Credit disbursements and not funded or otherwise reimbursed by the Defaulting Lender in accordance with the terms hereof, (D) fourth, to a non-interest bearing suspense account maintained by the Administrative Agent, the proceeds of which shall be retained by the Administrative Agent and may (in the Administrative Agent's discretion) be made available to be re-advanced as a Revolving Credit Loan (or other funding obligations) to or for the benefit of the Borrowers as if such Defaulting Lender had funded its portion of requested Revolving Credit Loan (or other funding obligations) hereunder, and (E) fifth, from and after the date on which all other Obligations have been paid in full in cash and all Commitments have terminated, to such Defaulting Lender. Subject to the foregoing, the Administrative Agent may hold and, in its reasonable discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender.
(c)    Voting of Defaulting Lenders. Notwithstanding anything set forth herein to the contrary, including Section 10.1, a Defaulting Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Credit Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders,” “Supermajority Lenders” or “Lenders directly affected” pursuant to Section 10.1) for any voting or consent rights under or with respect to any Loan Document, provided that (i) the Commitment of a Defaulting Lender may not be increased, extended or reinstated, (ii) the principal of a Defaulting Lender’s Loans may not be reduced or forgiven, and (iii) the interest rate applicable to Obligations owing to a Defaulting Lender may not be reduced, in each case, without the consent of such Defaulting Lender. Moreover, for the purposes of determining “Required Lenders” or “Supermajority Lenders”, the Loans, L/C Obligations, and Commitments held by Defaulting Lenders shall be excluded from the total Loans and Commitments outstanding. The provisions of this Section 2.22(c) shall remain effective with respect to such Defaulting Lender from the time such Lender qualified as a Defaulting Lender until the earlier of (i) the date on which the non-Defaulting Lenders, the Administrative Agent, and Borrowers shall have waived, in writing, the application of this Section 2.22(c) to such Defaulting Lender, or (ii) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to the Administrative Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by the Administrative Agent, provides adequate assurance of its ability to perform its future obligations hereunder (the “Defaulting Lender Period”). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any claim or cause of action, or right to indemnification, from and against the Borrowers, the Administrative Agent or any other Lender for any matters set forth in this Section 2.22 or in Section 10.5(a), (b), (d)(i) and (d)(iv) arising during a Defaulting Lender Period.
(d)    Intentionally Omitted.
(e)    Fees. A Lender that is a Defaulting Lender pursuant to clause (a) of the definition of Defaulting Lender shall not earn and shall not be entitled to receive, and Borrowers shall not be required to pay, such Lender’s portion of the Commitment Fee or any amendment or similar fees charged in connection with any amendment, restatement, supplement, waiver or other modification of this Agreement during the time such Lender is a Defaulting Lender pursuant to clause (a) thereof. In the event that any reallocation of L/C Obligations occurs pursuant to Section 2.22, during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (i) all Revolving Credit Lenders based on their pro rata share of such reallocation or (ii) to the L/C Issuer for any remaining portion not reallocated to any other Revolving Credit Lenders.
(f)    Responsibility. The failure of any Defaulting Lender to make any Revolving Credit Loan, to fund any purchase of any participation to be made or funded by it, or to make any payment required by it hereunder on the date specified therefor shall not relieve any other Lender of its obligations to make such loan, fund the purchase of any such participation, or make any other payment required hereunder on such date, and neither the Administrative Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Defaulting Lender to make a loan, fund the purchase of a participation or make any other payment required hereunder.
(g)    Conflicts. In the event of a direct conflict between the priority provisions of this Section 2.22 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.22 shall control and govern.
2.23    Swing Line Commitment. (a). Borrowers acknowledge and agree that as of the Third Restatement Effective Date, there are no “Swing Line Loans” outstanding under the Existing Credit Agreement. Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrowers in the form of swing line loans (“Swing Line Loans”) a portion of the credit otherwise available to the Borrowers under the Revolving Credit Commitments; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender’s other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender’s Revolving Credit Commitment then in effect) and (ii) the Borrowers shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrowers may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.
(b)    The Borrowers shall repay all outstanding Swing Line Loans no less than one time each calendar week and on the Revolving Credit Termination Date.
2.24    Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a). The Borrowers may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, provided, the Borrowers shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing by facsimile (which written facsimile notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrowers not later than 3:00 P.M., New York City time, on such Borrowing Date in like funds as received by the Administrative Agent.
(b)    The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrowers (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day’s notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan (which shall initially be a Base Rate Loan), in an amount equal to such Revolving Credit Lender’s Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.
(c)    If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.24(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrowers, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.24(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.24(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the “Swing Line Participation Amount”) equal to (i) such Revolving Credit Lender’s Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.
(d)    Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender’s Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.
(e)    Each Revolving Credit Lender’s obligation to make the Loans referred to in Section 2.24(b) and to purchase participating interests pursuant to Section 2.24(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrowers may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers; (iv) any breach of this Agreement or any other Loan Document by the Borrowers, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
2.25    Intentionally Omitted.
2.26    Increases in Revolving Credit Commitments. (a). At any time and from time to time after the Third Restatement Effective Date and prior to the Revolving Credit Termination Date, so long as no Default or Event of Default has occurred and is continuing, the Borrowers may, by written notice to the Administrative Agent (a “Revolving Commitment Increase Notice”), which notice shall promptly be copied to each Lender, request an increase in the Total Revolving Credit Commitments in an aggregate principal amount up to $50,000,000 (the “Revolving Offered Increase Amount”); provided, that in no event shall the Total Revolving Credit Commitments be increased to an amount in excess of $210,000,000, and provided, further, that each such Revolving Offered Increase Amount shall be in minimum amounts of not less than $20,000,000 and multiples of $5,000,000 in excess thereof (or such lesser amount constituting the entire remaining Revolving Offered Increase Amount). The Borrowers may first offer all Revolving Credit Lenders the opportunity to provide all or a portion of any Revolving Offered Increase Amount pursuant to subparagraph (c) below, but each such Lender shall have no obligation whatsoever to provide all or any portion of the Revolving Offered Increase Amount. Each of the then existing Revolving Credit Lenders shall have ten (10) Business Days following receipt of a Revolving Commitment Increase Notice from the Borrowers to notify the Borrowers of such Lender’s commitment to provide a portion of the Revolving Offered Increase Amount. In the event that the Borrowers have not received commitments from the existing Revolving Credit Lenders in an amount equal to the requested Revolving Offered Increase Amount within such ten (10) Business Day period or if the Borrowers have elected not to offer such Revolving Credit Increase Amount to the Revolving Credit Lenders, then the Borrowers may, with the consent of the Swing Line Lender, each Issuing Lender and the Administrative Agent (which consent shall not be unreasonably withheld), invite other banks, financial institutions or other entities the opportunity to provide all or a portion of such Revolving Offered Increase Amount pursuant to subparagraph (b) below with respect to the portion of such Revolving Offered Increase Amount for which commitments from existing Revolving Credit Lenders shall have not been obtained within such ten (10) Business Day period by existing Revolving Credit Lenders (or for the entire amount of the Revolving Offered Increase Amount, in the event the Borrowers have not offered such Revolving Offered Increase Amount to the Revolving Credit Lenders). The Borrowers or, if requested by the Borrowers, the Administrative Agent will notify each Revolving Credit Lender, and/or bank, financial institution or other entity of the amount of the Revolving Offered Increase Amount that shall be allocated to such Revolving Credit Lender or such other bank, financial institution or other entity in accordance with the forgoing.
(b)    Any additional bank, financial institution or other entity that the Borrowers select to offer participation in any increased Total Revolving Credit Commitments and that elects to become a party to this Agreement and provide a Revolving Credit Commitment in an amount so offered and accepted by it pursuant to Section 2.26(a) shall execute a New Lender Supplement with the Borrowers, the Swing Line Lender, each Issuing Lender and the Administrative Agent, substantially in the form of Exhibit J (a “New Lender Supplement”), whereupon such bank, financial institution or other entity (herein called a “New Revolving Credit Lender”) shall become a Revolving Credit Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that the Revolving Credit Commitment of any such New Revolving Credit Lender shall be in an amount not less than $5,000,000.
(c)    Any Revolving Credit Lender that accepts an offer to it by the Borrowers to increase its Revolving Credit Commitment pursuant to Section 2.26(a) shall, in each case, execute a “Commitment Increase Supplement” with the Borrowers, the Swing Line Lender, each Issuing Lender and the Administrative Agent, substantially in the form of Exhibit K, whereupon such Revolving Credit Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment as so increased.
(d)    On any Revolving Credit Increase Effective Date (as defined in clause (f) below), (i) each bank, financial institution or other entity that is a New Revolving Credit Lender pursuant Section 2.26(b) or any Revolving Credit Lender that has increased its Revolving Credit Commitment pursuant to Section 2.26(c) shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Revolving Credit Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other relevant Revolving Credit Lenders, each Revolving Credit Lender’s portion of the outstanding Revolving Credit Loans of all the Lenders to equal its Revolving Credit Percentage of such Revolving Credit Loans and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Credit Loans of all the Revolving Credit Lenders to equal its Revolving Credit Percentage of such outstanding Revolving Credit Loans as of the date of any increase in the Revolving Credit Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrowers in accordance with the requirements of Section 2.5). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence in respect of each Eurodollar Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.19 if the deemed payment occurs other than on the last day of the related Interest Periods.
(e)    Notwithstanding anything to the contrary in this Section 2.26, (i)  in no event may the Borrowers deliver more than six Revolving Commitment Increase Notices, (ii) in no event shall there be more than three Revolving Credit Increase Effective Dates and (iii) no Lender shall have any obligation to increase its Revolving Credit Commitment unless it agrees to do so in its sole discretion.
(f)    The increase in the Revolving Credit provided pursuant to this Section 2.26 shall be effective on the date (the “Revolving Credit Increase Effective Date”) the Administrative Agent, for the benefit of the Lenders receives (i) a legal opinion of counsel to the Borrowers covering such matters as are customary for transactions of this type and such other matters as may be reasonably requested by the Administrative Agent and (ii) certified copies of resolutions of the Borrowers authorizing such Revolving Offered Increase Amount.
(g)    Prior to or concurrently with the initial increase of the Revolving Credit Commitments pursuant to this Section 2.26, to the extent not previously delivered, the Administrative Agent shall have received a mortgage amendment increasing the amount of the Facilities covered up to $210,000,000 for each Mortgage as the Administrative Agent shall reasonably determine is necessary to maintain the priority of the first mortgage Lien encumbering the relevant Mortgaged Property, executed and delivered by a duly authorized officer of the relevant Loan Party.

SECTION 3.	LETTERS OF CREDIT
3.1    L/C Commitment. (a). As of the Third Restatement Effective Date, all of the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement and the other Loan Documents applicable to Letters of Credit issued hereunder. Each Lender with a Revolving Credit Commitment agrees that its obligations with respect to Letters of Credit pursuant to this Section 3.1 shall include the Existing Letters of Credit and the Borrowers hereby (x) represent, warrant, agree, covenant and reaffirm that they have no defense, set off, claim or counterclaim against the Administrative Agent and the Lenders with regard to their Obligations in respect of such Existing Letters of Credit and (y) reaffirm their obligations to reimburse the Issuing Lender for amounts drawn under such Existing Letters of Credit in accordance with the terms and provisions of this Agreement and the other Loan Documents. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the letters of credit issued on and after the Third Restatement Effective Date pursuant to this SECTION 3, together with the Existing Letters of Credit, collectively, the “Letters of Credit”) for the account of the Borrowers on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is thirty (30) days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).
(b)    No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law. Notwithstanding anything else to the contrary herein, if any Lender is a Defaulting Lender, no Issuing Lender shall be obligated to issue any Letter of Credit unless (w) the Defaulting Lender has been replaced in accordance with Section 2.22, (x) the L/C Obligations of such Defaulting Lender have been cash collateralized, (y) the Total Revolving Credit Commitments of the other Lenders have been increased by an amount sufficient to satisfy the Administrative Agent and the applicable Issuing Lender that all future L/C Obligations will be covered by all Revolving Credit Lenders that are not Defaulting Lenders, or (z) the L/C Obligations of such Defaulting Lender have been reallocated to other Revolving Credit Lenders in a manner consistent with Section 2.22.
3.2    Procedure for Issuance of Letter of Credit. Each Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Concurrently with the delivery of an Application to an Issuing Lender, the relevant Borrower shall deliver a copy thereof to the Administrative Agent. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the relevant Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the relevant Borrower. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the face amount thereof), and shall provide a copy of such Letter of Credit to the Administrative Agent as soon as possible after the date of issuance.
3.3    Fees and Other Charges. (a). The Borrowers will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin with respect to Eurodollar Loans then in effect, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date (such fees, the "Letter of Credit Fees"). In addition, the Borrowers shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it equal to .125% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.
(b)    In addition to the foregoing fees, the Borrowers shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
(c)    The Borrowers hereby agree that accrued and unpaid “letter of credit fees” in an amount equal to $11,367.73 due and owing to certain Lenders under Section 3.3(a) of the Existing Credit Agreement as of the Third Restatement Effective Date shall be paid in full in cash by the Borrowers to the Administrative Agent, for the benefit of the Revolving Credit Lenders under the Existing Credit Agreement on the date hereof.
3.4    L/C Participations. (a). Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder,

each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Percentage in each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder (including any interest payable with respect thereto pursuant to Section 3.5). Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to such L/C Participant’s Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed (including any interest payable with respect thereto pursuant to Section 3.5). Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrowers or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in SECTION 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or any other Loan Party, (iv) any breach of this Agreement or any other Loan Document by the Borrowers, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(b)    If any amount (a “Participation Amount”) required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, which shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Administrative Agent submitted on behalf of an Issuing Lender to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c)    Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant's pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender.
3.5    Reimbursement Obligation of the Borrowers. In the event any payment is made under a Letter of Credit, the Issuing Lender or the Administrative Agent shall promptly notify the Borrowers of the amount of the draft presented under such Letter of Credit and the amount so paid by the Issuing Lender, and the Borrowers shall pay to the Issuing Lender of any Letter of Credit, or to the Administrative Agent for the benefit of such Issuing Lender, the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”) no later than the first Business Day after the date on which the Borrowers receive notice from such Issuing Lender or from the Administrative Agent that payment has been made under such Letter of Credit or that such Payment Amount is otherwise due (the “L/C Reimbursement Date”). Each such payment shall be made to such Issuing Lender at its address for notices provided by such Issuing Lender to the Administrative Agent and the Borrowers when such Issuing Lender becomes an "Issuing Lender" hereunder in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the L/C Reimbursement Date, Section 2.13(b) and (ii) thereafter, Section 2.13(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrowers, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrowers to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.24 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5 (or, if applicable, Section 2.24), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.
3.6    Obligations Absolute. Each Borrower’s obligations under this SECTION 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrowers may have or have had against any Issuing

Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and such Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. Each Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on such Borrower and shall not result in any liability of such Issuing Lender to such Borrower.
3.7    Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrowers and the Administrative Agent of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.
3.8    Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this SECTION 3, the provisions of this SECTION 3 shall apply.

SECTION 4.	REPRESENTATIONS AND WARRANTIES
To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each Borrower hereby jointly and severally represents and warrants to each Agent and each Lender that:
4.1    Financial Condition. (a). Intentionally Omitted.
(b)    The audited consolidated balance sheets of MAPCO Express and its consolidated Subsidiaries as at December 31, 2013, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of MAPCO Express and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Except as set forth on Schedule 4.1(b), the Borrowers and their Subsidiaries, taken as a whole, do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long‑term leases or unusual forward or long‑term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph.
4.2    No Change. Since December 31, 2013 there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.
4.3    Corporate Existence; Compliance with Law. Each of the Borrowers and their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent the failure to so qualify would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (e) has the power and authority to declare and pay the Third Restatement Effective Date Dividend.
4.4    Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the borrowings on the terms and conditions of this Agreement. Subject to Schedule 4.4, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
4.5    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder, the use of the proceeds thereof and the declaration and payment of the Third Restatement Effective Date Dividend, have been duly authorized by all necessary action, and will not violate any material Requirement of Law or any Contractual Obligation of any Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.
4.6    No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened in writing by or against any Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.
4.7    No Default. None of the Borrowers nor any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
4.8    Ownership of Property; Liens. Schedule 4.8(a) sets forth, as of the Third Restatement Effective Date, all fee owned and leased real Property of the Loan Parties and their Subsidiaries. Except as described on Schedule 4.8(b), each of the Borrowers and their Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3. Other than with respect to the Exempt Properties, the Borrowers have previously executed and delivered a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering all fee owned and leased real Property of the Borrowers and the Subsidiary Guarantors.
4.9    Intellectual Property. Each of the Borrowers and each of their Subsidiaries owns, or is licensed to use, all intellectual property reasonably necessary for the conduct of its business as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning the use of any intellectual property or the validity or effectiveness of any intellectual property, except for claims that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, nor does any Borrower know of any valid basis for any such claim. The use of intellectual property material to the Borrowers or their Subsidiaries for the conduct of its business as currently conducted, does not, to their knowledge after due inquiry, infringe on the rights of any Person in any material respect.
4.10    Taxes. Each of the Borrowers and each of their Subsidiaries have filed or caused to be filed all U.S. federal and state income tax returns and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than (x) any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries or (y) taxes which are due and payable, but not yet delinquent, as the case may be); and no material tax Lien has been filed, and, to the knowledge of the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge (other than Liens for current taxes not yet delinquent).
4.11    Federal Regulations. No part of the proceeds of any loans, and no other extensions of credit hereunder, will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G‑3 or FR Form U‑1 referred to in Regulation U.
4.12    Labor Matters. There are no strikes or other labor disputes against the Borrowers or any of their Subsidiaries pending or, to the knowledge of any Borrower, threatened that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrowers and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable requirement of law dealing with such matters that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect. All payments due from the Borrowers or any of their Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Borrower or the relevant Subsidiary.
4.13    ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five‑year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Single Employer Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period on the assets of a Borrower or any Commonly Controlled Entity. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. None of the Borrowers nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a material liability under ERISA, and neither of the Borrowers nor any Commonly Controlled Entity would become subject to any material liability under ERISA if a Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in reorganization or insolvent.

4.14    Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.
4.15    Subsidiaries. (a). The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrowers as of the Third Restatement Effective Date. Schedule 4.15 sets forth as of the Third Restatement Effective Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.
(b)    There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than the Management Stock Plans and stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrowers or any of their Subsidiaries.
4.16    Use of Proceeds. The proceeds of the Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit shall be used (a) to make the Third Restatement Effective Date Dividend and other dividends expressly permitted pursuant to Section 7.6 of this Agreement, (b) for working capital and general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement, and (c) to pay costs and expenses of the transactions contemplated hereby.
4.17    Environmental Matters. Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which would reasonably be expected to (i) give rise to liability of the Borrowers or any of their Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrowers or any of their Subsidiaries, or (ii) interfere in any material respect with the Borrowers’ or any of their Subsidiaries’ continued operations as a whole, or (iii) impair the fair saleable value of any real property owned or leased by the Borrowers or any of their Subsidiaries (it being understood that noncompliance with clauses (i) and (iii) of this Section 4.17(b) shall be deemed not to constitute a breach of this sentence of Section 4.17 if such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect). Other than exceptions to any of the following that would not, individually or in the aggregate, (x) reasonably be expected to result in the payment of a Material Environmental Amount in any fiscal year and/or (y) reasonably be expected to result in the payment of a Material Environmental Aggregate Amount during the term of this Agreement (in each case, after giving effect to any insurance coverage, Governmental Authority funds designated for the payment of such amounts or any third party indemnity as to which the third party indemnitor has acknowledged coverage):
(a)    each Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense;
(b)    intentionally omitted;
(c)    there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Borrower or any of its Subsidiaries is, or to the knowledge of the Borrowers or any of their Subsidiaries will be, named as a party that is pending or, to the knowledge of any Borrower or any of its Subsidiaries, threatened in writing;
(d)    none of the Borrowers nor any of their Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern;
(e)    none of the Borrowers nor any of their Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law; and
(f)    none of the Borrowers nor any of their Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern (it being understood that noncompliance with this Section 4.17(f) shall be deemed not to constitute a breach of this Section 4.17(f) if such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).
4.18    Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.
4.19    Security Documents. (a). The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. The liens and security interests previously granted by the Loan Parties to the Administrative Agent under the Security Documents remain valid and existing, and no further action is required to perfect any such liens and security interests and the amendment and restatement of this Agreement and such Security Documents does not result in a loss of priority from that which existed prior to the Third Restatement Effective Date. The Administrative Agent currently has, for the benefit of the Lenders, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof (other than Deposit Accounts, to the extent that there are no control agreements with respect thereto), as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).
(b)    Each of the Mortgages, as amended by the Mortgage Amendments, is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and each Mortgage shall constitute, or shall continue to constitute, as applicable, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage).
4.20    Solvency. Each Loan Party is, and after giving effect to the consummation of the transactions contemplated by this Agreement and the incurrence (or deemed incurrence) of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.
4.21    Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).
4.22    Delek Build to Suit Leases.The Borrowers and their Subsidiaries have no liabilities or other obligations owing to any Person (and, in the future will have no liabilities or obligations owing to any Person) in respect of any Delek Build to Suit Financing or any Delek Build to Suit Borrower Indebtedness (other than standard and customary obligations of a tenant under the Delek Build to Suit Leases). A default in the payment or performance of any term of any Delek Build to Suit Lease will not result in any holder of Delek Build to Suit Financing having any rights or remedies against MAPCO Express or any Subsidiary of MAPCO Express, other than, in each case with respect to a Delek Financed Build to Suit Leased Location, upon a default under the Delek Build to Suit Financing applicable to such location (a) standard and customary rights and remedies of a landlord under a lease and (b) rights with respect to Delek Funded FF&E securing such Delek Build to Suit Financing.

SECTION 5.	CONDITIONS PRECEDENT
5.1    Conditions to Effectiveness. The occurrence of the Third Restatement Effective Date and the agreement of each Lender to make extensions of credit requested to be made by it hereunder (or deemed to be made by it hereunder) are subject to the satisfaction of the following conditions precedent:
(a)    Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of each Borrower.
(b)    Appraisals. (i) The Administrative Agent shall have received satisfactory appraisals of all fee owned properties from a firm reasonably satisfactory to the Administrative Agent (such Appraisals, the "Closing Date Appraisals") and (ii) the Administrative Agent shall have received Closing Date Appraisals, which shall demonstrate that the Funded Debt (on a pro forma basis after giving effect to the consummation of the transactions contemplated hereby (including, without limitation, the making of the Third Restatement Effective Date Dividend) and giving effect to all Loans borrowed on the Third Restatement Effective Date) of the Borrowers and their Subsidiaries does not exceed sixty five percent (65%) of the appraised values for all such properties referred to in clause (i) above.
(c)    Financial Statements. The Lenders shall have received in accordance with Section 6.1(a) audited consolidated financial statements of MAPCO Express and its consolidated Subsidiaries for the fiscal year ended December 31, 2013; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of MAPCO Express and its consolidated Subsidiaries, taken as a whole, as reflected in the financial statements.
(d)    Approvals. All governmental and third party approvals (including landlords’ and other consents) (i) materially necessary in connection with the continuing operations of the Borrowers and their Subsidiaries, taken as a whole, and (ii) necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect.
(e)    Related Agreements. The Administrative Agent shall have received (delivered by a method reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by MAPCO Express, of such documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.
(f)    EBITDA and Leverage. The Administrative Agent shall have received a properly completed Compliance Certificate, in form and substance reasonably acceptable to the

Administrative Agent, demonstrating that the ratio of (x) Consolidated Total Debt of the Loan Parties as of the Third Restatement Effective Date after giving effect to the consummation of the transactions contemplated hereby (including, without limitation, the making of the Third Restatement Effective Date Dividend), payment of all costs and expenses in connection therewith, funding of the initial Loans, to (y) Consolidated EBITDA of MAPCO Express and its consolidated Subsidiaries for the trailing twelve month period ended December 31, 2013 shall be not greater than 4.30 to 1.00.
(g)    Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Third Restatement Effective Date. All such amounts will be paid with proceeds of Loans made on the Third Restatement Effective Date and will be reflected in the funding instructions given by the Borrowers to the Administrative Agent on or before the Third Restatement Effective Date.
(h)    Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties in which a security interest may be created under the Uniform Commercial Code, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by Section 7.3.
(i)    Material Adverse Effect. Since December 31, 2013, there shall not have occurred any Material Adverse Effect.
(j)    Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Third Restatement Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.
(k)    Legal Opinions. The Administrative Agent shall have received the legal opinions of Bass, Berry & Sims PLC and Bradley Arant Boult Cummings, counsel to the Borrowers and their Subsidiaries, in each case, in form and substance reasonably acceptable to the Administrative Agent. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require and shall be addressed to the Administrative Agent and the Lenders.
(l)    PATRIOT Act. The Lenders shall have received, sufficiently in advance of the Third Restatement Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the United States PATRIOT Act.
5.2    Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit made or deemed made on the Third Restatement Effective Date) is subject to the satisfaction of the following conditions precedent:

(a)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.
(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
Each borrowing by and issuance of a Letter of Credit on behalf of the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6.	AFFIRMATIVE COVENANTS
Each Borrower hereby jointly and severally agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each Borrower shall and shall cause each of its Subsidiaries (and any Joint Venture which is less than fifty percent (50%) owned by the Borrowers or any of its Subsidiaries, if a Borrower or such Subsidiary is a general partner, or treated as a general partner, of such Joint Venture resulting in general liability to a Borrower or such Subsidiary) to:
6.1    Financial Statements. Furnish to the Administrative Agent and each Lender:
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrowers, a copy of the audited consolidated balance sheet of MAPCO Express and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, in each case setting forth in comparative form the figures as of the end of and for the previous year, and reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent; and
(b)    as soon as available, but in any event not later than (x) 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrowers and (y) 90 days after the end of the last fiscal quarter of each fiscal year of the Borrowers, the unaudited consolidated balance sheet of MAPCO Express and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, in each case, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year‑end audit adjustments); and
(c)    as soon as available and in any event within 30 days after the end of each calendar month, a summary report as to the economic terms of each Hedge Agreement (other than interest rate swaps and other similar transactions that hedge interest rate risk) to which any Borrower or any of their Subsidiaries is a party, including obligations of any Borrower or any of their Subsidiaries under such Hedge Agreement as of the end of such calendar month;
all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by Ernst & Young or such other independent certified public accountant of nationally recognized standing chosen by the Borrowers and reasonably acceptable to the Administrative Agent, as the case may be, and disclosed therein).
6.2    Certificates; Other Information. Furnish the Administrative Agent and each Lender:
(a)    intentionally omitted;
(b)    concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer of each Borrower stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officers have obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrowers and their Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrowers, as the case may be, (y) any UCC financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith and (z) copies of the most recent Form 10Q (in the case of quarterly financial statements) and Form 10K (in the case of annual financial statements) filed by Holdings with the SEC;
(c)    as soon as available, and in any event no later than 50 days after the end of each fiscal year of the Borrowers, a detailed combined budget for the following (or then current, as the case may be) fiscal year on a quarter by quarter basis (including a projected combined balance sheet of the Borrowers and their Subsidiaries as of the end of the following (or then current, as the case may be) fiscal year, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of each Borrower stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officers have no reason to believe that such Projections are incorrect or misleading in any material respect;
(d)    (i) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrowers, a narrative discussion and analysis of the combined financial condition and results of operations of the Borrowers and their Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year and (ii) within 90 days after the end of each fiscal year of the Borrowers, a narrative discussion and analysis of the combined financial condition and results of operations of the Borrowers and their Subsidiaries for such fiscal year, as compared to the comparable periods of the previous year;
(e)    within 5 days after the same are sent, copies of all financial statements and reports that a Borrower sends to the holders of any class of its debt securities or public equity securities and, within 5 days after the same are filed, copies of all financial statements and reports that a Borrower may make to, or file with, the SEC;
(f)    concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b) above, (i) a summary setting forth in reasonable detail all existing Joint Ventures and describing any additional Joint Ventures entered into or formed, and any Joint Ventures that shall have been liquidated, dissolved or otherwise terminated, since the date of the last such summary delivered to the Administrative Agent and the Lenders in accordance with the terms hereof, and (ii) to the extent available, copies of the most recent financial statements of the Joint Ventures;
(g)    promptly, such additional financial and other information as the Administrative Agent may from time to time reasonably request; and
(h)    concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b) above, (i) a summary setting forth in reasonable detail all existing Delek Joint Ventures and describing any additional Delek Joint Ventures entered into or formed, and any Delek Joint Ventures that shall have been liquidated, dissolved or otherwise terminated, since the date of the last such summary delivered to the Administrative Agent and the Lenders in accordance with the terms hereof, (ii) a summary of each Delek Financed Build to Suit Leased Location including, without limitation, the status of such project and the amount of any Delek Build to Suit Financing then in place with respect to such project, (iii) a summary of all Delek Build to Suit Borrower Indebtedness then outstanding (or deemed outstanding), and (iv) a summary of all Delek Funded FF&E acquired by any Borrower or any Subsidiary of any Borrower during such period.
6.3    Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers or their Subsidiaries (and any Joint Venture which is less than fifty percent (50%) owned by such Borrower or any of its Subsidiaries, if the Borrower or such Subsidiary is a general partner, or treated as a general partner, of such Joint Venture resulting in general liability to such Borrower or such Subsidiary), as the case may be.
6.4    Conduct of Business and Maintenance of Existence; Compliance. (a)(i) Subject to Section 7.4, preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5    Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition in all material respects, ordinary wear and tear, casualty and condemnation excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and environmental insurance in coverage and amounts reasonably satisfactory to the Administrative Agent. Anything to the contrary contained in any Mortgage notwithstanding, (a) the Borrowers shall cause all such insurance relating to any property of any Loan Party to name the Administrative Agent as loss payee and mortgagee (other than property consisting of a Build to Suit Leased Location on which Administrative Agent does not have a Lien and is not required to have a Lien on pursuant to the terms hereof) and (b) the Loan Parties shall direct all present and future insurers under such policies of property insurance to pay all proceeds payable thereunder directly to the Administrative Agent. If any insurance proceeds are paid by check, draft or other instrument payable to any Loan Party and the Administrative Agent jointly, the Administrative Agent may endorse such Loan Party's name thereon and do such other things as the Administrative Agent may deem advisable to reduce the same to cash. All proceeds of any insurance policy of the Loan Parties paid to or for the account of the Administrative Agent shall be applied to outstanding Revolving Credit Loans (without a permanent reduction of the Total Revolving Credit Commitments) and, in the event no Revolving Credit Loans are then outstanding, such proceeds shall be paid directly to the Borrowers' accounts maintained at the Administrative Agent. The Administrative Agent agrees to use reasonable efforts to assist the Borrower in collecting all amounts owed to the Borrowers under such policies of insurance, and shall cooperate with and permit Borrower to negotiate and agree to all commercially reasonable settlements and adjustments of any claims made under such policies. For purposes of clarification, in the event of a Recovery Event, all proceeds paid from insurers under the Borrowers' policies of property insurance on account of such Recovery Event that are applied to pay down the outstanding Revolving Credit Loans and are subsequently borrowed by the Borrowers and used by the Borrowers to restore or rebuild the property that was the subject of the Recovery Event shall deemed permitted expenditures to the same extent as if the Borrowers had received the proceeds of the Recovery Event directly.
6.6    Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (but not more than two visits in any calendar year unless an Event of Default has occurred and is continuing) and to discuss the business, operations, properties and financial and other condition of the Borrowers and their Subsidiaries with officers and employees of the Borrowers and their Subsidiaries and with their independent certified public accountants (such discussions with the independent certified accountants to be in the presence of an officer or employee of the Borrowers or their Subsidiaries). Any Lender may accompany the Administrative Agent in connection with any inspection at such Lender's expense.
6.7    Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a)    the occurrence of any Default or Event of Default;
(b)    any (i) default or event of default under any Contractual Obligation of a Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between a Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;
(c)    any litigation or proceeding against a Borrower or any of its Subsidiaries (i) in which the amount involved is $3,000,000 or more and not covered by independent third-party insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;
(d)    the following events, as soon as possible and in any event within 5 days after any Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien on the assets of a Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or a Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;
(e)    as soon as possible and in any event within 30 days of obtaining knowledge thereof: (i) any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, would reasonably be expected to result in the payment by the Borrowers and their Subsidiaries, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, any Borrower or any of its Subsidiaries, which denial, revocation or refusal would reasonably be expected to materially impact any Borrower or any of its Subsidiaries;
(f)    intentionally omitted; and
(g)    any development or event that has had or would reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the related Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower or the relevant Subsidiary proposes to take with respect thereto.
6.8    Environmental Laws. (a). Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws. Noncompliance with any of the foregoing shall be deemed not to constitute a breach of this Section 6.8(a) if (x) upon learning of such noncompliance or suspected noncompliance, the Borrowers promptly undertake reasonable efforts to achieve compliance, and (y) such noncompliance and any other noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws and promptly comply with all final and non-appealable lawful orders and directives of all Governmental Authorities regarding Environmental Laws. Noncompliance with any of the foregoing shall be deemed not to constitute a breach of this Section 6.8(b) if, (x) upon learning of any such failure to conduct or complete or any noncompliance or suspected noncompliance, the Borrowers promptly undertake reasonable efforts to conduct and complete and/or to achieve compliance, and (y) such failure to conduct and complete or such noncompliance and any other noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)    Generate, use, treat, store, release, dispose of, and otherwise manage Materials of Environmental Concern in a manner that would not reasonably be expected to result in a material liability to any of the Borrowers or any of their Subsidiaries or to materially affect any real property owned or leased by any of them; and use reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Materials of Environmental Concern in a manner that would reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, any of the Borrowers or any of their Subsidiaries. Noncompliance with any of the foregoing shall be deemed not to constitute a breach of this Section 6.8(c) if (x) upon learning of such noncompliance or suspected noncompliance, the Borrowers promptly undertake reasonable efforts to achieve compliance, and (y) such noncompliance and any other noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.9    Intentionally Omitted.
6.10    Additional Collateral, etc. (a). With respect to any Property acquired after the Third Restatement Effective Date by any Borrower or any of its Subsidiaries (other than (w) any real property or any Property described in paragraph (c) of this Section, (x) vehicles or any Property subject to a Lien expressly permitted by Sections 7.3(g), 7.3(k) or 7.3(n), (y) Property acquired by an Excluded Foreign Subsidiary and (z) any Excluded Collateral (as such term is defined in the Guarantee and Collateral Agreement)) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest (or, solely with respect to Delek Funded FF&E, for so long as Delek Build to Suit Financing is in place with respect to the Delek Financed Build to Suit Leased Location where such Delek Funded FF&E is located, take commercially reasonable, best efforts to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected second priority security interest) in such Property (other than Deposit Accounts, unless otherwise requested to take such action by the Administrative Agent, in its sole reasonable discretion), including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.
(b)    With respect to (i) any fee interest in any real property having an aggregate appraised value (together with improvements thereof) of at least $1,000,000 acquired in one or a series of transactions after the Third Restatement Effective Date by any Borrower or any of its Subsidiaries (including any such real property owned by any new Subsidiary acquired after the Third Restatement Effective Date and excluding any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Section 7.3(g) or 7.3(k)) or (ii) subject to the related Loan Party obtaining the required landlord consent (provided that, each Loan Party shall use commercially reasonable efforts to obtain such consent), any leasehold interest in any real property having an aggregate appraised value of at least $1,000,000 acquired or leased (including any leasehold property interest owned by any new Subsidiary acquired after the Third Restatement Effective Date) in one or a series of transactions after the Third Restatement Effective Date by any Borrower or any of its Subsidiaries, promptly (1) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (2) deliver to the Administrative Agent an appraisal of such real property from a firm reasonably satisfactory to the Administrative Agent, (3) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents, waivers or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (4) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary contained in this Section 6.10(b), (i) in the event that the Borrower is required to obtain flood insurance for any parcel of real property owned in fee with an aggregate appraised value of less than $2,000,000 or a leasehold interest in any real property with an aggregate appraised value of less than $2,000,000 which would otherwise be subject to the requirements of this Section 6.10(b) and the Borrower believes the premiums for such flood insurance to be uneconomical, subject to the following clause (ii), at the Borrower’s written request, the Administrative Agent shall waive the Borrower’s compliance with this Section 6.10(b) to the extent permitted by applicable law (including, without limitation, any bank regulatory law or regulations), provided that, the Borrower has provided the Administrative Agent satisfactory support for such determination, and (ii) the aggregate appraised value of real property either owned in fee or subject to a leasehold interest excluded from the provisions of this Section 6.10(b) may not at any time exceed an amount equal to 2% of the total asset value of the Borrowers and their Subsidiaries. The Borrowers shall not be required to deliver a Mortgage covering any Exempt Property. The forgoing notwithstanding, with respect to each Delek Build to Suit Lease entered into by a Borrower or a Subsidiary of a Borrower, the Borrowers shall promptly (1) execute and deliver a first priority leasehold Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such leasehold interest in real property if and to the extent permitted by the terms of such Delek Build to Suit Lease and the holder of Delek Build to Suit Financing associated with such Delek Build to Suit Lease (each such leasehold Mortgage a “Build to Suit Leasehold Mortgage”), (2) solely in the event the Administrative Agent has or is permitted to have a Build to Suit Leasehold Mortgage on such real property or if otherwise required by law, deliver to the Administrative Agent an appraisal of such real property from a firm reasonably satisfactory to the Administrative Agent, (3) solely in the event the Administrative Agent has or is permitted to have a Build to Suit Leasehold Mortgage on such real property, use commercially reasonable, best efforts to deliver to the Administrative Agent a landlord waiver and consent to leasehold mortgage in form and substance reasonably acceptable to the Administrative Agent, (4) if requested by the Administrative Agent and solely in the event the Administrative Agent has or is permitted to have a Build to Suit Leasehold Mortgage on such real property, provide the Lenders with any consents, waivers or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (5) if requested by the Administrative Agent and solely in the event the Administrative Agent has or is permitted to have a Build to Suit Leasehold Mortgage on such real property, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(c)    With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary or a Joint Venture that is a Subsidiary) created or acquired after the Third Restatement Effective Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by any Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement (both as a grantor of a security interest and as a guarantor of the payment and performance of all the Obligations) and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(d)    With respect to any new Excluded Foreign Subsidiary created or acquired after the Third Restatement Effective Date by any Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the

Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by such Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
6.11    Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrowers or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrowers will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrowers or any of their Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
6.12    Interest Rate Protection. The Borrowers shall maintain the Hedge Agreements providing protection against fluctuations in interest rates currently in effect as were required pursuant to Section 6.12 of the Existing Credit Agreement; provided, however, upon expiration of such Hedging Agreements in accordance with its terms, the Borrowers shall not be required to enter into new or replacement Hedging Agreements.
6.13    Post-Closing Requirements. The Borrowers to deliver or to cause to be delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 6.13 on or before the dates specified with respect to such items, or such later dates as may be agreed to by the Administrative Agent, in its reasonable discretion.

SECTION 7.	NEGATIVE COVENANTS
Each Borrower hereby jointly and severally agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each Borrower shall not, and shall not permit any of its Subsidiaries to (and shall not suffer or permit any Joint Venture which is less than fifty percent (50%) owned by the Borrower or any of its Subsidiaries, if the Borrower or such Subsidiary is a general partner, or treated as a general partner, of such Joint Venture resulting in general liability to the Borrower or such Subsidiary, to), directly or indirectly:
7.1    Financial Condition Covenants.
(a)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio

FQ1 2014	3.40 to 1.00
FQ2 2014	5.00 to 1.00
FQ3 2014	5.00 to 1.00
FQ4 2014	5.00 to 1.00
FQ1 2015	4.75 to 1.00
FQ2 2015	4.75 to 1.00
FQ3 2015	4.75 to 1.00
FQ4 2015	4.75 to 1.00
FQ1 2016	4.50 to 1.00
FQ2 2016	4.50 to 1.00
FQ3 2016	4.50 to 1.00
FQ4 2016	4.50 to 1.00
FQ1 2017	4.25 to 1.00
FQ2 2017	4.25 to 1.00
FQ3 2017	4.25 to 1.00
FQ4 2017	4.25 to 1.00
FQ1 2018	3.75 to 1.00
FQ2 2018	3.75 to 1.00
FQ3 2018	3.75 to 1.00
FQ4 2018 and thereafter	3.50 to 1.00

(b)    Intentionally Omitted.

(c)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Fixed Charge Coverage Ratio
FQ1 2014 and thereafter	1.25 to 1.00

(d)    Consolidated Adjusted Leverage Ratio.   Permit the Consolidated Adjusted Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Adjusted Leverage Ratio

FQ1 2014	4.75 to 1.00
FQ2 2014	5.75 to 1.00
FQ3 2014	5.75 to 1.00
FQ4 2014	5.75 to 1.00
FQ1 2015	5.50 to 1.00
FQ2 2015	5.50 to 1.00
FQ3 2015	5.50 to 1.00
FQ4 2015	5.50 to 1.00
FQ1 2016	5.25 to 1.00
FQ2 2016	5.25 to 1.00
FQ3 2016	5.25 to 1.00
FQ4 2016	5.25 to 1.00
FQ1 2017	5.00 to 1.00
FQ2 2017	5.00 to 1.00
FQ3 2017	5.00 to 1.00
FQ4 2017	5.00 to 1.00
FQ1 2018	4.75 to 1.00
FQ2 2018	4.75 to 1.00
FQ3 2018	4.75 to 1.00
FQ4 2018 and thereafter	4.50 to 1.00

7.2    Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness of any Loan Party pursuant to any Loan Document;
(b)    Indebtedness of any Borrower to any other Borrower or any of their Wholly Owned Subsidiaries that are Loan Parties and of any Wholly Owned Subsidiary Guarantor to the Borrowers or any other Wholly Owned Subsidiary that are Loan Parties;

(c)    Indebtedness (including, without limitation, purchase money Indebtedness and Capital Lease Obligations, other than purchase money Indebtedness and Capital Lease Obligations set forth on Schedule 7.2) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding;
(d)    Guarantee Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with Dispositions permitted under Section 7.5;
(e)    Guarantee Obligations made in the ordinary course of business by the Borrowers or any of their Subsidiaries of obligations of any Borrower or any Subsidiary Guarantor, which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guarantee shall be subordinated to the same extent;
(f)    Guarantee Obligations incurred in the ordinary course of business with respect to surety and appeals bonds, performance bonds and other similar obligations;
(g)    Additional unsecured Indebtedness of the Borrowers or any of their Subsidiaries in an aggregate principal amount (for the Borrowers and all their Subsidiaries) not to exceed $7,500,000 at any one time outstanding;
(h)    Additional Indebtedness of the Borrowers or any of their Subsidiaries in an aggregate principal amount (for the Borrowers and all their Subsidiaries) not to exceed $10,000,000 at any one time outstanding;
(i)    Indebtedness consisting of unpaid insurance premiums (not in excess of one (1) years’ premiums) owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in the ordinary course of business;
(j)    Indebtedness in respect of netting services, overdraft protections and other like services, in each case incurred in the ordinary course of business;
(k)    Indebtedness of the Borrower and its Subsidiaries in respect of Capital Lease Obligations incurred in a sale and leaseback transaction permitted by Section 7.10;
(l)    purchase money Indebtedness and Capital Lease Obligations existing on the Third Restatement Effective Date and set forth in Schedule 7.2;
(m)    unsecured intercompany Indebtedness permitted pursuant to Section 7.8(f);
(n)    purchase money Indebtedness incurred by a Joint Venture secured by Liens permitted by Section 7.3(l); provided, that, such Indebtedness shall be non-recourse to the Joint Venture; and
(o)    Delek Build to Suit Borrower Indebtedness, in an aggregate amount not to exceed $90,000,000 at any time outstanding; provided, that, such Indebtedness constitutes “Indebtedness” solely as a result of GAAP accounting and is at all times non-recourse the Borrowers and all Subsidiaries of the Borrowers.

7.3    Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:
(a)    Liens for taxes, assessments, charges and/or other governmental levies that are not past due or remain payable without penalty, or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the relevant Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;
(b)    Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 45 days or that are being contested in good faith by appropriate proceedings;
(c)    Pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
(d)    Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e)    Easements, rights-of-way, restrictions and other similar non-monetary encumbrances which (x) with respect to Liens created on or prior to the Third Restatement Effective Date, do not materially detract from the value of the Property subject thereto as used in the business of the Borrowers or any of their Subsidiaries or do not materially interfere with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries, and (y) with respect Liens created after the Third Restatement Effective Date, are incurred in the ordinary course of business that do not in any case materially detract from the value of the Property subject thereto as used in the business of the Borrowers or any of their Subsidiaries or do not materially interfere with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries;
(f)    Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(l), provided that no such Lien is spread to cover any additional Property after the Third Restatement Effective Date and that the amount of Indebtedness secured thereby is not increased;
(g)    Liens securing Indebtedness of the Borrowers or any of their Subsidiaries incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the amount of Indebtedness initially secured thereby is not less than 60%, or more than 100% of the purchase price of such fixed or capital asset;
(h)    Liens created pursuant to the Security Documents;

(i)    Any interest or title of a lessor under any lease or a sublessor under any sublease entered into by a Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;
(j)    Liens securing the obligations of the Borrowers and their Subsidiaries in respect of Hedge Agreements (i) entered into to hedge against fluctuations in the price of petroleum, fuel and related commodities (including, without limitation, ethanol, biodiesel and other additives) in the ordinary course of business and not for speculative purposes that have been disclosed to the Administrative Agent, provided that, such Liens shall only consist of deposits of cash and Cash Equivalents by the Borrowers and their Subsidiaries in an aggregate amount not exceeding $7,000,000 at any one time and (ii) pursuant to Section 6.12;
(k)    Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrowers and all their Subsidiaries) $10,000,000 at any one time;
(l)    Liens securing Indebtedness of a Joint Venture (to the extent such Joint Venture is not a Subsidiary) incurred pursuant to Section 7.2(n) to finance the acquisition by the Joint Venture of a Build to Suit Leased Location, provided that (i) such Liens do not at any time encumber any Property other than the Build to Suit Leased Location and any equipment located thereon and used in connection therewith financed by such Indebtedness, (ii) the amount of Indebtedness secured thereby is not increased and (iii) the amount of Indebtedness initially secured thereby is not less than 60% or more than 100% of the purchase price of such Build to Suit Leased Location;
(m)    Liens on assets that are the subject of any sale and leaseback transaction permitted by Section 7.10; and
(n)    Liens on Delek Funded FF&E located at a Delek Financed Build to Suit Leased Location solely to the extent: (i) such Liens secure Delek Build to Suit Financing at the Delek Financed Build to Suit Leased Location where the Delek Funded FF&E is located, (ii) such Liens do not at any time encumber any Property of Borrower or its Subsidiaries, other than the Delek Funded FF&E, (iii) 100% of the purchase price paid to acquire such Delek Funded FF&E was financed through a Holdings’ Equity Contribution, (iv) the amount of Indebtedness initially secured thereby is not more than 100% of all costs associated with such Delek Financed Build to Suit Leased Location, and (v) for so long as such Liens are in place, Borrowers shall take commercially reasonable, best efforts to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected second priority security interest in such Delek Funded FF&E.
7.4    Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

(a)    any Subsidiary of the Borrowers (other than a Joint Venture) may be merged or consolidated with or into a Borrower (provided that a Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that (i) the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Wholly Owned Subsidiary Guarantor and the relevant Borrower shall comply with Section 6.10 in connection therewith); and
(b)    any Subsidiary of the Borrowers may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Borrower or any Subsidiary Guarantor.
7.5    Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:
(a)    the Disposition of obsolete or worn out Property in the ordinary course of business;
(b)    the sale of inventory in the ordinary course of business;
(c)    dispositions permitted by Section 7.4(b);
(d)    the sale or issuance of any Subsidiary’s Capital Stock to a Borrower or any Subsidiary Guarantor;
(e)    the Disposition of other assets having a fair market value not to exceed $10,000,000 in the aggregate for any fiscal year of the Borrowers, provided, that, the fair market value of all fee or leased real property disposed of in any fiscal year pursuant to this Section 7.5(e) shall not exceed $5,000,000 in the aggregate;
(f)    in connection with any Recovery Event;
(g)    Sale and leaseback transactions permitted by Section 7.10;
(h)    Dispositions of fee owned or leased real Property interests of the Borrowers or any of their Subsidiaries (other than Dispositions of Surplus Growth Capital Expenditures) not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any Disposition, no Event of Default shall exist or shall result from such Disposition, (ii) one hundred percent (100%) of the aggregate sales price from such Disposition shall be paid in cash or Cash Equivalents, (iii) such Dispositions shall yield (either individually or collectively in a series of related Dispositions that shall occur within any six month period) Total Consideration of at least six times the amount of Consolidated EBITDA generated by such real Property interests during any twelve (12) month period ending on or after the date which is nine (9) months prior to the date of such Disposition or, with respect to a series of related Dispositions, prior to the date of the first Disposition of such series (calculated on an aggregate basis for all such real Property interests that are part of the same or a related series of Dispositions occurring within any six month period, pursuant to one or more binding purchase agreements, which may involve different purchasers), as certified by a Responsible Officer, and accompanied by a Compliance Certificate containing all information and calculations necessary for determining the same; and (iv) the aggregate fair market value of all fee owned or leased real Property interests so sold by the Borrowers and their Subsidiaries, collectively, shall not exceed (x) $15,000,000 in any Fiscal Year of the Borrowers and (y) $60,000,000 at all times from and after the Third Restatement Effective Date;
(i)    Dispositions of personal Property, plant and equipment associated with the fee owned or leased real Property disposed of pursuant to Section 7.5(h) that are made for fair market value; provided, that (i) at the time of any Disposition, no Event of Default shall exist or shall result from such Disposition, and (ii) one hundred percent (100%) of the aggregate sales price from such Disposition shall be paid in cash or Cash Equivalents;
(j)    licenses, sublicenses, leases or subleases granted to third parties not interfering with the business of the Loan Parties or any of their Subsidiaries in any material respect (but specifically excluding any sale-leaseback transaction or any lease of real Property);
(k)    lapse, abandonment or other dispositions of intellectual property that is, in the reasonable good faith judgment of a Loan Party, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Loan Parties or any of their Subsidiaries;
(l)    settlement of delinquent Accounts in the ordinary course of business or in connection with the bankruptcy or reorganization of suppliers or customers;
(m)    transactions expressly permitted pursuant to Section 7.8 hereof;
(m)    any involuntary loss, damage or destruction of Property, including, without limitation, condemnation, seizure and eminent domain;
(o)    the sale or issuance of Capital Stock of Holdings or MAPCO Express that does not result in a Change of Control;
(p)    transfers of Property to a Joint Venture in connection with a Build to Suit Project, provided (x) the aggregate fair market value of all assets so transferred with respect to all Joint Ventures shall not exceed $5,000,000 reduced by the aggregate amount of all Investments made pursuant to Section 7.8(l) (including, without limitation, all cash Investments and all Capital Expenditures expended by the Borrowers and their Subsidiaries at or with respect to all Build to Suit Leased Locations owned by Joint Ventures), and (y) the aggregate fair market value of all assets transferred to a Joint Venture in connection with each individual Build to Suit Project shall not exceed $1,500,000 reduced by the aggregate amount of all Investments made with respect to such Build to Suit Project pursuant to Section 7.8(l) (including, without limitation, all cash Investments and all Capital Expenditures expended by the Borrowers and their Subsidiaries at or with respect to such Build to Suit Leased Location owned by a Joint Venture);

(q)    to the extent constituting a Disposition of Property, Liens permitted pursuant to Section 7.3; and
(r)    Dispositions of Surplus Growth Capital Expenditures which are sold for fair market value, provided, that (i) one hundred percent (100%) of the aggregate sales price from such Disposition shall be paid in cash or Cash Equivalents, (ii) the Surplus Growth Capital Expenditures are Disposed of within twenty four (24) months following the date such Surplus Growth Capital Expenditures were made and (iii) the aggregate fair market value of all Surplus Growth Capital Expenditures permitted to be Disposed of by the Borrowers and their Subsidiaries, collectively, shall not exceed $9,000,000 in any fiscal year of the Borrowers; provided, further, that, no more than $3,000,000 of the Surplus Growth Capital Expenditures disposed of in any fiscal year in accordance with the forgoing shall be attributable to Surplus Growth Capital Expenditures made in any fiscal year and any Surplus Growth Capital Expenditures made in any fiscal year in excess of $3,000,000 may not be Disposed of by the Borrowers and their Subsidiaries (for purposes of illustration only, if the Loan Parties made Surplus Growth Capital Expenditures of (x) $5,000,000 on June 30, 2011, (y) $0.00 in the fiscal year ending December 31, 2012 and (z) $3,000,000 on April 30, 2013, and none of such Surplus Growth Capital Expenditures have been Disposed of as of April 30 2013, then the Loan Parties would be permitted to Dispose of $6,000,000 of Surplus Growth Capital Expenditures during the fiscal year ending December 31, 2013, which would represent $3,000,000 of the Surplus Growth Capital Expenditures made on June 30, 2011 and $3,000,000 of the Surplus Growth Capital Expenditures made on April 30, 2013); and
(s)    Disposition of the MAPCO Trucking Operations; provided, that (i) at the time of any Disposition, no Event of Default shall exist or shall result from such Disposition, (ii) the Net Cash Proceeds of dispositions of the MAPCO Trucking Operations shall be applied to repay outstanding Revolving Credit Loans (without a permanent reduction of the Total Revolving Credit Commitments) and (iii) after giving effect to such Disposition, the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 7.1 for the most recent fiscal quarter then ended for which financial statements have been timely delivered, recomputed to exclude Consolidated EBITDA of the MAPCO Trucking Operations that is subject to the Disposition for the four quarter period ended on such date of measurement (as if such Disposition and repayment of Indebtedness occurred on the first day of such period).
7.6    Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of a Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of a Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating any Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, “Restricted Payments”), except that:

(a)    Any Subsidiary of the Borrowers may make Restricted Payments to the Borrowers or any Subsidiary Guarantor (and any Joint Venture may declare and pay dividends on not less than a pro rata basis to a Borrower or a Subsidiary of a Borrower, as the case may be, and otherwise to other joint venture interest holders of such Joint Venture);
(b)    Any Borrower may make Restricted Payments in the form of its common stock;
(c)    The Borrowers may pay dividends to Holdings to permit Holdings to pay corporate overhead expenses incurred in the ordinary course of business not to exceed $1,500,000 in the aggregate in any fiscal year;
(d)    (i) MAPCO Express may make, on the Third Restatement Effective Date (or within thirty (30) days thereafter), in one or more payments, the Third Restatement Effective Date Dividend, provided that, (A) no Default or Event of Default has occurred and is continuing or would arise as a result of the making of any portion of Third Restatement Effective Date Dividend, (B) the ratio of (x) Consolidated Total Debt of the Loan Parties as of the date on which each portion of the Third Restatement Effective Date Dividend is made after giving effect to the consummation of the transactions contemplated hereby (including, without limitation, the making of the Third Restatement Effective Date Dividend to be made on such date), payment of all costs and expenses in connection therewith and the funding of the initial Loans (or, with respects to portions of the Third Restatement Effective Date Dividend made after the Third Restatement Effective Date, any Loans made on the date such portion of the Third Restatement Effective Date Dividend is made), to (y) Consolidated EBITDA of MAPCO Express and its consolidated Subsidiaries for the trailing twelve month period ended December 31, 2013 (or, with respect to a portion of the Third Restatement Effective Date Dividend made after the Third Restatement Effective Date, for the four quarter period ended December 31, 2013, or if such financial statements are available, March 31, 2014) is not greater than 4.30 to 1.00, and (C) after giving effect to the making of any portion of Third Restatement Effective Date Dividend, the aggregate Available Revolving Credit Commitments exceeds $20,000,000; and (ii) in the event MAPCO Express does not make all of the Third Restatement Effective Date Dividend pursuant to clause (i) of this Section 7.6(d) in an aggregate amount equal to $50,000,000 within thirty days following the Third Restatement Effective Date, the Borrowers may make up to four (4) quarterly dividends to Holdings during the period commencing on August 1, 2014 and ending on May 31, 2015 in an aggregate amount not to exceed the sum of $50,000,000 minus the aggregate amount of the Third Restatement Effective Date Dividend that was made by MAPCO Express pursuant to clause (i) of this Section 7.6(d) (such dividends are referred to herein as the "Additional Dividends"), provided, that, (A) such Additional Dividends shall be made quarterly during the period commencing on August 1, 2014 and ending on May 31, 2015 (x) no earlier than five (5) Business Days after the date on which financial statements for June 30, 2014, September 30, 2014, December 31, 2014 and March 31, 2015 have been timely received by the Administrative Agent (such financial statements, the "7.6(d) Applicable Quarterly Financial Statements"), and (y) no later than forty five (45) days following the date on which such 7.6(d) Applicable Quarterly Financial Statements have been timely received by the Administrative Agent, (B) after giving effect to such Additional Dividends, the Borrowers are in compliance on a pro forma basis with the covenants set forth in Section 7.1, recomputed using the 7.6(d) Applicable

Quarterly Financial Statements and the Borrower shall have provided evidence to the Administrative Agent that the Consolidated Leverage Ratio on a pro forma basis after giving effect to the applicable Additional Dividend (and the incurrence of any Indebtedness in connection therewith), is not greater than .50x less than the covenant then in effect pursuant to Section 7.1, (C) after giving effect to the making of any portion of any Additional Dividend, the aggregate Available Revolving Credit Commitments exceeds $20,000,000 and (D) no Default or Event of Default has occurred and is continuing or would arise as a result of such Additional Dividend;
(e)    In addition to Restricted Payments otherwise permitted in this Section 7.6, at any time from and after April 30, 2015, the Borrowers may pay dividends to Holdings in an aggregate amount not to exceed $15,000,000 in any trailing four quarter period, provided, that, (i) such Restricted Payments shall be made quarterly (x) no earlier than five (5) Business Days after the date on which financial statements for the most recent quarter then ended have been timely received by the Administrative Agent (such financial statements, the "Applicable Quarterly Financial Statements"), and (y) no later than forty five (45) days following the date on which such Applicable Quarterly Financial Statements have been timely received by the Administrative Agent, (ii) after giving effect to such Restricted Payment, the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 7.1, recomputed using the Applicable Quarterly Financial Statements and the Borrower shall have provided evidence to the Administrative Agent that the Consolidated Leverage Ratio on a pro forma basis after giving effect to the applicable Restricted Payment (and the incurrence of any Indebtedness in connection therewith), is not greater than .50x less than the covenant then in effect pursuant to Section 7.1, and (iii) no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment; and
(f)    MAPCO Express may make Restricted Payments in cash in respect of any Capital Stock issued pursuant to a Management Stock Plan, provided that all of the following conditions are satisfied: (i) no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment and (ii) the sum of the aggregate Restricted Payments permitted in any fiscal year of the Loan Parties shall not exceed $500,000.
7.7    Limitation on Growth Capital Expenditures. Make or commit to make any Growth Capital Expenditure, except:
(a)    during any fiscal year of the Borrowers, Growth Capital Expenditures of the Borrowers and their Subsidiaries in an aggregate amount not in excess $40,000,000 during such fiscal year (with respect to each fiscal year, the "Growth Capital Expenditure Limitation"); provided, that, (i) up to 75% of any amount set forth above, if not expended in the fiscal year for which it is permitted, commencing with the fiscal year ending December 31, 2014, may be carried over for expenditure in the next succeeding fiscal year (which is, for the avoidance of doubt, beginning with the fiscal year ending December 31, 2015), and (ii) Growth Capital Expenditures made pursuant to clause (a)(i) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal year pursuant to clause (i) above, and second, in respect of amounts permitted for such fiscal year as provided above. In addition, if the Loan Parties (x) make a Growth Capital Expenditure in accordance with the terms hereof in any fiscal year with the intent to sell

(at the time such expenditure is made) a portion of the Property included in such Growth Capital Expenditure that is not necessary to the business of the Loan Parties (the Property that is intended to be sold is referred to herein as "Surplus Growth Capital Expenditures"), and (y) are permitted to sell (pursuant to Section 7.5(r) of this Agreement) and subsequently sell such Surplus Growth Capital Expenditure within twenty four (24) months following the date on which the Surplus Growth Capital Expenditure was originally made, then the Loan Parties shall be permitted to increase the Growth Capital Expenditure Limitation for the fiscal year immediately succeeding the fiscal year during which the Surplus Growth Capital Expenditure was sold in an aggregate amount equal to the lesser of (1) the Net Cash Proceeds actually received by such Loan Parties in connection with such sale and (2) the purchase price paid by the Loan Parties to acquire such Surplus Growth Capital Expenditures, provided, that in no event shall the Growth Capital Expenditure Limitation for any fiscal year be increased as a result of Dispositions of Surplus Growth Capital Expenditures by more than $9,000,000.
(b)    Growth Capital Expenditures made with the proceeds of any Recovery Event.
(c)    Growth Capital Expenditures consisting purchases of Delek Funded FF&E.
(d)    Any amounts in connection with Build to Suit Projects that are required by GAAP to be recognized as Capital Expenditures but are not paid in cash by Borrowers.
7.8    Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:
(a)    Extensions of trade credit in the ordinary course of business;
(b)    Investments in Cash Equivalents;
(c)    Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);
(d)    Loans and advances to employees of the Borrowers or any of their Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrowers and their Subsidiaries not to exceed $500,000 at any one time outstanding;
(e)    Investments in assets otherwise permitted by Section 7.7 and all Maintenance Capital Expenditures;
(f)    Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Borrowers or any of their Subsidiaries (other than Subsidiaries that are Joint Ventures) in a Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

(g)    In addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries (other than (x) Growth Capital Expenditures and (y) Investments in Joint Ventures, which shall only be permitted to the extent set forth in clause (l) of this Section 7.8) in an aggregate amount (valued at cost) not to exceed $50,000,000 at all times from and after the Third Restatement Effective Date, which amount shall be increased (effective, with respect to each increase in credit described in a Revolving Commitment Increase Notice pursuant to Section 2.26, as of each Revolving Credit Increase Effective Date in respect of such Revolving Commitment Increase Notice) proportionately by the percentage increase in the Total Revolving Credit Commitment (as in effect on the Third Restatement Effective Date) resulting from the consummation of the increase in credit described in each Revolving Commitment Increase Notice; provided, that with respect to any such Investment, (i) after giving pro forma effect to such Investment, (x) the Consolidated Leverage Ratio shall be at least 0.25x less than the covenant then in effect pursuant to Section 7.1 and (y) the aggregate Available Revolving Credit Commitments exceeds $25,000,000 and (ii) no Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to such Investment;
(h)    Investments acquired in connection with the settlement of delinquent Accounts in the ordinary course of business or in connection with the bankruptcy or reorganization of an account debtor;
(i)    to the extent constituting Investments, deposits, prepayments and other credits to lessors in connection with operating lease obligation made in the ordinary course of business and securing contractual obligations of a Loan Party;
(j)    Investments consisting of negotiable instruments held for collection in the ordinary course of business;
(k)    Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 7.5(e);
(l)    Investments in Joint Ventures (including, without limitation, cash Investments and Capital Expenditures made in respect of Build to Suit Leased Locations owned by such Joint Ventures) in connection with Build to Suit Projects, in an aggregate amount not to exceed $5,000,000 reduced by the aggregate amount of all transfers of Property made pursuant to Section 7.5(p); provided, that, (x) the aggregate Investment permitted in a Joint Venture in connection with each Build to Suit Project shall not exceed $1,500,000 in cash reduced by (1) the aggregate amount of all transfers of Property made with respect to such Build to Suit Project pursuant to Section 7.5(p) and (2) all Capital Expenditures expended by the Borrowers and their Subsidiaries at or with respect to such Build to Suit Leased Location (y) the percentage ownership interest held by a Borrower or a Subsidiary of a Borrower in such Joint Venture shall be reasonably acceptable to the Required Lenders; and
(m)    Investments resulting from Hedge Agreements entered into to hedge against fluctuations in the price of fuel in the ordinary course of business and not for speculative purposes that have been disclosed to the Administrative Agent or pursuant to Section 6.12.

In determining the amount of Investments permitted under Section 7.8(g) as of any date of determination (1) Investments constituting a loan or advance shall be valued as the amount then outstanding on such loan or advance (and not the aggregate amount of the original Investment), (2) Investments constituting a guaranty (to the extent constituting an Investment) shall be valued as the amount then outstanding on such guaranty and, upon the cancellation or return of such guaranty without a payment thereof, such Investment shall be deemed to be zero, and (3) Investments not constituting Indebtedness shall be valued at the amount of the aggregate cash Investment by the applicable Person, less all dividends or other distributions on equity or returns of capital (but, in each case, only to the extent received in cash or Cash Equivalents) received by such Person with respect to such Investment (without regard to any increases while such Investment is in existence).
7.9    Limitation on Transactions with Affiliates. Except as set forth on Schedule 7.9, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than a Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrowers or their Subsidiaries, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrowers or their Subsidiaries, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.
7.10    Limitation on Sales and Leasebacks. Enter into or maintain any arrangement with any Person providing for the leasing by a Borrower or any Subsidiary of real or personal Property which has been or is to be sold by a Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of Holdings, a Borrower or such Subsidiary, except that a Borrower or any of its Subsidiaries may enter into sale and leaseback transactions if (i) the aggregate amount of Indebtedness incurred equal to the Attributable Debt relating to all sale and leaseback transactions does not exceed $12,500,000 in the aggregate outstanding at all times from and after the Third Restatement Effective Date and (ii) the Net Cash Proceeds of each sale and leaseback transaction are at least equal to the fair market value of the Property that is the subject of such sale and leaseback transaction.
7.11    Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrowers to end on a day other than December 31 or change the Borrowers’ method of determining fiscal quarters.
7.12    Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) leases existing on the date hereof which are not subject to a Mortgage and leases entered into after the Third Restatement Effective Date which are not required to be subject to a Mortgage in accordance to Section 6.10(b), in either case, which require the relevant landlord’s approval to mortgage or assign such lease and (c) any agreements governing any purchase money Liens, Capital Lease Obligations or Liens otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).
7.13    Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, any Borrower or any other Subsidiary, (b) make Investments in any Borrower or any other Subsidiary or (c) transfer any of its assets to any Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (iii) any document or instrument governing Liens permitted pursuant to Section 7.3 provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens.
7.14    Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto (including, without limitation, transportation and marketing of petroleum and petroleum related products).
7.15    Intentionally Omitted.
7.16    Limitation on Hedge Agreements. Enter into any Hedge Agreement other than (a) Hedge Agreements required hereunder and (b) Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates, commodity prices or foreign exchange rates.

SECTION 8.	EVENTS OF DEFAULT
If any of the following events shall occur and be continuing:
(a)    The Borrowers shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrowers shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five (5) days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or
(b)    Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or
(c)    Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrowers only),

Section 6.7(a) or SECTION 7, or in Section 5 of the Guarantee and Collateral Agreement (other than Section 5.1 of the Guarantee and Collateral Agreement); or
(d)    Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied (or is not otherwise waived) for a period of 30 days after the earlier to occur of (i) the date upon which any Loan Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrowers by the Administrative Agent or the Required Lenders; or
(e)    Any Borrower or any of its Subsidiaries (or any Joint Venture that is less than fifty percent (50%) owned by the Borrower or any of its Subsidiaries, if the Borrower or such Subsidiary is a general partner, or treated as a general partner, of such Joint Venture resulting in general liability to the Borrower or such Subsidiary) shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto beyond the period of grace, if any, in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or
(f)    (i) any Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding‑up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any

Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(g)    (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of a Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or
(h)    One or more judgments or decrees shall be entered against any Borrower or any of its Subsidiaries (or any Joint Venture that is less than fifty percent (50%) owned by the Borrower or any of its Subsidiaries, if the Borrower or such Subsidiary is a general partner, or treated as a general partner, of such Joint Venture resulting in general liability to the Borrower or such Subsidiary) involving for the Borrowers and their Subsidiaries (and any Joint Venture that is less than fifty percent (50%) owned by the Borrower or any of its Subsidiaries, if the Borrower or such Subsidiary is a general partner, or treated as a general partner, of such Joint Venture resulting in general liability to the Borrower or such Subsidiary), taken as a whole, a liability (other than liabilities fully covered by independent, third-party insurance as to which the relevant insurance company has acknowledged coverage or fully paid) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or
(i)    Any of the Security Documents (other than the Mortgages) shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents (other than the Mortgages) shall cease to be enforceable and of the same effect and priority purported to be created thereby or a material amount of the Mortgages shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any

Loan Party shall so assert, or the Mortgages shall cease to create a valid Lien on a portion of the Collateral purported to be covered thereby having an appraised value of $28,500,000 or more individually or in the aggregate, or such Lien shall for any reason cease to be an effective and first priority Lien on a portion of the Collateral purported to be covered thereby having an appraised value of $28,500,000 or more individually or in the aggregate, subject only to Liens permitted pursuant to Section 7.3; or
(j)    The guarantee contained in Section 2 of the Guarantee and Collateral Agreement or the guarantee set forth in the Holdings Guaranty shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or
(k)    Any Change of Control shall occur; or
(l)    Any event described in Section 8(f) shall occur with respect to any Joint Venture which is less than fifty percent (50%) owned by a Borrower or any of its Subsidiaries if a Borrower or such Subsidiary is a general partner, or treated as a general partner, of such Joint Venture resulting in general liability to the Borrower or such Subsidiary;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto).

SECTION 9.	THE AGENTS
9.1    Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.
9.2    Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys‑in‑fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in‑fact selected by it with reasonable care.
9.3    Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
9.4    Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
9.5    Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
9.6    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan

Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys‑in‑fact or affiliates.
9.7    Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of each Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
9.8    Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
9.9    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten days’ notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under SECTION 8(a) or SECTION 8(f) with respect to any Borrower shall have occurred and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is ten days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Any Co-Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as a Co-Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of such Co-Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by such Co-Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent’s resignation as Agent, the provisions of this SECTION 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.
9.10    Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.
9.11    The Arrangers; the Co-Syndication Agents. None of the Arrangers nor the Co-Syndication Agents, in their respective capacities as such, shall have any duties or responsibilities, nor shall any such Person incur any liability, under this Agreement and the other Loan Documents.

SECTION 10.	MISCELLANEOUS
10.1    Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
(i)    forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, reduce the stated rate of any interest or fee payable under this Agreement (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;
(ii)    amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Supermajority Lenders,

consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral, release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement or release Holdings from its guarantee obligations under the Holdings Guaranty, in each case without the consent of all the Lenders;
(iii)    amend, modify or waive any provision of Section 7.5(g), Section 7.5(h), Section 7.5(i), Section 7.5(p) or Section 7.10 hereof, without the consent of Supermajority Lenders;
(iv)    intentionally omitted;
(v)    amend, modify or waive any provision of SECTION 9, or any other provision affecting the rights, duties or obligations of any Agent, without the consent of any Agent directly affected thereby;
(vi)    amend, modify or waive any provision of Section 2.16 or Section 6.5 of the Guarantee and Collateral Agreement without the consent of each Lender directly affected thereby;
(vii)    amend, modify or waive any provision of SECTION 3 without the consent of each Issuing Lender affected thereby;
(viii)    impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.6 without the consent of each Lender directly affected thereby; or
(ix)    amend, modify or waive any provision of Section 2.23 or 2.24 without the consent of the Swing Line Lender.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.
In addition to the amendments described above, and notwithstanding anything in this Section 10.1 to the contrary, any amendment to this Agreement or other Loan Documents to effectuate a Revolving Offered Increase Amount may be effected as contemplated by Section 2.26.

10.2    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrowers and the Administrative Agent, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule 1.1C hereto or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

MAPCO Express:	MAPCO Express, Inc. 7102 Commerce Way Brentwood, TN 37027 Attention: Assi Ginzburg, Chief Financial Officer or Gregory A Intemann, Treasurer Telecopy: (615) 224-1185 Telephone: (615) 224-1159
With a copy to:	Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, TN 37201 Attention: Susan Foxman, Esq. Telecopy: (615) 742-2785 Telephone: (615) 742-6200
The Administrative Agent:	Fifth Third Bank 38 Fountain Square Plaza Cincinnati, Ohio 45263 Attention: Judy Huls Telecopy: 513-534-0875 Telephone: 513-534-4224
With a copy to:	Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, IL 60661 Attention: Jennifer Wolfe, Esq. Telecopy: (312) 577-8713 Telephone: (312) 902-5525
Issuing Lender:	As notified by such Issuing Lender to the Administrative Agent and the Borrowers
provided that any notice, request or demand to or upon the Agents, any Issuing Lender or any Lender shall not be effective until received.
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to SECTION 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
10.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.4    Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
10.5    Payment of Expenses. Each Borrower jointly and severally agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out‑of‑pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any Property owned, occupied or operated by the Borrowers or any of their Subsidiaries, or any violation of, non-compliance with or liability under any Environmental Laws related in any way to the Borrowers or any of their Subsidiaries or any or their respective properties, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution from the Lenders or any other rights of recovery from the Lenders with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, provided that, such waiver shall not apply if, and to the extent, such claim for contribution or recovery arises out of the gross negligence or willful misconduct of such Indemnitee as found by a final non-appealable decision of a court of competent jurisdiction. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrowers pursuant to this Section shall be submitted to the president and the chief financial officer of each Borrower, at the address of MAPCO Express set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrowers in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.
10.6    Successors and Assigns; Participations and Assignments. (a). This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that neither of the Borrowers may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.
(b)    Any Lender may, without the consent of the Borrowers, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1. Each Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a), as fully as if such Participant were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section (including the requirements of paragraphs (d) through (g) of Section 2.18, as applicable, as though it were a Lender), and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)    Any Lender (an “Assignor”) may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof (other than a Defaulting Lender or an affiliate, Related Fund or Control Investment Affiliate thereof) or, with the consent of the Borrowers and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity, other than a Loan Party or any Affiliate of a Loan Party (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E (an "Assignment and Acceptance"), executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent, the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof, including any Related Fund) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender’s interests under this Agreement) and, after giving effect thereto, the assigning Lender (if it shall retain any commitments or Loans) shall have commitments and Loans aggregating at least $5,000,000, in each case, unless otherwise agreed by the Borrowers and the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.17, 2.18 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrowers shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.
(d)    The Administrative Agent shall, on behalf of the Borrowers as an agent solely for this purpose, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrowers marked “canceled”. The Register shall be available for inspection by the Borrowers or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall update the Register on the Third Restatement Effective Date to reflect the Revolving Credit Commitments of the Lenders after giving effect to this Agreement.

(e)    Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrowers. On or prior to such effective date, the Borrowers, at their own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note of the assigning Lender) a new Revolving Credit Note to the order of such Assignee in an amount equal to the Revolving Credit Commitment assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment, upon request, a new Revolving Credit Note to the order of the Assignor in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Note or Notes shall be dated the Third Restatement Effective Date and shall otherwise be in the form of the Note or Notes replaced thereby.
(f)    For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.
(g)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting

Lender, or with the prior written consent of the Borrowers and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to any Borrower may be disclosed only with such Borrower’s consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.
10.7    Adjustments; Set-off. (a). Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under the Facility, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set‑off, pursuant to events or proceedings of the nature referred to in SECTION 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. If a Defaulting Lender receives any such payment as described in the previous sentences, such Lender shall turn over such payments to the Administrative Agent in an amount that would satisfy the cash collateral requirements set forth in Section 2.22.
(b)    In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by each Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.8    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

10.9    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arrangers, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
10.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
10.12    Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:
(a)    submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
10.13    Acknowledgments. Each Borrower hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)    neither the Arrangers, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and the Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among the Borrowers and the Lenders.
10.14    Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arrangers, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.
10.15    Release of Collateral and Guarantee Obligations.
(a)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrowers in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement or that is owed any Funds Transfer and Deposit Account Liability) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.
(b)    Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge

Agreement and Funds Transfer and Deposit Account Liability) have been paid in full, all Commitments have terminated or expired, no Letter of Credit shall be outstanding, and all Obligations arising under Specified Hedge Agreements have been terminated, satisfied in full or cash collateralized in the manner required pursuant to the ISDA (together with any schedules thereto) relating to such Specified Hedge Agreement or, in the event the ISDA (or such schedules) relating to such Specified Hedge Agreement does not so require, in a manner reasonably satisfactory to the applicable Qualified Counterparty, if any, and all Funds Transfer and Deposit Account Liability then outstanding, if any, has been cash collateralized in a manner reasonably satisfactory to the Lender or Affiliate thereof that is owed such liabilities, if required by such Lender or such Affiliate, as the case may be, upon request of the Borrowers, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement or that is owed any Funds Transfer and Deposit Account Liability) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Subsidiary Guarantor or any substantial part of its Property, or otherwise, all as though such payment had not been made.
10.16    Accounting Changes. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
10.17    Intentionally Omitted.
10.18    WAIVERS OF JURY TRIAL. EACH BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
10.19    Joint and Several Liability. The obligations of the Borrowers hereunder and under the other Loan Documents are joint and several. Without limiting the generality of the foregoing,

reference is hereby made to Section 2 of the Guarantee and Collateral Agreement, to which the obligations of Borrowers and the other Loan Parties are subject.
10.20    Effect of Amendment and Restatement of the Existing Credit Agreement. On the Third Restatement Effective Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Third Restatement Effective Date, (b) such “Obligations” are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement and (c) upon the effectiveness of this Agreement all Loans of Lenders outstanding under the Existing Credit Agreement immediately before the effectiveness of this Agreement will be and become Loans hereunder on the terms and conditions set forth in this Agreement.
10.21    Dodd-Frank.Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case in respect of this clause (ii) pursuant to Basel III, shall, in each case, be deemed to be a change in a Requirement of Law and/or a change in capital adequacy regulation, regardless of the date enacted, adopted or issued.

[Remainder of page intentionally left blank;
signature pages follow.
IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.
BORROWER:

MAPCO EXPRESS, INC., a Delaware corporation

By: /s/ Danny C. Norris ______________________
Name: Danny C. Norris
Title: VP and Chief Accounting Officer

By: /s/ Andrew L. Schwarcz___________________
Name: Andrew L. Schwarcz
Title: VP and Assistant Secretary

IN WITNESS WHEREOF, the Administrative Agent has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.
ADMINISTRATIVE AGENT:

FIFTH THIRD BANK, an Ohio banking corporation, as Administrative Agent and a Lender By: /s/ Lisa Cook______________________ Name: Lisa Cook Title: Vice President

IN WITNESS WHEREOF, the undersigned Lender has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

REGIONS BUSINESS CAPITAL, A DIVISION OF REGIONS BANK, as Co-Syndication Agent By: /s/ James T. Coleman, III__________________ Name: James T. Coleman, III Title: SVP
REGIONS BANK, as a Lender By: /s/ James T. Coleman, III__________________ Name: James T. Coleman, III Title: SVP

IN WITNESS WHEREOF, the undersigned Lender has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

BMO CAPITAL MARKETS, as Joint Lead Arranger and Co-Syndication Agent By: /s/ C. Scott Place______________________ Name: C. Scott Place Title: Director

BANK OF MONTREAL, as a Lender By: /s/ C. Scott Place______________________ Name: C. Scott Place Title: Director

IN WITNESS WHEREOF, the undersigned Lender has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

BANK OF AMERICA, N.A., as Co-Syndication Agent and as a Lender By: /s/ Thomas C. Kilcrease, Jr.________________ Name: Thomas C. Kilcrease, Jr. Title: Senior Vice President

IN WITNESS WHEREOF, the undersigned Lender has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

BANK HAPOALIM B.M., as a Lender

By: /s/ Yael Weinstock-Shemesh______________
Name: Yael Weinstock-Shemesh
Title: Senior Vice President, Head of the Israeli Business Group

By: /s/ Lenroy Hackett__________________
Name: Lenroy Hackett
Title: Senior Vice President

IN WITNESS WHEREOF, the undersigned Lender has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Sharon Shipley__________________ Name: Sharon Shipley Title: Vice President

Annex A
Existing Letter of Credit
Issuer                 Beneficiary                 LC #

Fifth Third Bank        Hartford Insurance Company         S403970
Fifth Third Bank        City of Franklin             S406325
Bank of Montreal, Chicago    Ace American Insurance Company    BMCH434722OS

Schedule 1.1A-1
Exempt Properties
Owned Property

ID	Address	City	State	Zip	County
1133	4531 Chapman Highway	Knoxville	TN	37920	Knox
3155 (Parcel 2)	202 Hwy 75 North	Heth	AR	72346	St. Francis
3288	6566 Winchseter	Memphis	TN	38115	Shelby
3421	126 North Mt Juliet Rd	Mt Juliet	TN	37122	Wilson
3426	801 Expo Drive	Smyrna	TN	37167	Rutherford
3521	399 Cloud Springs Rd	Ft. Oglethorpe	GA	30742	Catoosa
3533	4500 Dayton Blvd	Red Bank	TN	37415	Hamilton
3610	1010 N. Third Ave	Chatsworth	GA	30705	Murray
3621	1261 Dawnville Road NE	Dalton	GA	30720	Whitfield
3681	2625 Dayton Blvd	Chattanooga	TN	37415	Hamilton
5188	64940 AL Hwy 77 North	Talledega	AL	35160	Talladega
5533	605 Broadway Avenue	Talladega	AL	35160	Talladega
5537	734 Airport Drive	Alexander City	AL	35010	Tallapoosa
5538	35160 Al Hwy 21	Talladega	AL	35160	Talladega
5540	102 Main Street	Weaver	AL	36277	Calhoun
7318	527 Columbia Street	Helena	AR	72342	Phillips
7324	10106 I-30	Little Rock	AR	72209	Pulaski
7334	604 Highway 63 South	Truman	AR	72472	Poinsett
Alabama Div Office (5001)	1603 Godfrey Avenue	Fort Payne	AL	35967	DeKalb
Vacant (f/k/a/ 34047)	8040 Horton Hwy	Arrington	TN	37014	Williamson
Vacant (f/k/a 5004)	2114 W 10th St	Anniston	AL	36201	Calhoun
Vacant (f/k/a 5510)	6108 McClellan Blvd	Anniston	AL	36206	Calhoun

Leased Property

ID	Address	City	State	Zip	County
1107	801 S.E. Jefferson Street	Athens	AL	35611	Limestone
1201	401 21st Avenue South	Nashville	TN	37203	Davidson
3137	2099 Rees Street	Breaux Bridge	LA	70517	St. Martin Parish
3144 (Tract 1)	5325 Summer Avenue	Memphis	TN	38122	Shelby

ID	Address	City	State	Zip	County
3144 (Tract 2)	Summer Avenue	Memphis	TN	38122	Shelby
3155	202 Hwy 75 North	Heth	AR	72346	St. Francis
3201	1507 21st Avenue South	Nashville	TN	37212	Davidson
3247	6379 Navy Road	Millington	TN	38053	Shelby
3276	3271 East Shelby Drive	Memphis	TN	38116	Shelby
3292	2100 Sycamore View Road	Memphis	TN	38134	Shelby
3302	26-A Tusculum Road	Antioch	TN	37013	Davidson
3303	501 Liberty Pike/Sycamore Drive	Franklin	TN	37064	Williamson
3304	3053 Dickerson Road	Nashville	TN	37207	Davidson
3305	1218 Hazelwood Drive	Smyrna	TN	37167	Rutherford
3306	5500 Saundersville Road	Mt. Juliet	TN	37122	Wilson
3312	2430 S. Church Street	Murfreesboro	TN	37130	Rutherford
3314	4401 Harding Road	Nashville	TN	37205	Davidson
3315	770 East Main Street	Hendersonville	TN	37075	Sumner
3316	1883 Almaville Road	Smyrna	TN	37167	Rutherford
3318	588 Waldron Road	Lavergne	TN	37086	Rutherford
3319	4337 Saundersville Road	Old Hickory	TN	37138	Davidson
3320	194 S. Mt. Juliet Road	Mt. Juliet	TN	37122	Wilson
3321	710 Stewarts Ferry	Nashville	TN	37214	Davidson
3322	585 Stewarts Ferry Pike	Nashville	TN	37214	Davidson
3323	3900 Lebanon Road	Hermitage	TN	37076	Davidson
3324	401 Myatt Drive	Madison	TN	37115	Davidson
3325	311 Harding Place	Nashville	TN	37211	Davidson
3340	1100 Hillsboro Road	Franklin	TN	37069	Williamson
3410	4314 Harding Road	Nashville	TN	37205	Davidson
3539	104 Sequoyah Road	Soddy Daisy	TN	37379	Hamilton
3540	521 West Main Street	Monteagle	TN	37356	Grundy
3608	973 Rome Road, SW	Calhoun	GA	30701	Gordon
3617	1128 North Thornton Avenue	Dalton	GA	30720	Whitfield
3641	2809 Chattanooga Road	Rocky Face	GA	30740	Whitfield
3648	702 North Varnell Road	Tunnel Hill	GA	30755	Whitfield
3652	20146 Hwy. 431	Guntersville	AL	35976	Marshall
3686	201 Browns Ferry Rd	Chattanooga	TN	37419	Hamilton
3688	7300 Lee Hwy.	Chattanooga	TN	37421	Hamilton
3697	7301 Middlebrook Pike	Knoxville	TN	37909	Sevier
3704 (sign)	4323 Chapman Hwy	Knoxville	TN	37920	Knox
4044	10150 Hull Street	Midlothian	VA	23112	Chesterfield
4050	626 Warrenton Road	Fredericksburg	VA	22405	Stafford
4059	9800 West Broad Street	Glen Allen	VA	23060	Henrico

ID	Address	City	State	Zip	County
4062	10007 James Madison Hwy	Warrenton	VA	20187	Fauquier
4065	13200 Kingston Road	Chester	VA	23836	Chesterfield
5122	53410 US Hwy 78 W/P.O. Box 315	Eastaboga	AL	36260	Talladega
5177	1590 Hwy 22 West	Alexander City	AL	35010	Tallapoosa
5219	3014 Hwy 20 West	Decatur	AL	35602	Lauderdale
5510 (f/k/a 5509)	6010 Hwy 117	Mentone	AL	35984	Dekalb
5624	1208 Central Avenue	Trion	GA	30753	Chattooga
5629	1135 Trion/Teloga Road	Trion	GA	30753	Chattooga
5645	1031 Georgia Hwy 100 S	Tallapoosa	GA	30176	Haralson
7455	1101 Gallatin Road	Nashville	TN	37206	Davidson
7501	10340 Hwy 107	Sherwood	AR	72120	Pulaski
7502	2099 Wilma Rudolph Blvd.	Clarksville	TN	37040	Montgomery
7503	100 Segler Drive	Oak Grove	KY	42262	Christian
7504	7131 University Dr	Huntsville	AL	35806	Madison
7505	6737 Hwy 69 S	Tuscaloosa	AL	35405	Tuscaloosa
7506	4139 Central Ave	Hot Springs	AR	71913	Garland
7507	7002 City Center Way	Fairview	TN	37062	Williamson
7508	1775 Madison St	Clarksville	TN	37043	Montgomery
7509	1500 Tiny Town Road	Clarksville	TN	37042	Montgomery
7510	905 Memorial Pkwy NW	Huntsville	AL	35801	Madison
7512	8897 Hwy 72W	Huntsville	AL	35758	Madison
7514	2491 Ft. Campbell Blvd.	Clarksville	TN	37040	Montgomery
7516	7670 Vaughn Road	Montgomery	AL	36116	Montgomery
7517	5550 Atlanta Highway	Montgomery	AL	36117	Montgomery
7521	1280 Church Road West	Southaven	MS	38671	DeSoto
7525	403 South Broadway	Portland	TN	37147	Sumner
7526	545 Industrial Blvd. @ I-40	Conway	AR	72032	Faulkner
Memphis Div Office	1255 Lynfield Ave.	Memphis	TN	38119	Shelby
Corporate Office	7102 Commerce Way	Brentwood	TN	37027	Williamson

Schedule 1.1A-2
Mortgage Amendments

Deed of Trust and Recording Info
1.
Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 1194, Page 567 on May 20, 2005 in Crittenden County, Arkansas.

2.
Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 2005, Page 968 on May 19, 2005 in Monroe County, Arkansas.

3.
Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 838, Page 110 on May 19, 2005 in Phillips County, Arkansas.

4.
Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded as Instrument Number 05-1881 on May 19, 2005 in Poinsett County, Arkansas.

5.
Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded as Instrument Number 2005043306 on May 20, 2005 in Pulaski County, Arkansas.

6.
Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 740, Page 164 on May 20, 2005 in St. Francis County, Arkansas.

7.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of April 2, 2007, recorded in Book 2204, Page 151 on June 18, 2007 in Bartow County, Georgia.
8.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of July 13, 2006, recorded in Book 2085, Page 22 on July 19, 2006 in Bartow County, Georgia.
9.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of April 2, 2007, recorded in Book 1378, Page 693 on June 29, 2007 in Catoosa County, Georgia.
10.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of July 13, 2006, recorded in Book 1296, Page 0851 on July 19, 2006 in Catoosa County, Georgia.
11.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of July 13, 2006, recorded in Book 8928, Page 43 on July 21, 2006 in Cherokee County, Georgia.
12.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of July 13, 2006, recorded in Book 00363, Page 0016 on July 19, 2006 in Dade County, Georgia.

Deed of Trust and Recording Info
13.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of April 2, 2007, recorded in Book 2088, Page 393 on June 18, 2007 in Floyd County, Georgia.
14.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of April 2, 2007, recorded in Book 644, Page 704 on June 29, 2007 in Murray County, Georgia.
15.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of July 13, 2006, recorded in Book 605, Page 719 on July 20, 2006 in Murray County, Georgia.
16.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of July 13, 2006, recorded in Book 1168, Page 0161 on July 19, 2006 in Polk County, Georgia.
17.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of April 2, 2007, recorded in Book 1501, Page 447 on July 2, 2007 in Walker County, Georgia.
18.
Amended and Restated Deed to Secure Debt, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded on July 20, 2005 in Book 1343, Page 656 in Walker County, Georgia.

19.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of July 13, 2006, recorded in Book 1429, Page 103 on August 2, 2006 in Walker County, Georgia.
20.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of April 2, 2007, recorded in Book 5026, Page 83 on June 18, 2007 in Whitfield County, Georgia.
21.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of July 13, 2006, recorded in Book 4804, Page 136 on July 19, 2006 in Whitfield County, Georgia.
22.
Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 242, Page 70 on June 8, 2005 in Bell County, Kentucky.

23.
Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 258, Page 297 on June 7, 2005 in Simpson County, Kentucky.

24.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of April 28, 2005, recorded as Instrument Number 200503979 Page 1-32 on May 10, 2005 in Alcorn County, Mississippi

25.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of April 28, 2005, recorded in Book 2213, page 672 on May 10, 2005 in DeSoto County, Mississippi

Deed of Trust and Recording Info
26.
Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 2, 2007, recorded as Instrument #537119, Book 2167, Page 1530-1560 on August 7, 2007 in Blount County, Tennessee Register of Deeds.

27.
Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of July 13, 2006, recorded as Instrument #06013933, in BK/PG 1662/552-582 on July 25, 2006 with the Bradley County, Tennessee Register of Deeds.

28.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 146, Page 845 on May 10, 2005 in Cheatham County, Tennessee.

29.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book T646, Page 830 on May 12, 2005 with the Coffee County, Tennessee Register of Deeds and re-recorded in Book T668, Page 63 on November 22, 2005 with the Coffee County, Tennessee Register of Deeds.

30.
Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of December 15, 2005, recorded as Instrument #20060111-0004563 on January 11, 2006 in Davidson County, Tennessee.

31.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded as Instrument #20050506-0051103 on May 6, 2005 in Davidson County, Tennessee.

32.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 212, Page 489 on December 27, 2005 in Decatur County, Tennessee.
33.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Record Book 221, Page 601 on May 9, 2005 in DeKalb County, Tennessee.

34.
Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 2, 2007, recorded as Instrument No. 07066776 in Book DT447, Page 335 on August 29, 2007 with the Giles County, Tennessee Register of Deeds.

35.
Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 2, 2007, recorded as Instrument #2007080700076, Book and Page GI 8430 392 on August 7, 2007 in Hamilton County, Tennessee.

36.
Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of July 13, 2006, recorded as Instrument #2006072500091, Book and Page GI 8023 72 on July 25, 2006 in Hamilton County, Tennessee.

Deed of Trust and Recording Info
37.
Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of August 15, 2006, recorded as Instrument #2006081700175, Book and Page GI 8051 702 on August 17, 2006 in Hamilton County, Tennessee.

38.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded as Instrument No. 05003045 in Book 16, Page 1123 on May 9, 2005 with the Hickman County, Tennessee Register of Deeds.

39.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded as Instrument #200505090089413 on May 9, 2005 in Knox County, Tennessee Register of Deeds.

40.
Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of February 8, 2010, recorded in Book 337, Page 881 on March 2, 2010 with the Lawrence County, Tennessee Register of Deeds.

41.
Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 2, 2007, recorded as Document Nos. 07004695 and 07004696 in BK/PG TD593/209-239 and BK/PG TD593/240-270 on August 8, 2007 with the Lincoln County, Tennessee Register of Deeds.

42.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 recorded in Book TD 378, Page 1 on May 9, 2005 in Macon County, Tennessee.

43.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of July 13, 2006, recorded in Book 374, Page 309 on July 19, 2006 in Marion County, Tennessee.
44.
Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 2, 2007, recorded as Instrument #07002656, Book and Page TD 363/153-184 on August 3, 2007 in Polk County, Tennessee Register of Deeds.

45.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Record Book 227, Page 464 on May 10, 2005 with the Putnam County, Tennessee Register of Deeds.

46.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded as Instrument No. 144188 in Book 1026, Pages 616-651 on June 1, 2005 in Robertson County, Tennessee.

47.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 1026, Pages 652-686 on June 1, 2005 in Robertson County, Tennessee.

48.
Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of December 15, 2005, recorded in Book 583, Page 1452 on January 13, 2006 with the Rutherford County, TN Register of Deeds.

Deed of Trust and Recording Info
49.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded as Instrument #1343244 in Book 501, Page 1868 on May 20, 2005 with the Rutherford County, Tennessee Register of Deeds.

50.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded as Instrument #05084180 on June 1, 2005 in Shelby County, Tennessee.

51.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of April 28, 2005, recorded as Instrument #050841482 on June 1, 2005 in Shelby County, Tennessee.

52.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of December 15, 2005, recorded in Book 2423, Page 250 on January 13, 2006 in Sumner County, Tennessee.
53.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 2255, Page 22 on May 25, 2005 in Sumner County, Tennessee.

54.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 1206, Page 535 on May 23, 2005 in Tipton County, Tennessee.
55.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 128, Page 114 on May 16, 2005 with the Warren County, Tennessee Register of Deeds.

56.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded as Instrument #05044315, Book RB179, Page 648-681 on May 10, 2005 in White County, Tennessee.

57.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of December 15, 2005, recorded in Book 3802, Page 93 on January 13, 2006 in Williamson County, Tennessee.
58.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing made dated as of April 28, 2005, recorded in Book 4080, Page 100 on October 23, 2006 in Williamson County, Tennessee.

59.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of October 13, 2006, recorded in Book 1210, Page 1520 on October 18, 2006 in Wilson County, Tennessee.
60.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of December 15, 2005, recorded in Book 1161, Page 532 on January 30, 2006 in Wilson County, Tennessee.
61.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 1114, Page 145 on May 20, 2005 in Wilson County, Tennessee.

Deed of Trust and Recording Info
62.
Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 1114, Page 98 on May 20, 2005 in Wilson County, Tennessee.

63.
Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded as Instrument #050002019 on May 6, 2005 in Dinwiddie County, Virginia.

64.
Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded in Book 2506, Page 736 on May 6, 2005 in Hanover County, Virginia.

65.
Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005, recorded as Instrument #05002133 on May 6, 2005 in Prince George County, Virginia.

66.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of March 23, 2011, recorded in Book GI 9379, Page 110 on April 6, 2011 in Hamilton County, Tennessee
67.	Deed to Secure Debt, Security Agreement, and Assignment of Leases and Rents dated as of March 23, 2011, recorded in Book 01678, Page 0209on April 1, 2011 in Walker County, Georgia
68.	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of March 23, 2011, recorded in Book 3409, Page 439 on April 1, 2011 in Sumner County, Tennessee

Schedule 1.1(C)
Revolving Credit Commitments

Fifth Third Bank	$35,000,000
Bank of Montreal	$32,500,000
Regions Bank	$32,500,000
Bank of America, N.A.	$20,000,000
First Tennessee Bank National Association	$20,000,000
Bank Hapoalim B.M.	$20,000,000

Schedule 2.4
"Revolving Credit Commitments"
under the Existing Credit Agreement

Fifth Third Bank	$105,000,000
Bank of Montreal	$28,500,000
Regions Bank	$28,500,000
First Tennessee Bank National Association	$9,500,000
Bank Hapoalim B.M.	$28,500,000

Schedule 4.1(b)
Guarantee Obligations

None.

Schedule 4.4
Consents

1.
Transfer of ownership or a change of officers of the Borrowers or their Subsidiaries upon foreclosure pursuant to the terms of certain of the Security Documents would require consents or approval of, or registrations or filings with, certain Governmental Authorities that have issued licenses and permits to the Borrowers and their Subsidiaries in order to obtain such licenses and permits, including, without limitation, (i) licenses and permits for the sale of alcohol, tobacco, fuel and lottery products, (ii) licenses and permits from various city and county governmental authorities applicable to convenience store operations, (iii) licenses and permits to operate or own underground storage tanks for fuel, (iv) permits for the acceptance of electronic benefit transfers (i.e. food stamps), and (v) money transmitter service license in the state of Alabama.

2.
The grant of certain security interests in equipment leases (or equipment leased pursuant to such leases) and/or leasehold mortgages in real estate leases by Borrower or its Subsidiaries as contemplated by the Loan Documents may require certain notices to and/or consents of such lessors.

Schedule 4.8(a)
Real Property of the Loan Parties
Owned Property

ID	Address	City	State	Zip	County
1004	127 North Central Hwy	Centerville	TN	37033	Hickman
1014	234 Beersheba Hwy	McMinnville	TN	37110	Warren
1018	3043 Nolensville Road	Nashville	TN	37211	Davidson
1033	712 Main Street	Nashville	TN	37206	Davidson
1040	1301 Dickerson Road	Goodlettsville	TN	37072	Davidson
1060	951 Riverview Avenue	Pineville	KY	40977	Bell
1106	501 North Gault	Ft. Payne	AL	35967	DeKalb
1115	P.O. Box 472/Hwy 31 East	Westmoreland	TN	37186	Sumner
1133	4531 Chapman Highway	Knoxville	TN	37920	Knox
3005	1521 North Missouri	West	AR	72301	Crittenden
3009	2218 Hwy. 72 East	Corinth	MS	38834	Alcorn
3065	6624 Charlotte Avenue	Nashville	TN	37209	Davidson
3142	6127 Stage Road	Bartlett	TN	38134	Shelby
3148	3161 U.S. Hwy 61	Memphis	TN	38109	Shelby
3150	6193 Mt. Moriah	Memphis	TN	38115	Shelby
3154	1030 Hwy 78 North	Wheatley	AR	72032	St. Francis
3155(1) (Parcel 2)	202 Hwy 75 North	Heth	AR	72346	St. Francis
3156	2201 Whites Creek Pike	Nashville	TN	37207	Davidson
3159	979 East Brooks Road	Memphis	TN	38116	Shelby
3162	1251 Church St. (Sanbyrn)	Murfreesboro	TN	37130	Rutherford
3164	459 E. H. Crump Blvd.	Memphis	TN	38126	Shelby
3165	2454 Elvis Presley	Memphis	TN	38106	Shelby
3174	3703 Jackson (Orchi)	Memphis	TN	38108	Shelby
3178	1415 Main Street	Brinkley	AR	72021	Monroe
3181	5420 W. 12th (Fairpark)	Little Rock	AR	72204	Pulaski
3184	4190 Nolensville Rd.	Nashville	TN	37211	Davidson
3185	5040 Nolensville Rd.	Nashville	TN	37211	Davidson
3186	2406 Elm Hill/McGavock Pike	Nashville	TN	37214	Davidson
3187	1191 Murfreesboro Rd.	Nashville	TN	37217	Davidson
3189	1090 Murfreesboro Rd.	Nashville	TN	37217	Davidson
3208	111 Luyben Hills Rd.	Kingston	TN	37082	Cheatham
3215	1201 South Gallatin Rd.	Madison	TN	37115	Davidson
3216	15131 Old Hickory Blvd	Nashville	TN	37211	Davidson
3217	7600 Hwy 70 South	Nashville	TN	37221	Davidson

3219	481 Old Hickory Blvd	Nashville	TN	37209	Davidson
3245	3333 Thomas/US Hwy 51	Memphis	TN	38127	Shelby
3246	2120 Frayser Blvd.	Memphis	TN	38127	Shelby
3251	4000 Raleigh Millington	Memphis	TN	38128	Shelby
3252	4311 New Allen Rd.	Memphis	TN	38128	Shelby
3261	2142 Central Ave.	Memphis	TN	38104	Shelby
3262	3278 Summer Ave.	Memphis	TN	38112	Shelby
3265	5263 Hwy 61 S.	Memphis	TN	38109	Shelby
3267	2515 Goodman Rd. W.	Horn Lake	MS	38637	Desoto
3269	1505 E. Brooks Rd.	Memphis	TN	38116	Shelby
3282	2767 Mt. Moriah	Memphis	TN	38115	Shelby
3287	3210 Hickory Hill Rd.	Memphis	TN	38115	Shelby
3288	6566 Winchseter	Memphis	TN	38115	Shelby
3291	6215 Macon Rd.	Memphis	TN	38134	Shelby
3295	2214 Whitten Rd.	Memphis	TN	38134	Shelby
3310	2408 Goosecreek by-pass	Franklin	TN	37064	Williamson
3311	553 Murfreesboro Road	Nashville	TN	37210	Davidson
3331	365 Harding Place	Nashville	TN	37211	Davidson
3332	2601 Murfreesboro Pike	Nashville	TN	37217	Davidson
3333	4805 Trousdale	Nashville	TN	37220	Davidson
3334	465 Donelson Pike	Nashville	TN	37214	Davidson
3336	4134 Gallatin Road	Nashville	TN	37216	Davidson
3338	4211 Charlotte Avenue	Nashville	TN	37209	Davidson
3340(2)	1100 Hillsboro Road	Franklin	TN	37069	Williamson
3341	11247 Lebanon Road	Mt. Juliet	TN	37122	Wilson
3343	765 Bell Road	Antioch	TN	37013	Davidson
3344	1415 Memorial Blvd.	Murfreesboro	TN	37130	Rutherford
3347	611 51st Avenue North	Nashville	TN	37209	Davidson
3351	803 South Cumberland	Lebanon	TN	37087	Wilson
3352	2813 Dickerson Pike	Nashville	TN	37207	Davidson
3354	667 South Hartman Drive	Lebanon	TN	37087	Wilson
3400	254 Long Hollow Pike	Goodlettsville	TN	37072	Davidson
3401	5400 Old Hickory Blvd	Hermitage	TN	37076	Davidson
3402	4711 Andrew Jackson	Hermitage	TN	37076	Davidson
3403	550 Donelson Pike	Nashville	TN	37214	Davidson
3404	2301 Murfreesboro Road	Nashville	TN	37217	Davidson
3405	1101 Bell Road	Antioch	TN	37013	Davidson
3406	2010 NW Broad Street	Murfreesboro	TN	37129	Rutherford
3407	1320 Memorial Blvd	Murfreesboro	TN	37129	Rutherford
3408	1301 Murfreesboro	Franklin	TN	37064	Williamson
3409	158 Franklin Road	Brentwood	TN	37027	Williamson
3411	7101 Harding Road	Nashville	TN	37221	Davidson

3412	7108 Moores Lane	Brentwood	TN	37027	Williamson
3413	15109 Old Hickory Blvd	Nashville	TN	37211	Davidson
3414	7670 Hwy 70 South	Nashville	TN	37221	Davidson
3415	629 Old Hickory Blvd	Nashville	TN	37209	Davidson
3416	801 Jefferson Street	Nashville	TN	37208	Davidson
3421	126 North Mt Juliet Rd	Mt Juliet	TN	37122	Wilson
3426	801 Expo Drive	Smyrna	TN	37167	Rutherford
3427	985 Greensboro Drive	Gallatin	TN	37066	Sumner
3501	630 South 3rd Ave	Chatsworth	GA	30705	Murray
3502	6672 Alabama Hwy	Ringgold	GA	30736	Catoosa
3503	955 Hwy 299	Wildwood	GA	30757	Dade
3507	1406 Cleveland Hwy	Dalton	GA	30720	Whitfield
3508	815 A Chickamauga Ave	Rossville	GA	30741	Walker
3509	1430 Kellogg Creek Road	Acworth	GA	30101	Cherokee
3510	1822 Dug Gap Road	Dalton	GA	30720	Whitfield
3513	324 Glenwood Ave	Dalton	GA	30720	Whitfield
3514	1217 North 3rd Ave 411	Chatsworth	GA	30705	Murray
3516	1029 Hwy 411 South	Chatsworth	GA	30705	Murray
3519	2210 Chattanooga Road	Rocky Face	GA	30740	Whitfield
3521	399 Cloud Springs Rd	Ft. Oglethorpe	GA	30742	Catoosa
3523	5090 Hwy 136	Trenton	GA	30752	Dade
3524	444 Hooker Road	Wildwood	GA	30757	Dade
3526	2403 Cloud Springs Road	Rossville	GA	30741	Catoosa
3529	118 Tennessee Street	Cartersville	GA	30120	Bartow
3530	4600 Hwy 58	Chattanooga	TN	37416	Hamilton
3531	3410 Brainerd Road	Chattanooga	TN	37411	Hamilton
3532	4711 Brainerd Road	Chattanooga	TN	37411	Hamilton
3533	4500 Dayton Blvd	Red Bank	TN	37415	Hamilton
3534	100 West 20th St.	Chattanooga	TN	37408	Hamilton
3536	8604 N. Hickory Valley Rd	Chattanooga	TN	37416	Hamilton
3537	1933 Hamill Road	Hixson	TN	37343	Hamilton
3538	3709 Cummings Hwy	Chattanooga	TN	37419	Hamilton
3542	2727 Rossville Blvd	Chattanooga	TN	37404	Hamilton
3543	140 Rowland Drive	Jasper	TN	37347	Marion
3544	2452 N. Highway 27	Lafayette	GA	30728	Walker
3606	2505 Shorter Ave	Rome	GA	30161	Floyd
3607	2900 Martha Berry Hwy NE	Rome	GA	30161	Floyd
3610	1010 N. Third Ave	Chatsworth	GA	30705	Murray
3611	6305 Hwy 225 N.	Crandall	GA	30711	Murray
3612	304 North Thornton Ave	Dalton	GA	30720	Whitfield
3615	1950 Chattanooga Rd	Dalton	GA	30720	Whitfield

3616	3550 Cleveland Hwy	Dalton	GA	30720	Whitfield
3620	2112 Cleveland Hwy	Dalton	GA	30720	Whitfield
3621	1261 Dawnville Road NE	Dalton	GA	30720	Whitfield
3622	825 Riverbend Drive	Dalton	GA	30720	Whitfield
3623	2299 Abutment Road	Dalton	GA	30720	Whitfield
3627	1210 Dawnville Rd NE	Dalton	GA	30720	Whitfield
3628	3405 Hwy 411 N	Eton	GA	30724	Murray
3629	2618 Hwy 193	Flintstone	GA	30725	Walker
3631	E Hwy 136 & Hwy 201	Villanow	GA	30728	Walker
3637	2755 Hwy 41 N	Ringgold	GA	30736	Catoosa
3638	3668 Battlefield Pkwy	Ringgold	GA	30736	Catoosa
3640	8040 Hwy 27 N	Rock Springs	GA	30739	Walker
3644	408 James St.	Rossville	GA	30741	Walker
3645	2090 McFarland Ave	Rossville	GA	30741	Walker
3649	8890 Hwy 72 W	Madison	AL	35758	Madison
3654	3392 Memorial Blvd	Murfreesboro	TN	37127	Rutherford
3655	1900 Candies Creek Lane	Cleveland	TN	37362	Bradley
3659	1409 Huntsville Hwy	Fayetteville	TN	37334	Lincoln
3660	6120 Hwy 58	Harrison	TN	37341	Hamilton
3662	5500 Hwy 153	Hixson	TN	37343	Hamilton
3665	Hwy 411 & Ladd Springs Rd SE	Old Fort	TN	37362	Polk
3666	9115 Lee Highway	Ooltewah	TN	37363	Hamilton

3668	3720 Taft Hwy	Signal Mtn	TN	37377	Hamilton
3669	1206 Taft Hwy	Signal Mtn	TN	37377	Hamilton
3671	101 Cedar Lane	Tullahoma	TN	37388	Coffee
3672	315 E. Lincoln St	Tullahoma	TN	37388	Coffee
3675	2130 Amnicola Hwy	Chattanooga	TN	37406	Hamilton
3677	3131 S. Broad St.	Chattanooga	TN	37408	Hamilton
3678	1221 E. Main St.	Chattanooga	TN	37404	Hamilton
3680	6514 Ringgold Rd	Chattanooga	TN	37412	Hamilton
3681	2625 Dayton Blvd	Chattanooga	TN	37415	Hamilton
3682	3637 Hixson Pk	Chattanooga	TN	37415	Hamilton
3683	314 Morrison Springs Rd	Chattanooga	TN	37415	Hamilton
3685	200 Browns Ferry Rd	Chattanooga	TN	37419	Hamilton
3686(3)	201 Browns Ferry Rd	Chattanooga	TN	37419	Hamilton
3687	7701 Lee Hwy	Chattanooga	TN	37421	Hamilton
3690	8107 Standifer Gap Rd	Chattanooga	TN	37421	Hamilton
3692	6200 Lee Hwy	Chattanooga	TN	37421	Hamilton
3694	2556 E. Broadway Ave	Maryville	TN	37804	Blount
3698	5300 Central Ave	Knoxville	TN	37912	Knox

3699	5412 Asheville Hwy	Knoxville	TN	37914	Knox
3701	7001 Kingston Pike	Knoxville	TN	37919	Knox
3702	7901 Kingston Pike	Knoxville	TN	37919	Knox
3703	4607 Kingston Pike	Knoxville	TN	37919	Knox
3704	4323 Chapman Hwy	Knoxville	TN	37920	Knox
3705	4409 Western Ave	Knoxville	TN	37921	Knox
3707	924 Mill Street	Pulaski	TN	38479	Giles
5101	2380 Pelham Rd. South	Jacksonville	AL	36265	Calhoun
5102	1601 Pelham Rd. South	Jacksonville	AL	36265	Calhoun
5107	22 Choccolocca	Anniston	AL	36201	Calhoun
5108	706 Pelham Road South	Jacksonville	AL	36265	Calhoun
5113	8689 AL Hwy 202	Bynum	AL	36253	Calhoun
5117	7665 Hwy 431/ PO Box 422	Alexandria	AL	36250	Calhoun
5118	401 Memorial Drive	Piedmont	AL	36272	Calhoun
5119	7876 Alabama Hwy 77	Ohatchee	AL	36271	Calhoun
5123	828 Lenlock Lane	Anniston	AL	36206	Calhoun
5124	7640 US Hwy 431 N/PO Box	Alexandria	AL	36250	Calhoun
5146	3501 Rainbow Drive	Rainbow City	AL	35906	Etowah
5148	8873 Hwy 431	Albertville	AL	35950	Marshall
5150	43118 US Hwy 72	Stevenson	AL	35772	Jackson
5151	5585 Alabama Hwy 68	Collinsville	AL	35961	DeKalb
5157	5202 Greenhill Blvd. NW	Fort Payne	AL	35967	DeKalb
5158	4414A Gault Ave. North	Fort Payne	AL	35967	DeKalb
5159	14732 AL Hwy 68	Crossville	AL	35962	DeKalb
5160	9000 AL Hwy 40	Henagar	AL	36978	DeKalb
5163	5396 Tammy Little Drive	Section	AL	35771	Jackson
5165	1808 Gault Ave South	Fort Payne	AL	35967	DeKalb
5168	5408 Hwy 68	Collinsville	AL	35961	DeKalb
5169	189 AL Hwy 35	Fyffe	AL	35971	Jackson
5174	13084 Hwy 22 East	New Site	AL	36256	Tallapoosa
5175	8361 Hwy 31 N/PO Box 135	Calera	AL	35040	Shelby
5176	1312 Talladega Highway	Sylacauga	AL	35150	Talladega
5179	67420 AL Hwy 77	Talladega	AL	35160	Talladega
5181	88801 Hwy 9 North	Lineville	AL	36266	Clay
5182	83162 Hwy 9	Ashland	AL	36251	Clay
5184	4761 Hwy 280 East	Alexander City	AL	35010	Tallapoosa
5185	946 Hillabee Street	Alexander City	AL	35010	Tallapoosa
5188	64940 AL Hwy 77 North	Talledega	AL	35160	Talladega
5190	6158 US Hwy 11/PO Box 964	Springville	AL	35146	St. Clair

5191	14590 US Hwy 411	Odenville	AL	35120	St. Clair
5193	32751 US Hwy 280	Childersburg	AL	35044	Talladega
5195	22065 Hwy 21	Alpine	AL	35014	Talladega
5203	12245 US 231/431 North	Meridianville	AL	35759	Madison
5206	624 Jeff Road	Huntsville	AL	35810	Madison
5207	2220 Zierdt Road SW	Huntsville	AL	35824	Madison
5210	6016 Hwy 72 East	Gurley	AL	35748	Madison
5211	7606 Wall Triana Hwy	Harvest	AL	35749	Madison
5212	28890 AL Hwy 99	Elkmont	AL	35620	Limestone
5213	10475 Hwy 72	Rogersville	AL	35652	Lauderdale
5214	1009 Winchester Road NE	Huntsville	AL	35810	Madison
5215	2000 Helton Drive	Florence	AL	35630	Lauderdale
5216	2291 Florence Blvd	Florence	AL	35630	Lauderdale
5217	4401 Chisholm Road	Florence	AL	35630	Lauderdale
5218	5909 AL Hwy 53	Harvest	AL	35749	Madison
5220	1006 Harvest Road	Harvest	AL	35749	Madison
5221	S 302 Cox Creek Parkway	Florence	AL	35630	Lauderdale
5224	2411 Darby Drive	Florence	AL	35630	Lauderdale
5250	102 North Military Street	Loretto	TN	38469	Lawrence
5533	605 Broadway Avenue	Talladega	AL	35160	Talladega
5537	734 Airport Drive	Alexander City	AL	35010	Tallapoosa
5538	35160 Al Hwy 21	Talladega	AL	35160	Talladega
5540	102 Main Street	Weaver	AL	36277	Calhoun
7301	1315 Pine Street	Florence	AL	35630	Lauderdale
7317	209 Jackson St./Illinois Ave	Harrisburg	AR	72432	Poinsett
7318	527 Columbia Street	Helena	AR	72342	Phillips
7324	10106 I-30	Little Rock	AR	72209	Pulaski
7328	3401 John F. Kennedy Blvd.	N. Little Rock	AR	72116	Pulaski
7334	604 Highway 63 South	Truman	AR	72472	Poinsett
7449	1691 Poplar Avenue	Memphis	TN	38104	Shelby
7460	10 North Willow & Broad	Cookeville	TN	38501	Putnam
Alabama Div Office (5001)	1603 Godfrey Avenue	Fort Payne	AL	35967	DeKalb
Vacant (f/k/a/ 34047)	8040 Horton Hwy	Arrington	TN	37014	Williamson
Vacant (f/k/a 5004)	2114 W 10th St	Anniston	AL	36201	Calhoun
Vacant (f/k/a 5510)	6108 McClellan Blvd	Anniston	AL	36206	Calhoun

Leased Property

ID	Address	City	State	Zip	County
1001	5756 Old Hickory Blvd.	Hermitage	TN	37076	Davidson
1007	2732 York Road	Pleasant View	TN	37146	Robertson
1010	137 E. Bockman Way	Sparta	TN	38583	White
1024	19 West Spring Street	Cookeville	TN	38501	Putnam
1027	406 South Water Street	Gallatin	TN	37066	Sumner
1028	8631 Hwy 25 East/I-65 & Hwy 25	Cross Plains	TN	37049	Robertson
1030	2616 Franklin Road	Nashville	TN	37204	Davidson
1044	601 North Main Street	Franklin	KY	42134	Simpson
1045	819 Columbia Avenue	Franklin	TN	37064	Williamson
1092	1000 R.B.S. Road	Lafayette	TN	37083	Macon
1107	801 S.E. Jefferson Street	Athens	AL	35611	Limestone
1149	1425 Robinson Road	Old Hickory	TN	37138	Davidson
1201	401 21st Avenue South	Nashville	TN	37203	Davidson
2004	2715 West 65th Street	Little Rock	AR	72209	Pulaski
2012	925 Tennessee Avenue South	Parsons	TN	38363	Decatur
3041	833 Highway 51 North	Covington	TN	38019	Tipton
3046	7790 Highway 51 North	Millington	TN	38053	Shelby
3056	1723 Jackson (Evergreen)	Memphis	TN	38107	Shelby
3063	128 East Broad Street	Smithville	TN	37166	DeKalb
3064	240 Hwy 109 North @ I-40	Lebanon	TN	37087	Wilson
3066	301 Long Hollow Pike	Goodlettsville	TN	37072	Davidson
3068	1187 West Main Street	Hendersonville	TN	37075	Sumner
3138	298 East Mallory Avenue	Memphis	TN	38109	Shelby
3143	272 South Danny Thomas Blvd.	Memphis	TN	38126	Shelby
3144 (Tract 1)	5325 Summer Avenue	Memphis	TN	38122	Shelby
3144 (Tract 2)	Summer Avenue	Memphis	TN	38122	Shelby
3155 (Parcel 1)	202 Hwy 75 North	Heth	AR	72346	St. Francis
3191	5001 Linbar Drive	Nashville	TN	37211	Davidson
3193	1500 Lebanon Road	Nashville	TN	37210	Davidson
3194	440 Harding Place	Nashville	TN	37211	Davidson
3195	4677 Trousdale Drive	Nashville	TN	37204	Davidson
3198	3410 West End Avenue	Nashville	TN	37203	Davidson

3200	1302 Neely's Bend Road	Madison	TN	37115	Davidson
3201	1507 21st Avenue South	Nashville	TN	37212	Davidson
3204	160 McGavock Pike	Nashville	TN	37214	Davidson
3212 (Parcel 1)	8007 Moore's Lane	Brentwood	TN	37027	Williamson
3212 (Parcel 2)	8009 Moore's Lane	Brentwood	TN	37027	Williamson
3214	18 Thompson Lane	Nashville	TN	37211	Davidson
3218	2101 Murfreesboro Road	Nashville	TN	37217	Davidson
3220	2827 Smith Springs Road	Nashville	TN	37217	Davidson
3247	6379 Navy Road	Millington	TN	38053	Shelby
3271	2185 Winchester/Airways	Memphis	TN	38116	Shelby
3276	3271 East Shelby Drive	Memphis	TN	38116	Shelby
3280	1781 Kirby Parkway	Memphis	TN	38138	Shelby
3283	5009 Park Avenue	Memphis	TN	38117	Shelby
3292	2100 Sycamore View Road	Memphis	TN	38134	Shelby
3299	100 Highway 76	White House	TN	37188	Robertson
3302	26-A Tusculum Road	Antioch	TN	37013	Davidson
3303	501 Liberty Pike/Sycamore Drive	Franklin	TN	37064	Williamson
3304	3053 Dickerson Road	Nashville	TN	37207	Davidson
3305	1218 Hazelwood Drive	Smyrna	TN	37167	Rutherford
3306	5500 Saundersville Road	Mt. Juliet	TN	37122	Wilson
3307	2103 21st Avenue South	Nashville	TN	37212	Davidson
3312	2430 S. Church Street	Murfreesboro	TN	37130	Rutherford
3314	4401 Harding Road	Nashville	TN	37205	Davidson
3315	770 East Main Street	Hendersonville	TN	37075	Sumner
3316	1021 Almaville Rd.	Smyrna	TN	37167	Rutherford
3317	2924 Franklin Road	Murfreesboro	TN	37129	Rutherford
3318	558 Waldron Road	Lavergne	TN	37086	Rutherford
3319	4337 Saundersville Road	Old Hickory	TN	37138	Davidson
3320	194 S. Mt. Juliet Road	Mt. Juliet	TN	37122	Wilson
3321	710 Stewarts Ferry	Nashville	TN	37214	Davidson
3322	585 Stewarts Ferry Pike	Nashville	TN	37214	Davidson
3323	3900 Lebanon Road	Hermitage	TN	37076	Davidson
3324	401 Myatt Drive	Madison	TN	37115	Davidson
3325	311 Harding Place	Nashville	TN	37211	Davidson
3326	240 North Franklin Road	Franklin	TN	37064	Williamson
3327	7725 Highway 70 South	Bellevue	TN	37221	Davidson
3328	626 Old Hickory	Nashville	TN	37209	Davidson
3340	1100 Hillsboro Road	Franklin	TN	37069	Williamson

3353	883 Hartsville Pike	Gallatin	TN	37066	Sumner
3378	1501 Murfreesboro Road	Franklin	TN	37064	Williamson
3410	4314 Harding Road	Nashville	TN	37205	Davidson
3417	157 West Main Street	Hendersonville	TN	37075	Sumner
3418	1516 Gallatin Pike South	Madison	TN	37115	Davidson
3419	6509 Charlotte Avenue	Nashville	TN	37209	Davidson
3420	1908 8th Avenue South	Nashville	TN	37203	Davidson
3428	West Haven, Hwy 96/Downs	Franklin	TN	37064	Williamson
3517	1194 Hwy 76	Chatsworth	GA	30705	Murray
3522	610 Chickamauga Avenue	Rossville	GA	30741	Walker
3525	315 Deerhead Cove Road	Rising Fawn	GA	30738	Dade
3527	104 GTM Parkway	Rockmart	GA	30153	Polk
3528	802 Cartersville Hwy	Rockmart	GA	30153	Polk
3539	104 Sequoyah Road	Soddy Daisy	TN	37379	Hamilton
3540	521 West Main Street	Monteagle	TN	37356	Grundy
3600	6434 J. Frank Harris Parkway	Adairsville	GA	30103	Bartow
3603	1050 Catersville Hwy.	Rome	GA	30161	Floyd
3608	973 Rome Road, SW	Calhoun	GA	30701	Gordon
3617	1128 North Thornton Avenue	Dalton	GA	30720	Whitfield
3625	3000 E. Walnut Avenue	Dalton	GA	30720	Whitfield
3634	Highway 151 & Highway 41	Ringgold	GA	30736	Catoosa
3641	2809 Chattanooga Road	Rocky Face	GA	30740	Whitfield
3642	601 LaFayette Road	Rocky Face	GA	30740	Whitfield
3643	1200 Lakeview Drive	Rossville	GA	30741	Catoosa
3648	702 North Varnell Road	Tunnel Hill	GA	30755	Whitfield
3652	20146 Hwy. 431	Guntersville	AL	35976	Marshall
3663	1226 Lula Lake Road	Lookout Mountain	GA	30750	Walker
3664	Hwy 411 & Hwy 64	Ocoee	TN	37361	Polk
3667	14816 Dayton Pike	Sale Creek	TN	37373	Hamilton
3673	1265 E. Third Street	Chattanooga	TN	37421	Hamilton
3686	201 Browns Ferry Rd	Chattanooga	TN	37419	Hamilton
3691	8126 E. Brainard Road	Chattanooga	TN	37421	Hamilton
3697	7301 Middlebrook Pike	Knoxville	TN	37909	Sevier
4044	10150 Hull Street	Midlothian	VA	23112	Chesterfield
4050	626 Warrenton Road	Fredericksburg	VA	22405	Stafford
4058	4707 County Drive	Disputanta	VA	23842	Prince George
4059	9800 West Broad Street	Glen Allen	VA	23060	Henrico
4061	801 England Street	Ashland	VA	23005	Hanover

4062	10007 James Madison Hwy	Warrenton	VA	20187	Fauquier
4064	6460 Boydton Plank Road	Petersburg	VA	23803	Dinwiddie
4065	13200 Kingston Road	Chester	VA	23836	Chesterfield
5111	5958 Speedway Blvd.	Eastaboga	AL	36260	Talladega
5112	140 US Hwy 278 Bypass E	Piedmont	AL	36272	Calhoun
5114	1513 Greenbriar Road	Anniston	AL	36201	Calhoun
5116	1443 Lenlock Lane	Anniston	AL	36201	Calhoun
5121	45235 Hwy 78	Lincoln	AL	35096	Talladega
5122	53410 US Hwy 78 W/P.O. Box 315	Eastaboga	AL	36260	Talladega
5130	5101 Oscar Baxter Blvd.	Tuscaloosa	AL	35405	Tuscaloosa
5131	1921 McFarland Blvd.	Northport	AL	35473	Tuscaloosa
5132	13518 US Hwy 43 N	Northport	AL	35475	Tuscaloosa
5142	100 Piedmont Road	Centre	AL	35960	Cherokee
5143	25 Steele Station Road	Rainbow City	AL	35906	Etowah
5145	2001 DeSoto Parkway East	Fort Payne	AL	35967	DeKalb
5149	1115 Greenhill Blvd. NW	Fort Payne	AL	35967	DeKalb
5152	16 Main Street East	Rainsville	AL	35986	DeKalb
5153	1402 Glenn Blvd.	Fort Payne	AL	35967	DeKalb
5155	41425 AL Hwy 75 & 227	Geraldine	AL	35974	DeKalb
5166	1800 Gault Avenue North	Fort Payne	AL	35967	DeKalb
5167	1401 Glenn Blvd.	Fort Payne	AL	35967	DeKalb
5172	1718 Main Street East	Rainsville	AL	35986	DeKalb
5177	1590 Hwy 22 West	Alexander City	AL	35010	Tallapoosa
5183	2154 East University Drive	Auburn	AL	36830	Lee
5189	US Hwy 231 & Al Hwy 22	Rockford	AL	35136	Coosa
5192	36851 US Hwy 231	Ashville	AL	35953	St. Clair
5196	2417 East Glenn Avenue	Auburn	AL	36830	Lee
5204	6670 Hwy 431 South	Owens Cross	AL	35763	Madison
5219	3014 Hwy 20 West	Decatur	AL	35602	Lauderdale
5225	100 Wilson Dam Road	Muscle Shoals	AL	35661	Colbert
5510 (f/k/a 5509)	6010 Hwy 117	Mentone	AL	35984	DeKalb
5515	9180 Hwy 117	Valley Head	AL	35989	DeKalb
5546	2331 Frayser Boulevard	Memphis	TN	38127	Shelby
7501	10340 Hwy 107	Sherwood	AR	72120	Pulaski
7502	2099 Wilma Rudolph Blvd.	Clarksville	TN	37040	Montgomery
7503	100 Segler Drive	Oak Grove	KY	42262	Christian

7504	7131 University Dr	Huntsville	AL	35806	Madison
7505	6737 Hwy 69 S	Tuscaloosa	AL	35405	Tuscaloosa
7506	4139 Central Ave	Hot Springs	AR	71913	Garland
7507	7002 City Center Way	Fairview	TN	37062	Williamson
7508	1775 Madison St	Clarksville	TN	37043	Montgomery
7509	1500 Tiny Town Road	Clarksville	TN	37042	Montgomery
7510	905 Memorial Pkwy NW	Huntsville	AL	35801	Madison
7512	8897 Hwy 72W	Huntsville	AL	35758	Madison
7514	2491 Ft. Campbell Blvd.	Clarksville	TN	37040	Montgomery
7516	7670 Vaughn Road	Montgomery	AL	36116	Montgomery
7517	5550 Atlanta Highway	Montgomery	AL	36117	Montgomery
7521	1280 Church Road West	Southaven	MS	38671	DeSoto
7525	403 South Broadway	Portland	TN	37147	Sumner
7526	545 Industrial Blvd. @ I-40	Conway	AR	72032	Faulkner
Corporate Office	7102 Commerce Way	Brentwood	TN	37027	Williamson
Memphis Div Office	3175 Lenox Park Blvd, Suite 111	Memphis	TN		Shelby
Nashville Div Office (3321)	710 Stewarts Ferry	Nashville	TN	37214	Davidson

(1)	Site includes both owned and leased property. Borrower leases the main site with store and owns an adjacent parcel.

(2)	Site includes both owned and leased property. Borrower owns the parcel with the canopy and tanks and leases the parcel with the building.

(3)	Site includes both owned and leased property. Borrower owns the main site and improvements and leases the adjacent parcel for parking.

Schedule 4.8(b)
Ownership of Property

None.

Schedule 4.15
Subsidiaries

Name	Jurisdiction	Percentage of Capital Stock Owned by Loan Parties	Class of Capital Stock Owned by Loan Parties

Gasoline Associated Services, Inc.	Alabama	100% owned by MAPCO Express, Inc.	Common

Liberty Wholesale Co., Inc.	Alabama	100% owned by MAPCO Express, Inc.	Common

Schedule 6.13
Post-Closing Requirements

1.
The Borrowers shall deliver, or cause to be delivered, to Administrative Agent not later than ten (10) Business Days following the Third Restatement Effective Date a date down endorsement, in form and substance reasonably acceptable to Administrative Agent, to each of the Title Policies set forth below:

a.	FA-31-550339

b.	FA-31-550330

c.	FA-31-550335

d.	M-9994-7159064

e.	M-9996-020001

2.
The Borrowers shall deliver, or cause to be delivered, to Administrative Agent not later than one hundred eighty (180) days following the Third Restatement Effective Date a date down endorsement, in form and substance reasonably acceptable to Administrative Agent, to each of the Title Policies set forth below:

a.	FA-82-472869

b.	FA-82-472848

c.	FA-82-472855

d.	472957-2

e.	472957-3

f.	472957-4

g.	TN3615-81-C201101041-2011.81307-83262811

3.
The Borrowers shall deliver, or cause to be delivered, to Administrative Agent not later than thirty (30) days following the Third Restatement Effective Date evidence, in form and substance reasonably acceptable to Administrative Agent, that the following liens recorded against MAPCO Express set forth below have been terminated:

	Secured Party	Jurisdiction	Date of Filing	Filing No.
a	Bartow County Tax Commissioner	Bartow Co., GA	3/6/13	BK 165 PG 447 Doc. 004211
b	State of Georgia	Catoosa Co., GA	3/25/14	BK 78 PG 567
c	State of Georgia	Catoosa Co., GA	3/25/14	BK 78 PG 568
d	State of Georgia	Catoosa Co., GA	3/25/14	BK 78 PG 569
e	State of Georgia	Catoosa Co., GA	3/25/14	BK 78 PG 570
f	State of Georgia	Catoosa Co., GA	3/25/14	BK 78 PG 571
g	Riverbend Estates Homeowners Association	Davidson Co., TN	1/23/12	20120123-0006257

4.
The Borrowers shall deliver, or cause to be delivered, to Administrative Agent not later than one hundred eighty (180) days following the Third Restatement Effective Date a title search, in form and substance reasonably acceptable to Administrative Agent, with respect to each of the real Properties set forth below:

	Site No.	Address	City	State	County
a	1106	501 North Gault	Ft. Payne	AL	DeKalb
b	3649	8890 Hwy 72 W	Madison	AL	Madison
c	3649	8890 Hwy 72 W	Madison	AL	Madison
d	5001	1603 Godfrey Ave	Fort Payne	AL	DeKalb
e	5101	2380 Pelham Rd. South	Jacksonville	AL	Calhoun
f	5102	1601 Pelham Rd. South	Jacksonville	AL	Calhoun
g	5107	22 Choccolocca	Anniston	AL	Calhoun
h	5108	706 Pelham Road South	Jacksonville	AL	Calhoun
i	5111	5958 Speedway Blvd.	Eastaboga	AL	Talladega
j	5112	140 US Hwy 278 Bypass E	Piedmont	AL	Calhoun
k	5113	8689 AL Hwy 202	Bynum	AL	Calhoun
l	5114	1513 Greenbriar Road	Anniston	AL	Calhoun
m	5116	1443 Lenlock Lane	Anniston	AL	Calhoun
n	5117	7665 Hwy 431/ PO Box 422	Alexandria	AL	Calhoun
o	5118	401 Memorial Drive	Piedmont	AL	Calhoun
p	5119	7876 Alabama Hwy 77	Ohatchee	AL	Calhoun
q	5121	45235 Hwy 78	Lincoln	AL	Talladega
r	5123	828 Lenlock Lane	Anniston	AL	Calhoun

2

	Site No.	Address	City	State	County
s	5124	7640 US Hwy 431 N/PO Box	Alexandria	AL	Calhoun
t	5130	5101 Oscar Baxter Blvd.	Tuscaloosa	AL	Tuscaloosa
u	5131	1921 McFarland Blvd.	Northpoint	AL	Tuscaloosa
v	5132	13518 US Hwy 43 N	Northpoint	AL	Tuscaloosa
w	5142	100 Piedmont Road	Centre	AL	Cherokee
x	5143	25 Steele Station Road	Rainbow City	AL	Etowah
y	5145	2001 DeSoto Parkway East	Fort Payne	AL	DeKalb
z	5146	3501 Rainbow Drive	Rainbow City	AL	Etowah
aa	5148	8873 Hwy 431	Albertville	AL	Marshall
bb	5149	1115 Greenhill Blvd. NW	Fort Payne	AL	DeKalb
cc	5150	43118 US Hwy 72	Stevenson	AL	Jackson
dd	5151	5585 Alabama Hwy 68	Collinsville	AL	DeKalb
ee	5152	16 Main Street East	Rainsville	AL	DeKalb
ff	5152	16 Main Street East	Rainsville	AL	DeKalb
gg	5153	1402 Glenn Blvd.	Fort Payne	AL	DeKalb
hh	5155	41425 AL Hwy 75 & 227	Geraldine	AL	DeKalb
ii	5157	5202 Greenhill Blvd. NW	Fort Payne	AL	DeKalb
jj	5158	4414A Gault Ave. North	Fort Payne	AL	DeKalb
kk	5159	14732 AL Hwy 68	Crossville	AL	DeKalb
ll	5160	9000 AL Hwy 40	Henagar	AL	DeKalb
mm	5163	5396 Tammy Little Drive	Section	AL	Jackson
nn	5165	1808 Gault Ave South	Fort Payne	AL	DeKalb
oo	5166	1800 Gault Avenue North	Fort Payne	AL	DeKalb
pp	5167	1401 Glenn Blvd.	Fort Payne	AL	DeKalb
qq	5168	5408 Hwy 68	Collinsville	AL	DeKalb
rr	5169	189 AL Hwy 35	Fyffe	AL	Jackson
ss	5172	1718 Main Street East	Rainsville	AL	DeKalb
tt	5174	13084 Hwy 22 East	New Site	AL	Tallapoosa
uu	5175	8361 Hwy 31 N/PO Box 135	Calera	AL	Shelby
vv	5176	1312 Talladega Highway	Sylacauga	AL	Talladega
ww	5179	67420 AL Hwy 77	Talladega	AL	Talladega
xx	5181	88801 Hwy 9 North	Lineville	AL	Clay
yy	5182	83162 Hwy 9	Ashland	AL	Clay
zz	5183	2154 East University Drive	Auburn	AL	Lee
aaa	5184	4761 Hwy 280 East	Alexander City	AL	Tallapoosa
bbb	5185	946 Hillabee Street	Alexander City	AL	Tallapoosa
ccc	5188	64940 AL Hwy 77 North	Talladega	AL	Talladega
ddd	5189	US Hwy 231 & Al Hwy 22	Rockford	AL	Coosa
eee	5190	6158 US Hwy 11/PO Box 964	Springville	AL	St. Clair
fff	5191	14590 US Hwy 411	Odenville	AL	St. Clair
ggg	5192	36851 US Hwy 231	Ashville	AL	St. Clair
hhh	5193	32751 US Hwy 280	Childersburg	AL	Talladega

3

	Site No.	Address	City	State	County
iii	5195	22065 Hwy 21	Alpine	AL	Talladega
jjj	5196	2417 East Glenn Avenue	Auburn	AL	Lee
kkk	5203	12245 US 231/431 North	Meridianville	AL	Madison
lll	5204	6670 Hwy 431 South	Owens Cross	AL	Madison
mmm	5206	624 Jeff Road	Huntsville	AL	Madison
nnn	5207	2220 Zierdt Road SW	Huntsville	AL	Madison
ooo	5210	6016 Hwy 72 East	Gurley	AL	Madison
ppp	5211	7606 Wall Triana Hwy	Harvest	AL	Madison
qqq	5212	28890 AL Hwy 99	Elkmont	AL	Limestone
rrr	5213	10475 Hwy 72	Rogersville	AL	Lauderdale
sss	5214	1009 Winchester Road NE	Huntsville	AL	Madison
ttt	5215	2000 Helton Drive	Florence	AL	Lauderdale
uuu	5216	2291 Florence Blvd	Florence	AL	Lauderdale
vvv	5217	4401 Chisholm Road	Florence	AL	Lauderdale
www	5218	5909 AL Hwy 53	Harvest	AL	Madison
xxx	5220	1006 Harvest Road	Harvest	AL	Madison
yyy	5221	S 302 Cox Creek Parkway	Florence	AL	Lauderdale
zzz	5224	2411 Darby Drive	Florence	AL	Lauderdale
aaaa	5225	100 Wilson Dam Road	Muscle Shoals	AL	Colbert
bbbb	5510	6010 Hwy 117	Mentone	AL	Calhoun
cccc	5515	9180 Hwy 117	Valley Head	AL	DeKalb
dddd	5533	605 Broadway Avenue	Talladega	AL	Talladega
eeee	5537	734 Airport Drive	Alexander City	AL	Tallapoosa
ffff	5538	35160 Al Hwy 21	Talladega	AL	Talladega
gggg	5540	102 Main Street	Weaver	AL	Calhoun
hhhh	7301	1315 Pine Street	Florence	AL	Lauderdale
iiii	3668	3720 Taft Hwy	Signal Mtn	TN	Hamilton
jjjj	3675	2130 Amnicola Hwy	Chattanooga	TN	Hamilton
kkkk	3678	1221 E. Main St.	Chattanooga	TN	Hamilton
llll	3631	E Hwy 136 & Hwy 201	Villanow	GA	Walker
mmmm	3644	408 James St.	Rossville	GA	Walker
nnnn	3645	2090 McFarland Ave	Rossville	GA	Walker
oooo	1115	P.O. Box 472/Hwy 31 East	Westmoreland	TN	Sumner

4

Schedule 7.2

Existing Capital Lease Obligations and Purchase Money Indebtedness

Capital Lease Obligations owing pursuant to that certain Lease Agreement dated October 1, 1999, between Elmo Giddens, as lessor, and MAPCO Express, Inc., as lessee and successor in interest to Calfee Company of Dalton, Inc., in the aggregate amount of $521,613.00 as of March 31, 2014.

Schedule 7.3(f)

Permitted Liens Securing Purchase Money Indebtedness and Capital Lease Obligations

Any liens, statutory or otherwise, securing the capital lease obligation pursuant to that certain Lease Agreement dated October 1, 1999, between Elmo Giddens, as lessor, and MAPCO Express, Inc., as lessee and successor in interest to Calfee Company of Dalton, Inc.

Schedule 7.9
Affiliate Transactions

None.

EXHIBIT A
Form of Borrower Joinder Document

JOINDER TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND NOTES
This JOINDER TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND NOTES (this “Agreement”) dated as of this ____ day of ___________, 200__ from [New Borrower], a _________________ (“New Borrower”), to Fifth Third Bank, an Ohio banking corporation, in its capacity as administrative agent for the benefit of the Administrative Agent, the Lenders, and the other Secured Parties (in such capacity, together with its successors and assigns, “Administrative Agent”).
WITNESSETH THAT:
WHEREAS, certain parties (the “Existing Borrowers”) have entered into that certain Third Amended and Restated Credit Agreement dated as of May 6, 2014 or executed and delivered joinders thereto (such Third Amended and Restated Credit Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified, including without limitation pursuant to joinders thereto which add additional parties as Borrowers thereunder, being hereinafter referred to as the “Credit Agreement”) with the other Loan Parties party thereto, the Administrative Agent and the Lenders from time to time a party thereto, whereby Administrative Agent and the Lenders have agreed to provide certain credit facilities and financial accommodations to the Borrowers thereunder; and
WHEREAS, it is a condition to the continuing extension of Loans and other financial accommodations by the Secured Parties under the Credit Agreement that the New Borrower be joined as a party to the Credit Agreement and all Notes, if any, executed by Existing Borrowers; and
WHEREAS, it is to the direct economic benefit of New Borrower to execute and deliver this Agreement and be joined as a party to the Credit Agreement and all Notes, if any, executed by Existing Borrowers.
NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to New Borrower and the Existing Borrowers by Secured Parties from time to time, New Borrower hereby agrees as follows:
1.    New Borrower acknowledges and agrees that it is a “Borrower” and a “Loan Party” under the Credit Agreement and the Notes, if any, effective upon the date of New Borrower’s execution of this Agreement. All references in the Credit Agreement and the Notes, if any, to the term “Borrower”, “Borrowers”, “Loan Party” or “Loan Parties” shall be deemed to include the New Borrower. Without limiting the generality of the foregoing, New Borrower hereby repeats and reaffirms all covenants, agreements, representations and warranties contained in the Credit Agreement and the Notes, if any.

2.    New Borrower hereby acknowledges and agrees that it is jointly and severally liable for the all the Obligations under the Credit Agreement and the Notes, if any, to the same extent and with the same force and effect as if New Borrower had originally been one of the Existing Borrowers under the Credit Agreement and the Notes, if any, and had originally executed the same as such an Existing Borrower. Except as specifically modified hereby, all of the terms and conditions of the Credit Agreement and Notes, if any, shall remain unchanged and in full force and effect.
3.    New Borrower agrees to execute and deliver such further instruments and documents and do such further acts and things as the Administrative Agent may deem reasonably necessary or proper to carry out more effectively the purposes of this Agreement.
4.    No reference to this Agreement need be made in the Credit Agreement or in any other Loan Document or other document or instrument making reference to the same, any reference to Loan Documents in any of such to be deemed a reference to the Credit Agreement, or other Loan Documents, as applicable, as modified hereby.
5.    The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.
[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

2

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.
NEW BORROWER:

[New Borrower], a _________________

By:    ______________________________
Name:    ______________________________
Its:    ______________________________
Acknowledged and accepted as of the year and
date first written above:
ADMINISTRATIVE AGENT:

FIFTH THIRD BANK, an Ohio banking
corporation, as the Administrative Agent

By:    ______________________________
Name:    ______________________________
Its:    ______________________________

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
This Compliance Certificate is delivered pursuant to Section 6.2 of the Third Amended and Restated Credit Agreement, dated as of May 6, 2014 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower thereunder by execution of a joinder, as “Borrowers”), the Lenders parties thereto, FIFTH THIRD BANK, an Ohio banking corporation, as joint lead arranger and sole bookrunner (in such capacity, the “Arranger”), FIFTH THIRD BANK, an Ohio banking corporation, as administrative agent (in such capacity, the “Administrative Agent”), and others. Terms defined in the Credit Agreement are used herein as therein defined.
The undersigned hereby certifies to the Arranger, the Agents and the Lenders as follows:
SECTION 11.    I am the duly elected, qualified and acting [Chief Financial Officer] [Vice President - Finance] [Treasurer] of the Borrowers.
SECTION 12.    I have reviewed and am familiar with the contents of this Certificate.
SECTION 13.    I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrowers during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below].
SECTION 14.    Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Sections 7.1, 7.2, 7.5 7.6 and 7.7 of the Credit Agreement.
SECTION 15.    Since the Third Restatement Effective Date:
15.1    No Loan Party has changed its name, identity or corporate structure;
15.2    No Loan Party has changed its jurisdiction of organization or the location of its chief executive office;
15.3    No Inventory or Equipment (as such terms are defined in the Guarantee and Collateral Agreement) having a value in excess of $100,000 is being kept at any location other than the locations listed in Schedule 5 to the Guarantee and Collateral Agreement; and
15.4    No Loan Party has acquired any material Intellectual Property; except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which the Borrowers have delivered to the Administrative Agent all required UCC financing statements and other filings required to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral after giving effect to such event, in each case as required by Sections 5.5 and 5.6 of the Guarantee and Collateral Agreement and (ii) any of the foregoing described in Attachment 3 hereto in respect of which the Borrowers are delivering to the Administrative Agent herewith all required UCC financing statements and other filings required to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral after giving effect to such event, in each case as required by Sections 5.5 and 5.6 of the Guarantee and Collateral Agreement.
SECTION 16.    Since December 31, 2013 there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.
SECTION 17.    Since the Third Restatement Effective Date:
17.1    No Loan Party has acquired any Property of the type described in Section 6.10(a) of the Credit Agreement as to which the Administrative Agent does not have a perfected Lien pursuant to the Security Documents;
17.2    No Loan Party has acquired any fee or leasehold interest in any real property [(except as described in Attachment 4 hereto)];
17.3    No Loan Party has formed or acquired any Subsidiary (and no Foreign Subsidiary that was an Excluded Foreign Subsidiary has ceased to be an Excluded Foreign Subsidiary); and
17.4    No Loan Party has acquired or formed any Excluded Foreign Subsidiary; except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which the Borrowers have taken all actions required by Section 6.10 of the Credit Agreement with respect thereto and (ii) any of the foregoing described in Attachment 3 hereto in respect of which the Borrowers are concurrently herewith taking all actions required by Section 6.10 of the Credit Agreement with respect thereto.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth below.

MAPCO EXPRESS, INC.

By:
Title:

Date:                , 20__

Attachment 1
to Exhibit B
[Attach Financial Statements]

Attachment 2
to Exhibit B
The information described herein is as of             , 20__, and pertains to the period from            , 20__ to            , 20__.

[Set forth Covenant Calculations]

EXHIBIT B-5

Attachment 3
to Exhibit B
Disclosure of Events Pursuant to Sections 5.5 and 5.6 of Guarantee and Collateral
Agreement and Section 6.10 of the Credit Agreement

Attachment 4
to Exhibit B
Disclosure of acquired fee or leasehold interest in any real property

EXHIBIT C

FORM OF CLOSING CERTIFICATE
This Closing Certificate is delivered in connection with that certain Third Amended and Restated Credit Agreement, dated as of May 6, 2014 among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower under the Credit Agreement by execution of a joinder, as “Borrowers”), the Lenders parties thereto, FIFTH THIRD BANK, as joint lead arranger and sole bookrunner (in such capacity, the “Arranger”), FIFTH THIRD BANK, an Ohio banking corporation, as administrative agent (in such capacity, the “Administrative Agent”), and others (the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.
The undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF COMPANY] (the “Company”) hereby certifies to the Arranger, the Administrative Agent and the Lenders as follows:
1.    The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.
2.    ____________________ is the duly elected and qualified Corporate Secretary of the Company and the signature set forth for such officer below is such officer’s true and genuine signature.
3.    No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made (or deemed made) on the date hereof. [Borrowers only]
4.    The conditions precedent set forth in Section 5.1 of the Credit Agreement were satisfied as of the Third Restatement Effective Date. [Borrowers only]
The undersigned Corporate Secretary of the Company certifies as follows:
1.    There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.
2.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

1

3.    Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on _______________, 2014; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.
4.    Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Company as in effect on the date hereof.
5.    Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.
6.    Attached hereto as Annex 4 is a true and complete copy of the Good Standing Certificate of the Company issued as of a recent date by the [Secretary of State] of the state of _________ as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.
7.    The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and any two of such officers are duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

Name	Office	Date	Signature

2

IN WITNESS WHEREOF, the undersigned have executed the Closing Certificate as of the date set forth below.

Name:	Name:
Title:	Title:

Date: ________________, 2014

ANNEX 1

[Board Resolutions]

Annex 1 - 1

ANNEX 2

[By Laws of the Company]

Annex 2 - 1

ANNEX 3

[Certificate of Incorporation]

Annex 3 - 1

ANNEX 4

[Good Standing Certificate]

Annex 4 - 1

EXHIBIT D

FORM OF MORTGAGE

After recording please return to: Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, Illinois 60661 Attention: _________________

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND
FIXTURE FILING
made by
MAPCO EXPRESS, INC., Mortgagor,
to
FIFTH THIRD BANK, an Ohio banking corporation, as administrative agent, Mortgagee
Dated as of ________ ___, 20__

i

MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING
THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of _________ ___, 20__, is made by MAPCO EXPRESS, INC., a Delaware (“Mortgagor”), whose address is 830 Crescent Centre Drive, Suite 300, Franklin, Tennessee 37067, in favor of FIFTH THIRD BANK, an Ohio banking corporation, as administrative agent under the Credit Agreement referred to below (in such capacity, “Mortgagee”), whose address is 38 Fountain Square Plaza, Cincinnati, Ohio 45263. References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.
Background
A.Mortgagor (i) is the owner of the fee simple estate in the parcel(s) of real property located in the State of _____________, if any, described on Schedule A attached hereto (the “Owned Land”); (ii) is the owner of a leasehold estate in the parcel(s) of real property located in the State of _______________, if any, described on Schedule B attached hereto (collectively, the “Leased Land”; together with the Owned Land, collectively, the “Land”), pursuant to the agreement(s) described on Schedule B attached hereto (as the same may be amended, supplemented or otherwise modified from time to time, the “Mortgaged Leases”; each a “Mortgaged Lease”); and (iii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (collectively, the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).
B.    The Mortgagor (together with each other Person who becomes a borrower thereunder by execution of a joinder, as “Borrowers”), the Lenders parties thereto, Mortgagee, as administrative agent, and others, are parties to that certain Third Amended and Restated Credit Agreement, dated as of May 6, 2014 (as amended, restated, amended and restated, and as the same may be further amended, supplemented, restated, replaced or otherwise modified from time to time, the “Credit Agreement”). The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein. In the event of any conflict between the provisions of this Mortgage and the provisions of the Credit Agreement, the applicable provisions of the Credit Agreement shall govern and control.
C.    Pursuant to the Credit Agreement, the Lenders have severally agreed to make and continue loans and other extensions of credit to Borrowers upon the terms and subject to the conditions set forth therein, such extensions of credit include, without limitation, Revolving Credit Loans (in the aggregate maximum principal amount not to exceed $160,000,000 and being due and payable in full on May 6, 2019, if not sooner paid), a Swing Line Loan and Letters of Credit.
D.    Certain of the Qualified Counterparties may enter into Specified Hedge Agreements with the Borrowers.

E.    It is a condition precedent to the obligation of the Lenders to make and continue their respective extensions of credit to the Borrowers under the Credit Agreement that Mortgagor shall have executed and delivered this Mortgage to Mortgagee for the ratable benefit of the Secured Parties.
Granting Clauses
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure Obligations (provided, that obligations of the Borrowers or any Subsidiary under any Specified Hedge Agreement shall be secured hereby only to the extent that, and for so long as, the other Obligations are so secured);
MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, BARGAINS,

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SELLS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE, IN EACH CASE FOR THE RATABLE BENEFIT OF THE SECURED PARTIES:
(a)the Owned Land;
(b)the leasehold estate created under and by virtue of the Mortgaged Leases, any interest in any fee, greater or lesser title to the Leased Land and Improvements located thereon that Mortgagor may own or hereafter acquire (whether acquired pursuant to a right or option contained in the Mortgaged Leases or otherwise) and all credits, deposits, options, privileges and rights of Mortgagor under the Mortgaged Leases (including all rights of use, occupancy and enjoyment) and under any amendments, supplements, extensions, renewals, restatements, replacements and modifications thereof (including, without limitation, (i) the right to give consents, (ii) the right to receive moneys payable to Mortgagor, (iii) the right, if any, to renew or extend the Mortgaged Leases for a succeeding term or terms, (iv) the right, if any, to purchase the Leased Land and Improvements located thereon, and (v) the right to terminate or modify the Mortgaged Leases); all of Mortgagor’s claims and rights to the payment of damages arising under the Bankruptcy Code (as defined below) from any rejection of the Mortgaged Leases by the lessor thereunder or any other party;
(c)all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof (whether owned in fee by Mortgagor or held pursuant to the Mortgaged Leases or otherwise) and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;
(d)all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;
(e)all right, title and interest of Mortgagor in, to and under all of the fixtures, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all storm doors and windows, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including window cleaning apparatus), communication systems (including satellite dishes and antennae), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes,

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pumps, tanks, gas pumps, gas tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (e) being referred to as the “Equipment”);
(f)all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;
(g)all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);
(h)all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below or in the Credit Agreement; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein subject to the provisions set forth below or in the Credit Agreement;
(i)all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

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(j)all proceeds, both cash and noncash, of the foregoing (all of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (d) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (j) are collectively referred to as the “Mortgaged Property”).
TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby granted unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and fully performed.
This Mortgage covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Mortgagor, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.
Terms and Conditions
Mortgagor further represents, warrants, covenants and agrees with Mortgagee and the Secured Parties as follows:
1.    Defined Terms. Capitalized terms used herein (including in the “Background” and “Granting Clauses” sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Mortgage to the “Default Rate” shall mean the interest rate applicable pursuant to Section 2.13(c)(ii) of the Credit Agreement. References herein to the “Secured Parties” shall mean the collective reference to (i) Mortgagee, (ii) the Lenders (including any Issuing Lender in its capacity as Issuing Lender), (iii) each Qualified Counterparty, and (iv) the respective successors, indorsees, transferees and assigns of each of the foregoing.
2.    Warranty of Title. Mortgagor warrants that it has good record title in fee simple to, or a valid leasehold interest in, the Real Estate, and good title to, or a valid leasehold interest in, the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and any other lien or encumbrance as permitted by Section 7.3 of the Credit Agreement (the “Permitted Exceptions”). Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions). Mortgagor represents and warrants that (a) it has the right to mortgage the Mortgaged Property; (b) the Mortgaged Leases are in full force and effect and Mortgagor is the holder of the lessee’s or tenant’s interest thereunder; (c) the Mortgaged Leases have not been amended, supplemented or otherwise modified, except as may be specifically described in Schedule B attached to this Mortgage or as otherwise notified in writing to the Mortgagee; (d) Mortgagor has paid all rents and other charges to the extent due and payable under the Mortgaged Leases (except to the extent Mortgagor is contesting in good faith by appropriate proceedings any such rents and other charges in accordance with and to the extent permitted by the terms of the relevant Mortgaged Lease), is not in default under the Mortgaged Leases in any material respect, has received no notice of default from the lessor thereunder and knows of no material default by the lessor thereunder; and (e) the granting of this Mortgage does not violate the terms of the Mortgaged Leases nor is any

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consent of the lessor under the Mortgaged Leases required to be obtained in connection with the granting of this Mortgage unless such consent has been obtained.
3.    Payment of Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.
4.    Requirements.
(a)    Subject to the applicable provisions of the Credit Agreement, Mortgagor shall promptly comply with, or cause to be complied with, and conform to all Requirements of Law of all Governmental Authorities which have jurisdiction over the Mortgaged Property, and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Requirement of Law; provided, that the foregoing shall not prevent, restrict or otherwise limit any such reliance to the extent existing on of the date of this Mortgage to fulfill any Requirement of Law. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises.
5.    Payment of Taxes and Other Impositions.
(a)    Promptly when due or prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature (including, without limitation, all real property taxes), all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as “Impositions”). If there is an Event of Default which is continuing, Mortgagor shall within 30 days after each due date deliver to Mortgagee (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence reasonable acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

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(b)    If the Mortgagee has failed to pay an Imposition within thirty (30) days of when it is due, Mortgagee with notice to Mortgagor may pay any such Imposition at any time thereafter. Any sums paid by Mortgagee in discharge of any Impositions shall be payable on demand by Mortgagor to Mortgagee and the amount so paid shall be added to the Obligations. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate.
(c)    Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed with respect to any material Imposition, in any way as relieving, modifying, or extending Mortgagor’s covenant to pay any such material Imposition at the time and in the manner provided in this Section unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor’s intent so to contest or object to a material Imposition, (ii) Mortgagor shall demonstrate to Mortgagee’s reasonable satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such material Imposition prior to final determination of such proceedings and (iii) Mortgagor shall either (x) furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Mortgagee or (y) maintain adequate reserves in conformity with GAAP on Mortgagor’s books, in each case in the amount of the material Imposition which is being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Real Estate or any part of the Mortgaged Property.
6.    Insurance.
(a)    Mortgagor shall maintain or cause to be maintained on all of the Premises:
(i)    property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an “all risk” policy or a fire policy covering “special” causes of loss, and the policy limits shall be automatically reinstated after each loss;
(ii)    commercial general liability insurance under a policy including the “broad form CGL endorsement” (or which incorporates the language of such endorsement), covering claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit (which $10,000,000 requirement may be satisfied through the purchase of primary or excess liability coverage) with respect to injury and property damage relating to any one occurrence plus such excess limits as Mortgagee shall request from time to time;

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(iii)    insurance against rent loss, extra expense or business interruption in amounts satisfactory to Mortgagee, but not less than one year’s gross rent or gross income; and
(iv)    such other insurance in such amounts as Mortgagee may reasonably request from time to time against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated.
(b)    Each property insurance policy shall (x) provide that it shall not be cancelled, non-renewed or materially amended without 30-days’ prior written notice to Mortgagee, and (y) with respect to all property insurance, provide for deductibles in an amount reasonably satisfactory to Mortgagee, and contain a “Replacement Cost Endorsement” without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), without contribution, under a “standard” or “New York” mortgagee clause acceptable to Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee. Each policy of property insurance shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee only and requiring the endorsement of Mortgagee only.
(c)    Mortgagor shall deliver to Mortgagee a certificate of such insurance reasonably acceptable to Mortgagee. Mortgagor shall (i) pay as they become due all premiums for such insurance and (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked “premium paid,” or accompanied by such other evidence of payment satisfactory to Mortgagee.
(d)    If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and with notice to Mortgagor, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.
(e)    Mortgagor promptly shall comply with and conform to (i) all material provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would not allow the Mortgagor to obtain the insurance policies required pursuant to this Section 6.
(f)    If the Mortgaged Property, or any material part thereof, shall be destroyed or damaged, Mortgagor shall give notice thereof to Mortgagee. Provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss shall be paid over to Mortgagor.

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(g)    In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property to the Mortgagee, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.
(h)    Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies as required hereunder relating only to the Mortgaged Property.
7.    Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, and except as expressly permitted under the Credit Agreement or this Mortgage, Mortgagor shall not, without the prior written consent of Mortgagee, further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.
8.    Due on Sale and Other Transfer Restrictions. Except as expressly permitted under the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.
9.    Condemnation/Eminent Domain. Subject to the Credit Agreement, upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagee is hereby authorized and empowered by Mortgagor to settle or compromise any claim in connection with such condemnation. Notwithstanding the preceding sentence, provided no Event of Default shall have occurred and be continuing, (i) Mortgagor shall, at its expense, diligently prosecute any proceeding relating to such condemnation, (ii) Mortgagor may settle or compromise any claims in connection therewith and (iii) Mortgagor may receive any awards or proceeds thereof, provided that Mortgagor shall (a) in the event of a partial taking of an individual Mortgaged Property and to the extent reasonable possible promptly repair and restore the remaining portion of such Mortgaged Property to its condition prior to such condemnation, regardless of whether any award shall have been received or whether such award is sufficient to pay for the costs of such repair and restoration or, in the alternative, have the landlord of any leasehold Mortgaged Property repair and restore same in accordance with the applicable provisions of the applicable Mortgaged Lease, or (b) otherwise comply with the provisions of the Credit Agreement relating to a Recovery Event.
10.    Leases. Except as expressly permitted under the Credit Agreement, Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged

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Property other than in favor of Mortgagee, or (b) without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed, execute or permit to exist any Lease of any of the Mortgaged Property.
11.    Further Assurances. To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees upon written demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.
12.    Mortgagee’s Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor contained herein, within the applicable grace period, if any, provided for in the Credit Agreement, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage may (but shall be under no obligation to), at any time upon delivery of written notice to Mortgagor pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall be due on demand from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.
13.    Remedies.
(a)    Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:
(i)    This Mortgage shall be subject to foreclosure and may be foreclosed as provided by law in case of past-due mortgages, and Mortgagee shall be authorized, at its option, whether or not possession of the Mortgaged Property is taken, to sell the Mortgaged Property (or such part of parts thereof as Mortgagee may from time to time elect to sell) under the power of sale which is hereby given to Mortgagee, at public outcry, to the highest bidder for cash, at the front or main door of the courthouse of the county in which the Mortgaged Property to be sold, or a substantial or material part thereof, is located, after first giving notice by publication one a week for three successive weeks of the time, place and terms of such sale, together with a description of the Mortgaged Property to be sold, by publication in some newspaper published in the county or counties in which the Mortgaged Property to be sold is located. If there is Mortgaged Property to be sold in more than one county, publication shall be made in all counties where the Mortgaged Property to be sold is located, but if no newspaper is published in any such county, the notice shall be published in a

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newspaper published in an adjoining county for three successive weeks. The sale shall be held between the hours of 11:00 a.m. and 4:00 p.m. on the day designated for the exercise of the power of sale hereunder. Mortgagee may bid at any sale held under this Mortgage and may purchase the Mortgaged Property, or any part thereof, if the highest bidder therefor. The purchaser at any such sale shall be under no obligation to see to the proper application of the purchase money. At any sale all or any part of the Mortgaged Property, real, personal, or mixed, may be offered for sale in parcels or en masse for one total price, and the proceeds of any such sale en masse shall be accounted for in one amount without distinction between the items included therein and without assigning to them any proportion of such proceeds, Mortgagor hereby waiving the application of any doctrine of marshalling or like proceeding. In case Mortgagee, in the exercise of the power of sale herein given, elects to sell the Mortgaged Property in parts or parcels, sales thereof may be held from time to time, and the power of sale granted herein shall not be fully exercised until all of the Mortgaged Property not previously sold shall have been sold or all the Obligations shall have been paid in full and this Mortgage shall have been terminated as provided herein. In case of any sale of the Mortgaged Property as authorized by this paragraph, all prerequisites to the sale shall be presumed to have been performed, and in any conveyance given hereunder all statements of facts, or other recitals therein made, as to the nonpayment of any of the Obligations or as to the advertisement of sale, or the time, place and manner of sale, or as to any other fact or thing, shall be taken in all courts of law or equity as rebuttably presumptive evidence that the facts so stated or recited are true.
(ii)    Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Mortgaged Property, or (B) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the applicable Default Rate or a lesser amount if required by law and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. To the fullest extent permitted by applicable law, interest at the Default Rate shall be due on any judgment obtained by Mortgagee hereunder from the date of judgment until actual payment is made of the full amount of the judgment.
(iii)    Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any

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part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease subject to the rights of any existing tenants and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.
(b)    In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held as more particularly described in Section 14(a)(i).
(c)    Upon the occurrence and during the continuance of an Event of Default resulting from any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.
(d)    It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Mortgagee shall be held by Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations in the manner and in the order set forth in Section 6.5 of the Guarantee and Collateral Agreement.
[ADD OTHER LOCAL LAW REMEDIES, IF ANY]
14.    Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage in connection with the exercise of remedies hereunder upon the occurrence and during the continuation of any Event of Default, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.
15.    Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or

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other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.
16.    Extension, Release, etc.
(a)    Without affecting the lien or charge created by this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.
(b)    No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien created by this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.
(c)    If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien created by this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a foreclosure of the Mortgaged Property, or to terminate such tenant’s rights in such foreclosure will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien created by this Mortgage.
(d)    Unless expressly provided otherwise, in the event that Mortgagee’s interest in this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.
17.    Security Agreement under Uniform Commercial Code.
(a)    It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the “Code”) of the State in which the Mortgaged Property is located. If an Event of Default shall occur and

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be continuing under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys’ fees and legal expenses. At Mortgagee’s request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.
(b)    Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Code upon such portions of the Mortgaged Property that are or become fixtures. The addresses of the Mortgagor, as debtor, and Mortgagee, as secured party, are set forth in the first page of this Mortgage.
(c)    The real property to which the fixtures relate is described in Schedule A and Schedule B attached hereto. The record owner of the Owned Land is described in Schedule A and the record owner of the Leased Land is described on Schedule B. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is _______________.
18.    Assignment of Rents.
(a)    Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations secured hereby are paid in full, but Mortgagee hereby waive the right to

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enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence and during the continuation of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default under this Mortgage by giving not less than five days’ written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits and such Rents. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).
(b)    Mortgagor will not affirmatively do any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.
(c)    Except for any matter disclosed in the Credit Agreement, no action has been brought or, to the best of Mortgagor’s knowledge, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section and in the Leases.
19.    Additional Rights. The holder of any subordinate lien or subordinate mortgage on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien or subordinate mortgage join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void.
20.    Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 10.2 of the Credit Agreement to Mortgagor and to Mortgagee as specified therein.
21.    No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 10.1 of the Credit Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.
22.    Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.

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23.    Mortgagor’s Waiver of Rights.
(a)    Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default hereunder and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.
(b)    To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the power of sale, or other rights hereby created.
[ADD OTHER WAIVERS REQUIRED OR CUSTOMARY IN LOCAL JURISDICTION]
24.    Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Obligations and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security

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now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee as the case may be. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.
25.    Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Lenders to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or

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proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.
26.    Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns. The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.
27.    No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate mortgage or the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of this Mortgage over any subordinate lien or mortgage.
28.    Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State in which the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their respective terms the Loan Documents shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.
29.    Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent

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owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.
30.    Maximum Rate of Interest. Nothing herein contained, nor in any Loan Document or transaction related thereto, shall be construed or so operate as to require Mortgagor or any person liable for the payment of the Obligations made pursuant to the Credit Agreement, to pay interest in an amount or at a rate greater than the maximum allowed by law. Should any interest or other charges in the nature of the interest paid by Mortgagor or any parties liable for the payment of the Obligations made pursuant to the Credit Agreement result in the computation or earning of interest in excess of the maximum rate of interest allowed by applicable law, then any and all such excess shall be and the same is hereby waived by the holder hereof, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by the holder hereof to Mortgagor or any parties liable for the payment of the Obligations made pursuant to the said Credit Agreement, it being the intent of the parties hereto that under no circumstances shall Mortgagor or any parties liable for the payment of the Obligations hereunder be required to pay interest in excess of the maximum rate allowed by law.
31.    Mortgaged Lease Provisions.
(a)    Mortgagor shall pay or cause to be paid all rent and other charges required under the Mortgaged Leases as and when the same are due and shall promptly and faithfully perform or cause to be performed all other material terms, obligations, covenants, conditions, agreements, indemnities, representations, warranties or liabilities of the lessee under the Mortgaged Leases. Mortgagor shall not after the date hereof, unless Mortgagor shall receive a subordination, non-disturbance and attornment agreement reasonable acceptable to Mortgagee or except as required under the Mortgaged Leases, permit the subordination of the Mortgaged Leases to any mortgage or deed of trust and any attempt to do any of the foregoing shall be null and void and of no effect and shall constitute an Event of Default hereunder.
(b)    Except as may be expressly permitted under the Credit Agreement, Mortgagor shall do, or cause to be done, all things reasonable necessary to preserve and keep unimpaired all material rights of Mortgagor as lessee under the Mortgaged Leases, and to prevent any default under the Mortgaged Leases. Mortgagor does hereby authorize and irrevocably appoint and constitute Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, (i) to do and take, but without any obligation so to do, if Mortgagor fails to do so at least 5 Business Days prior to the expiration of any applicable cure period, any action which Mortgagee reasonably

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deems necessary or desirable to cure any default, or to prevent any imminent default, by Mortgagor under the Mortgaged Leases and (ii) to enter into and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable in order to take any action permitted to be taken by Mortgagee pursuant to clause (i) (in each case, with respect to all of the actions described in clauses (i) and (ii), after ten days’ notice to Mortgagor, unless Mortgagor has itself taken the action(s) in question within such ten day period), to the end that the rights of Mortgagor in and to the leasehold estate created by the Mortgaged Leases shall be kept unimpaired and free from default. All sums so expended by Mortgagee, with interest thereon at the Default Rate from the date of each such expenditure, shall be paid by Mortgagor to Mortgagee promptly upon demand by Mortgagee. Mortgagor shall, within 5 Business Days after written request by Mortgagee, execute and deliver to Mortgagee, or to any person designated by Mortgagee, such further instruments, agreements, powers, assignments, conveyances or the like as may be necessary to complete or perfect the interest, rights or powers of Mortgagee pursuant to this paragraph.
(c)    Mortgagor shall use commercially reasonable efforts to enforce the material obligations of the lessor under the Mortgaged Leases and shall promptly notify Mortgagee in writing of any material default by either the lessor or Mortgagor in the performance or observance of any of the terms, covenants and conditions contained in the Mortgaged Leases. Mortgagor shall deliver to Mortgagee, within ten Business Days after receipt, a copy of any written notice of default or noncompliance, material demand or material complaint made by the lessor under the Mortgaged Leases. If the lessor shall deliver to Mortgagee a copy of any notice of default given to Mortgagor, such notice shall constitute full authority and protection to Mortgagee for any actions taken or omitted to be taken in good faith by Mortgagee on such notice.
(d)    If any action or proceeding shall be instituted to evict Mortgagor or to recover possession of the Mortgaged Property from Mortgagor or any part thereof or interest therein or any action or proceeding otherwise affecting the Mortgaged Leases or this Mortgage shall be instituted, then Mortgagor shall, immediately after receipt deliver to Mortgagee a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and all other pleadings and papers, however designated, served in any such action or proceeding.
(e)    Mortgagor covenants and agrees that the fee title to the Leased Land and the leasehold estate created under the Mortgaged Leases shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in Mortgagor or a third party by purchase or otherwise; and in case Mortgagor acquires the fee title or any other estate, title or interest in and to the Leased Land, the lien of this Mortgage shall, without further conveyance, simultaneously with such acquisition, be spread to cover and attach to such acquired estate and as so spread and attached shall be prior to the lien of any Mortgage placed on the acquired estate after the date of this Mortgage.
(f)    No release or forbearance of any of Mortgagor’s obligations under the Mortgaged Leases, pursuant to the Mortgaged Leases or otherwise, shall release Mortgagor

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from any of its obligations under this Mortgage, including its obligations to pay rent and to perform all of the terms, provisions, covenants, conditions and agreements of the lessee under the Mortgaged Leases.
(g)    Upon the occurrence and during the continuance of any Event of Default hereunder, all rights of consent and approval, and all elections of Mortgagor as lessee under the Mortgaged Leases, together with the right to terminate or to modify the Mortgaged Leases, which have been assigned for collateral purposes to Mortgagee, shall automatically vest exclusively in and be exercisable solely by Mortgagee.
(h)    Mortgagor will give Mortgagee prompt written notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of any Mortgaged Lease involving amounts in excess of $100,000 on a present value basis. So long as no Event of Default shall have occurred and be continuing hereunder, Mortgagor may conduct such proceeding provided that (i) Mortgagee shall have the right to intervene and participate in any such proceeding, (ii) Mortgagor shall confer with Mortgagee, (iii) Mortgagor shall exercise all rights of arbitration conferred upon it by the Mortgaged Leases and (iv) Mortgagor’s selection of an arbitrator or appraiser shall be subject to prior written approval by Mortgagee; provided, however, that automatically upon the occurrence of an Event of Default and for so long as it shall be continuing, Mortgagee shall have the sole authority to conduct any such proceeding and Mortgagor hereby irrevocably appoints and constitutes Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to exercise, at the expense of Mortgagor, all right, title and interest of Mortgagor in connection with such proceeding, including the right to appoint arbitrators and to conduct arbitration proceedings on behalf of Mortgagor, following and during the continuance of an Event of Default. Nothing contained herein shall obligate Mortgagee to participate in such proceeding.
(i)    Mortgagor shall give Mortgagee simultaneous written notice of any exercise of any option or right to renew or extend the term of a Mortgage Lease, together with a copy of the notice or other document given to the lessor, and shall promptly deliver to Mortgagee a copy of any acknowledgment by such lessor of the exercise of such option or right. Nothing contained herein shall affect or limit any rights of Mortgagor or Mortgagee granted under the Mortgaged Leases.
(j)    Mortgagor shall, within ten (10) Business Days after written demand from Mortgagee, deliver to Mortgagee proof of payment of all items that are required to be paid by Mortgagor under the Mortgaged Leases, including, without limitation, rent, taxes, operating expenses and other charges.
(k)    (i). The lien of this Mortgage shall attach to all of Mortgagor’s rights and remedies at any time arising under or pursuant to Section 365(h) of the Bankruptcy Code, 11 U.S.C. § 365(h), as the same may hereafter be amended (the “Bankruptcy Code”), including, without limitation, all of Mortgagor’s rights to remain in possession of the Leased Land. Except as may be expressly permitted under the Credit Agreement, Mortgagor shall not, without Mortgagee’s prior written consent,

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elect to treat the applicable Mortgaged Lease as terminated under Section 365(h)(1)(A)(i) of the Bankruptcy Code. Any such election made without Mortgagee’s consent shall be void.
(ii)    Mortgagee shall have the right, if an Event of Default shall have occurred and be continuing or if Mortgagor fails to do so at least 5 Business Days prior to the last day on which the Mortgagor has the right to do so, to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Mortgaged Lease by the lessor or any other party, including, without limitation, the right to file and prosecute under the Bankruptcy Code, without joining or the joinder of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents. Any amounts received by Mortgagee as damages arising out of the rejection of any Mortgaged Lease as aforesaid shall be applied first to all costs and expenses of Mortgagee (including, without limitation, reasonable attorneys’ fees) incurred in connection with the exercise of any of its rights or remedies under this paragraph and thereafter in accordance with Section 13(d) of this Mortgage. Mortgagor acknowledges that the assignment of all claims and rights to the payment of damages from the rejection of any Mortgaged Lease made under the granting clauses of this Mortgage constitutes a present irreversible and unconditional assignment and Mortgagor shall, at the request of Mortgagee, promptly make, execute, acknowledge and deliver, in form and substance satisfactory to Mortgagee, a UCC Financing Statement (Form UCC-1) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Mortgagee to carry out such assignment.
(iii)    If pursuant to Section 365(h)(1)(B) of the Bankruptcy Code, Mortgagor shall seek to offset against the rent reserved in the Mortgaged Leases the amount of any damages caused by the nonperformance by the lessor or any other party of any of their respective obligations under such Mortgaged Leases after the rejection by the lessor or such other party of such Mortgaged Leases under the Bankruptcy Code, then Mortgagor shall, if a Default or Event of Default shall have occurred and be continuing, prior to effecting such offset, notify Mortgagee of its intent to do so, setting forth the amount proposed to be so offset and the basis therefor. In such event, Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of Mortgagee, would constitute a breach of such Mortgaged Lease, and in the event of such objection, Mortgagor shall not effect any offset of the amounts found objectionable by Mortgagee. Neither Mortgagee’s failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Mortgagee.
(iv)    If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor under any Mortgaged Lease or any other party or in respect of any such Mortgaged Lease in connection with any case under the Bankruptcy Code, then Mortgagee shall have the option, exercisable upon notice from Mortgagee to Mortgagor, to conduct and control any such litigation with counsel

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of Mortgagee’s choice. Mortgagee may proceed in its own name or in the name of Mortgagor in connection with any such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents or other documents required by Mortgagee in connection therewith. Mortgagor shall, upon demand, pay to Mortgagee all costs and expenses (including reasonable attorneys’ fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings. Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of any Mortgaged Lease in any such case under the Bankruptcy Code without the prior written consent of Mortgagee.
(v)    Mortgagor shall, after obtaining knowledge thereof, promptly notify Mortgagee of any filing by or against the lessor or other party with an interest in the Real Estate of a petition under the Bankruptcy Code. Mortgagor shall promptly deliver to Mortgagee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with any such petition and any proceedings relating thereto.
(vi)    If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code and Mortgagor, as lessee under the applicable Mortgaged Lease, shall determine to reject such Mortgaged Lease pursuant to Section 365(a) of the Bankruptcy Code, then Mortgagor shall give Mortgagee not less than 20 days’ prior notice of the date on which Mortgagor shall apply to the Bankruptcy Court for authority to reject such Mortgaged Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such twenty (20) day period a notice stating that Mortgagee demands that Mortgagor apply to the Bankruptcy Court for authority to assume and assign such Mortgaged Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code. If Mortgagee shall serve upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject such Mortgaged Lease and shall comply with the demand provided for in the preceding sentence. In addition, effective upon the entry of an order for relief with respect to Mortgagor under the Bankruptcy Code, Mortgagor hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the Bankruptcy Court under subsection 365(d)(4) of the Bankruptcy Code for an order extending the period during which such Mortgaged Lease may be rejected or assumed.
(l)    Mortgagor shall request and use commercially reasonable efforts to furnish to Mortgagee, from time to time upon receipt of reasonable notice from Mortgagee, in form and substance reasonably satisfactory to Mortgagee, an estoppel certificate from the lessor under any Mortgaged Leases with respect to such Mortgaged Lease.
(m)    If any Mortgaged Lease shall be terminated prior to the natural expiration of its term, and if, pursuant to any provision of such Mortgaged Lease or otherwise, Mortgagee or its designee shall acquire from the lessor under such Mortgaged Lease a new lease of the Real Estate or any part thereof, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

23

(n)    Notwithstanding anything to the contrary set forth herein, to the extent that any covenant or other obligation of Mortgagor contained herein shall be expressly imposed upon the lessor under any Mortgaged Lease pursuant to the provisions thereof, Mortgagor shall not be deemed to be in default of such obligation or covenant with respect to such portion of the Premises as is covered by such Mortgaged Lease, provided that Mortgagor shall be using commercially reasonable efforts to enforce such obligations of such lessor in accordance with the terms of the applicable Mortgaged Lease.
32.    Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by Mortgagor in a transaction permitted by the Credit Agreement, such Mortgaged Property shall be automatically released from the Lien of this Mortgage without further action on the part of Mortgagor, Mortgagee or the Lenders, and shall cease to constitute collateral hereunder, and then Mortgagee, at the request and sole expense of Mortgagor, shall execute and deliver to Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property. No consent of any Qualified Counterparty shall be required for any release of Mortgaged Property pursuant to this Section 32.
33.    Last Dollars Secured; Priority. To the extent that this Mortgage secures only a portion of the indebtedness owing or which may become owing by Mortgagor to the Secured Parties, the parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until such lien amount shall equal the principal amount of the Obligations outstanding.
34.    Receipt of Copy. The Mortgagor acknowledges that it has received a true copy of this Mortgage.
35.    [__________ Law Provisions.]    [ADD OTHER PROVISIONS REQUIRED OR CUSTOMARY IN LOCAL JURISDICTION.]

24

This Mortgage has been duly executed by Mortgagor as of the date first set forth above.

MAPCO EXPRESS, INC.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF ACKNOWLEDGMENT
State of ____________________    )
County of __________________    ) ss:
On the ___ day of ______________ in the year 20__ before me, the undersigned, personally appeared ________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

NOTARY PUBLIC

2

Schedule A
Description of the Owned Land

Schedule B
Description of the Leased Land and Mortgaged Leases

EXHIBIT E
FORM OF
ASSIGNMENT AND ACCEPTANCE
Reference is made to the Third Amended and Restated Credit Agreement, dated as of May 6, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower thereunder by execution of a joinder, as “Borrowers”), the Lenders parties thereto, FIFTH THIRD BANK, an Ohio banking corporation, as joint lead arranger and sole bookrunner (in such capacity, the “Arranger”), FIFTH THIRD BANK, an Ohio banking corporation, as administrative agent (in such capacity, the “Administrative Agent”), and others. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
The Assignor identified on Schedule 1 hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:
1.    The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.
2.    The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any of its Subsidiaries or any other obligor or the performance or observance by such Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3.    The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.18(d) of the Credit Agreement.
4.    The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).
5.    Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]
6.    From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
7.    This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1
to Assignment and Acceptance

Name of Assignor:
Name of Assignee:
Effective Date of Assignment:

Credit Facility Assigned	Principal Amount Assigned	[Revolving Credit Percentage Assigned]*

	$_______	___.___%

[Name of Assignee]		[Name of Assignor]

By:		By:
Title:		Title:

*	Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

Accepted:	Consented To:*

FIFTH THIRD BANK, as Administrative Agent	MAPCO EXPRESS, INC.

By:	By:
Title:	Title:

FIFTH THIRD BANK, as Administrative Agent

By:
Title:

[Issuing Lender]

By:
Title:

* If required.

EXHIBIT G-1
FORM OF THIRD AMENDED AND SUBSTITUTED REVOLVING CREDIT NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York
Dated as of April 28, 2005
Amended and Substituted as of December 10, 2009
Further Amended and Substituted as of December 23, 2010 Further Amended and Substituted as of ________ ___, 2014

FOR VALUE RECEIVED, the undersigned, MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower under the Credit Agreement referred to below by execution of a joinder, the “Borrowers”), hereby unconditionally, jointly and severally, promise to pay to ___________________ (the “Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) ___________ DOLLARS ($______________), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to Section 2.4 of the Credit Agreement. The Borrowers further jointly and severally agree to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of the Credit Agreement.
The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrowers in respect of any Revolving Credit Loan.
This Third Amended and Substituted Revolving Credit Note (a) is one of the Revolving Credit Notes referred to in the Third Amended and Restated Credit Agreement dated as of May 6, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lender, the other Lenders parties thereto, Fifth Third Bank, as Administrative Agent, and others, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
It is expressly understood and agreed by each Borrower that (i) the principal balance of this Note includes certain Obligations hitherto evidenced by those certain Revolving Credit Notes dated April 28, 2005, those certain Amended and Substituted Revolving Credit Notes dated as of December 10, 2009, those certain Second Amended and Substituted Revolving Credit Notes dated as of December 23, 2010 and any other Revolving Credit Notes executed by any Borrower in favor of Lender in accordance with the Credit Agreement (the “Existing Notes”) and (ii) to the extent any of such Obligations are included in the principal balance of this Note, this Note (a) merely re-evidences such Obligations, (b) is given in substitution for, and not in payment of, the Existing Notes and (c) is in no way intended, and shall not be deemed or construed, to constitute a novation of the Existing Notes.

2

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MAPCO EXPRESS, INC.

By:
Name:
Title:

By:
Name:
Title:

Schedule A
to Revolving Credit Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS
Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule B
to Revolving Credit Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS
Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT G-2
FORM OF THIRD AMENDED AND SUBSTITUTED SWING LINE NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$10,000,000	New York, New York
Dated as of April 28, 2005
Amended and Substituted as of December 10, 2009
Further Amended and Substituted as of December 23, 2010 Further Amended and Substituted as of ______ __, 2014

FOR VALUE RECEIVED, the undersigned, MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower under the Credit Agreement referred to below by execution of a joinder, the “Borrowers”), hereby unconditionally, jointly and severally, promise to pay to Fifth Third Bank (the “Swing Line Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) TEN MILLION DOLLARS ($10,000,000), or, if less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrowers pursuant to Section 2.23 of the Credit Agreement, as hereinafter defined, outstanding on such date. The Borrowers further jointly and severally agree to repay each outstanding Swing Line Loan made by the Swing Line Lender on the date that is the earlier of (x) the Revolving Credit Termination Date and (y) the date that is the seventh Business Day after the date on which such Swing Line Loan is made. Furthermore, the Borrowers agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of such Credit Agreement.
The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrowers in respect of any Swing Line Loan.
This Third Amended and Substituted Swing Line Note (a) is the Swing Line Note referred to in the Third Amended and Restated Credit Agreement dated as of May 6, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Swing Line Lender, the other Lenders parties thereto,

Fifth Third Bank, as Administrative Agent, and others, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed to the extent provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
It is expressly understood and agreed by each Borrower that (i) the principal balance of this Note includes certain Obligations hitherto evidenced by that certain Swing Line Note dated April 28, 2005, that certain Amended and Substituted Swing Line Note dated December 10, 2009, that certain Second Amended and Substituted Swing Line Note dated December 23, 2010 and any other Swing Line Notes executed by any Borrower in favor of Swing Line Lender in accordance with the Credit Agreement (the “Existing Notes”) and (ii) to the extent any of such Obligations are included in the principal balance of this Note, this Note (a) merely re-evidences such Obligations, (b) is given in substitution for, and not in payment of, the Existing Notes and (c) is in no way intended, and shall not be deemed or construed, to constitute a novation of the Existing Notes.

2

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MAPCO EXPRESS, INC.

By:
Name:
Title:

By:
Name:
Title:

ANNEX I
Schedule A
to Swing Line Note

LOANS AND REPAYMENTS OF SWING LINE LOANS
Date	Amount of Swing Line Loans	Amount of Principal of Swing Line Loans Repaid	Unpaid Principal Balance of Swing Line Loans	Notation Made By

EXHIBIT H
FORM OF EXEMPTION CERTIFICATE
Reference is made to the Third Amended and Restated Credit Agreement, dated as of May 6, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower thereunder by execution of a joinder, the “Borrowers”), the Lenders parties thereto, FIFTH THIRD BANK, as Joint Lead Arranger and Sole Bookrunner, FIFTH THIRD BANK, as Administrative Agent, and others. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.
(the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.18(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:
SECTION 18.    The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.
SECTION 19.    The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:
19.1    the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and
19.2    the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;
SECTION 20.    The Non-U.S. Lender is not a 10-percent shareholder of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code; and
SECTION 21.    The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.
[NAME OF NON-U.S. LENDER]

By:
    Name:
    Title:
Date:

EXHIBIT I
FORM OF BORROWING NOTICE
To:    Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attention: Judy Huls
Telecopy: 513-534-0875
Telephone: 513-579-4224

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of May 6, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower under the Credit Agreement referred to below by execution of a joinder, the “Borrowers”), the Lenders party thereto (the “Lenders”), Fifth Third Bank, as Joint Lead Arranger and Sole Bookrunner, Fifth Third Bank, as Administrative Agent, and others. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.
The Borrowers hereby give notice to the Administrative Agent that Loans under the Facility, and of the type and amount, set forth below are requested to be made on the date indicated below:
REVOLVING CREDIT LOANS

Type of Loans	Interest Period	Aggregate Amount	Date of Loans

Base Rate Loans	N/A
Eurodollar Loans*

The Borrowers hereby request that the proceeds of Loans described in this Borrowing Notice be made available to it as follows:
[insert transmittal instructions].
The Borrowers hereby certify that all conditions contained in the Credit Agreement to the making of any Loan requested have been met or satisfied in full.
*If more than one Interest Period is requested, the Borrowers shall list duration of each requested Interest Period and the amount of requested Loans allocated to each Interest Period.

MAPCO EXPRESS, INC.

By:
    Title:
DATE:

EXHIBIT J
Form of New Lender Supplement

SUPPLEMENT, dated ____________________, to the THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 6, 2014 (as amended, restated, amended and restated supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower thereunder by execution of a joinder in the form of Exhibit A attached thereto, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), and FIFTH THIRD BANK, an Ohio banking corporation, as administrative agent (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrowers have requested that the Total Revolving Credit Commitments be increased by $[_________] to $[_________] pursuant to Section 2.26 to the Credit Agreement;

WHEREAS, Section 2.26(b) of the Credit Agreement provides that any bank, financial institution or other entity, although not originally a party thereto, may become a party to the Credit Agreement in accordance with the terms thereof by executing and delivering to the Borrowers and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto.

NOW, THEREFORE, the undersigned hereby agrees as follows:

1.    The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrowers and the Administrative Agent, become a Revolving Credit Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Revolving Credit Commitment of $_______________.

2.    The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.18 of the Credit Agreement.

3.    The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

____________________
____________________

4.    Terms defined in the Credit Agreement shall have their defined meanings when used herein.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By:______________________________
Name:____________________________
Title:_____________________________

Accepted this __ day of
__________, 20__.

MAPCO EXPRESS, INC.

By:_________________________
Name:______________________
Title:_______________________

Accepted this __ day of
__________, 20__.

FIFTH THIRD BANK, an Ohio banking
corporation, as Administrative Agent

By:_________________________
Name:______________________
Title:_______________________

EXHIBIT K
Form of Revolving Credit Commitment Increase Supplement

SUPPLEMENT, dated ____________________, to the THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 6, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”, together with each other Person who becomes a borrower thereunder by execution of a joinder in the form of Exhibit A attached thereto, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), FIFTH THIRD BANK, an Ohio banking corporation, as administrative agent (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrowers have requested that the Total Revolving Credit Commitments be increased by $[_________] to $[_________] pursuant to Section 2.26 to the Credit Agreement;

WHEREAS, Section 2.26(b) of the Credit Agreement provides that the undersigned may increase the amount of its Revolving Credit Commitment in accordance with the terms thereof by executing and delivering to the Borrowers and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned now desires to increase the amount of its Revolving Credit Commitment under the Credit Agreement.

NOW, THEREFORE, the undersigned hereby agrees as follows:

1.    Subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrowers and the Administrative Agent it shall have its Revolving Credit Commitment increased by $_______________, thereby making the amount of its Revolving Credit Commitment $_______________.

2.    Terms defined in the Credit Agreement shall have their defined meanings when used herein.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By:______________________________
Name:____________________________
Title:_____________________________

Accepted this __ day of
__________, 20__.

MAPCO EXPRESS, INC.

By:_________________________
Name:______________________
Title:_______________________

Accepted this __ day of
__________, 20__.

FIFTH THIRD BANK, an Ohio banking
corporation, as Administrative Agent

By:_________________________
Name:______________________
Title:_______________________